                                                                    EXHIBIT 10.1
                                                                  CONFORMED COPY

================================================================================

                              AMENDED AND RESTATED

                 AGREEMENT AND PLAN OF RESTRUCTURING AND MERGER

                                      AMONG

                             UNITEDGLOBALCOM, INC.,

                           NEW UNITEDGLOBALCOM, INC.,

                       UNITED/NEW UNITED MERGER SUB, INC.,

                           LIBERTY MEDIA CORPORATION,

                       LIBERTY MEDIA INTERNATIONAL, INC.,

                              LIBERTY GLOBAL, INC.

                                       AND

                      EACH PERSON INDICATED AS A "FOUNDER"

                          ON THE SIGNATURE PAGES HERETO




                  ---------------------------------------------

                          DATED AS OF DECEMBER 31, 2001
                  ---------------------------------------------

================================================================================


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                                TABLE OF CONTENTS

ARTICLE I   DEFINITIONS.........................................................................................2

      1.1    Definitions........................................................................................2
      1.2    Additional Terms..................................................................................10

ARTICLE II  CONTRIBUTIONS, REORGANIZATION AND RELATED TRANSACTIONS.............................................13

      2.1    Pre-Closing Restructuring Transactions............................................................13
      2.2    Contributions and Restructuring...................................................................14
      2.3    Repayment of Indebtedness.........................................................................17
      2.4    Certain Adjustments...............................................................................19
      2.5    United/New United Merger..........................................................................19

ARTICLE III [RESERVED].........................................................................................22

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF LIBERTY MEDIA, LIBERTY GLOBAL AND LMI............................22

      4.1    Organization, Good Standing and Authority.........................................................22
      4.2    Power; Authorization and Validity; Consents; No Conflicts.........................................22
      4.3    Brokers' and Finders' Fees........................................................................23
      4.4    Legal Proceedings.................................................................................23
      4.5    Ownership of United Class B Stock.................................................................23
      4.6    [Reserved.].......................................................................................24
      4.7    Belmarken Notes...................................................................................24
      4.8    [Reserved.].......................................................................................24
      4.9    Investment Intent.................................................................................24
      4.10   Registration Statement; Proxy Statement...........................................................24
      4.11   Liberty UPC Bonds.................................................................................24

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF THE FOUNDERS.....................................................24

      5.1    Organization, Good Standing and Authority.........................................................25
      5.2    Power; Authorization and Validity; Consents; No Conflicts.........................................25
      5.3    Founder Newcos....................................................................................26
      5.4    Brokers' and Finders' Fees........................................................................27
      5.5    Information.......................................................................................27
      5.6    Legal Proceedings.................................................................................27
      5.7    Ownership of United Class B Stock and New United Class B Stock....................................27
      5.8    Investment Intent.................................................................................27
      5.9    Registration Statement; Proxy Statement...........................................................27

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF UNITED AND NEW UNITED............................................27

      6.1    Representations and Warranties of United..........................................................28

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      6.2    Representations and Warranties of New United......................................................43

ARTICLE VII CERTAIN COVENANTS OF THE PARTIES...................................................................50

      7.1    Conduct of Business in Ordinary Course Pending Closing............................................50
      7.2    Stockholders Meeting..............................................................................55
      7.3    Proxy Statement; Registration Statement; Other Commission Filings.................................55
      7.4    No Solicitation; Acquisition Proposals............................................................56
      7.5    Consents and Approvals............................................................................57
      7.6    Tax-Free Exchange.................................................................................58
      7.7    Stockholders Agreement............................................................................59
      7.8    Voting Agreement..................................................................................59
      7.9    United/Liberty Agreement..........................................................................59
      7.9A   New United Covenant Agreement.....................................................................59
      7.9B   No Waiver Agreement...............................................................................59
      7.10   Standstill Agreement..............................................................................59
      7.11   Registration Rights Agreement.....................................................................59
      7.12   Exchange Agreement................................................................................59
      7.13   Listing Application...............................................................................60
      7.14   Investigation; Confidentiality....................................................................60
      7.15   [Reserved.].......................................................................................61
      7.16   [Reserved.].......................................................................................61
      7.17   [Reserved.].......................................................................................61
      7.18   [Reserved.].......................................................................................61
      7.19   [Reserved.].......................................................................................61
      7.20   UPC Bonds.........................................................................................61
      7.21   Senior Secured Notes..............................................................................61
      7.22   Fairness Opinions.................................................................................62
      7.23   Interim Stockholder Arrangements..................................................................62

ARTICLE VIII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY TO CLOSE....................................63

      8.1    United Stockholder Approval.......................................................................63
      8.2    HSR Act...........................................................................................63
      8.3    Consents and Approvals............................................................................63
      8.4    Absence of Injunctions............................................................................63
      8.5    Fairness Opinions.................................................................................64
      8.6    Transaction Documents.............................................................................64

ARTICLE IX  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF NEW UNITED TO CLOSE.....................................64

      9.1    Representations and Warranties True as of the Closing Date........................................64
      9.2    Compliance with this Agreement....................................................................64
      9.3    Certificates......................................................................................64
      9.4    Opinion of Counsel to the Liberty Parties.........................................................65

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ARTICLE X   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES TO THE UNITED/NEW UNITED MERGER.............65

      10.1   United's Obligation...............................................................................65
      10.2   New United's Obligation...........................................................................65

ARTICLE XI  CONDITIONS PRECEDENT TO THE OBLIGATION OF THE LIBERTY PARTIES TO CLOSE.............................66

      11.1   Representations and Warranties True as of the Closing Date........................................66
      11.2   Compliance with this Agreement....................................................................66
      11.3   Certificates......................................................................................66
      11.4   Opinion of Counsel to United......................................................................67
      11.5   [Reserved.].......................................................................................67
      11.6   Tax Opinion.......................................................................................67
      11.7   [Reserved.].......................................................................................67
      11.8   [Reserved.].......................................................................................67
      11.9   Indenture.........................................................................................67
      11.10  Fee Letter........................................................................................67
      11.11  [Reserved.].......................................................................................67
      11.12  [Reserved.].......................................................................................67
      11.13  [Reserved.].......................................................................................68

ARTICLE XII CONDITIONS PRECEDENT TO THE OBLIGATION OF THE FOUNDERS TO CLOSE....................................68

      12.1   Representations and Warranties True as of the Closing Date........................................68
      12.2   Compliance with this Agreement....................................................................68
      12.3   Certificates......................................................................................68
      12.4   [Reserved.].......................................................................................68
      12.5   Tax Opinion.......................................................................................69

ARTICLE XIII TAX MATTERS.......................................................................................69

      13.1   [Reserved.].......................................................................................69
      13.2   [Reserved.].......................................................................................69
      13.3   [Reserved.].......................................................................................69
      13.4   Transfer Taxes....................................................................................69
      13.5   [Reserved.].......................................................................................69
      13.6   [Reserved.].......................................................................................69
      13.7   [Reserved.].......................................................................................69
      13.8   [Reserved.].......................................................................................69
      13.9   Restructuring Transaction Indemnity...............................................................69
      13.10  Treatment of Indemnity Payments...................................................................70
      13.11  Survival..........................................................................................70

ARTICLE XIV CLOSING; CLOSING DATE..............................................................................70

      14.1   Closing...........................................................................................70
      14.2   Closing Deliveries................................................................................70

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ARTICLE XV  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION.............................74

      15.1   Survival of Representations, Warranties and Covenants.............................................74
      15.2   Indemnification by Liberty Party..................................................................74
      15.3   Indemnification by Founders.......................................................................75
      15.4   Indemnification by New United and United..........................................................75
      15.5   Defense of Action.................................................................................76
      15.6   Limitations on Indemnification for Breach of Representations and Warranties.......................77
      15.7   Insurance Proceeds................................................................................78
      15.8   Exclusive Monetary Remedy; No Consequential Damages...............................................78

ARTICLE XVI TERMINATION OF AGREEMENT...........................................................................78

      16.1   Termination.......................................................................................78
      16.2   Limitation of Liabilities in the Event of Termination.............................................79
      16.3   Stockholder Arrangements..........................................................................79

ARTICLE XVII MISCELLANEOUS.....................................................................................80

      17.1   Expenses..........................................................................................80
      17.2   Entire Agreement; Release.........................................................................80
      17.3   Governing Law; Waiver of Jury Trial, Etc..........................................................81
      17.4   Headings..........................................................................................81
      17.5   Notices...........................................................................................81
      17.6   Separability......................................................................................83
      17.7   Amendment; Waiver.................................................................................83
      17.8   Publicity.........................................................................................83
      17.9   Assignment and Binding Effect.....................................................................83
      17.10  No Benefit to Others..............................................................................83
      17.11  Counterparts......................................................................................83
      17.12  Interpretation....................................................................................83
      17.13  Rules of Construction.............................................................................84


                              AMENDED AND RESTATED

                 AGREEMENT AND PLAN OF RESTRUCTURING AND MERGER

                  This AMENDED AND RESTATED AGREEMENT AND PLAN OF RESTRUCTURING AND MERGER (this "AGREEMENT") is entered into as of December 31, 2001 (the "AMENDMENT DATE") among UnitedGlobalCom, Inc., a Delaware corporation ("UNITED"), New UnitedGlobalCom, Inc., a Delaware corporation ("NEW UNITED"), United/New United Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of New United ("UNITED/NEW UNITED MERGER SUB"), Liberty Media Corporation, a Delaware corporation ("LIBERTY MEDIA"), Liberty Media International, Inc., a Delaware corporation ("LMI"), Liberty Global, Inc., a Delaware corporation ("LIBERTY GLOBAL") and each Person indicated as a "Founder" on the signature pages hereto (each such Person, a "FOUNDER"). Capitalized terms used and not otherwise defined in this Agreement have the respective meanings ascribed thereto in Section 1.1.

                              W I T N E S S E T H :

                  WHEREAS, United, Liberty Media and LMI have entered into an Agreement and Plan of Restructuring and Merger, dated as of December 3, 2001 (the "ORIGINAL AGREEMENT"), setting forth the terms and conditions upon which, among other things, the following transactions will occur as part of the same plan of restructuring: (a) Liberty Media will contribute or cause to be contributed to New United all of the shares of Class B Common Stock, par value US $0.01 per share, of United ("UNITED CLASS B STOCK") owned by Liberty Media and its wholly owned Subsidiaries and some of the shares of Class A Common Stock, par value US $0.01 per share, of United ("UNITED CLASS A STOCK and, together with the United Class B Stock, "UNITED COMMON STOCK") owned by Liberty Media and its wholly owned Subsidiaries in exchange for an equal number of shares of Class C Common Stock, par value US $0.01 per share, of New United ("NEW UNITED CLASS C STOCK"), (b) the Founders will contribute all of the shares of United Class B Stock owned by them to their respective Founder Newco (as defined herein) and cause each Founder Newco to merge into New United in exchange for a number of shares of Class B Common Stock, par value US $0.01 per share, of New United ("NEW UNITED CLASS B STOCK") equal to the number of shares of United's common stock then owned by such Founder Newco, (c) United/New United Merger Sub will merge with and into United, with United being the surviving entity in such merger and the outstanding stock of United being converted into stock of New United or stock of the surviving entity in such merger or cancelled, as more fully described herein, and (d) Liberty Media will contribute or cause to be contributed certain assets and liabilities of its subsidiary, Liberty-Belmarken, Inc., a Delaware corporation ("LIBERTY SUB"), all of the Liberty UPC Bonds (as defined herein) and cash to New United in exchange for shares of New United Class C Stock; and

                  WHEREAS, the parties have decided to amend and restate the Original Agreement in its entirety in order to (a) provide that the holders of all of the issued and outstanding shares of United Preferred Stock will receive merger consideration consisting of shares of New United Class A Stock, (b) amend the Liberty UPC Bond Cost as of November 30,

2001 as set forth on SCHEDULE 1.1 attached to this Agreement, and (c) make certain other amendments to the Agreement, as more fully set forth herein; and

                  WHEREAS, concurrent with the execution and delivery of the Original Agreement, the Senior Notes Agreements were entered into and, in accordance therewith, (a) Liberty acquired from United 11,976,048 shares of United Class A Stock for US $20,000,000 in cash (the "NOTE SHARES") and an additional 14,970 shares of United Class A Stock for US $25,000 in cash, (b) United acquired all of the Senior Notes in exchange for US $20,000,000 in cash, (c) United paid an aggregate of US $241,309,065.79 (the "MAKE WHOLE PAYMENT") to the holders of the Senior Notes (collectively, the "MAKE WHOLE BANKERS") in satisfaction in full of its obligations under the Fee Letter, and (d) to facilitate the foregoing, Liberty and Liberty Argentina, Inc., a Delaware corporation and a wholly owned Subsidiary of Liberty ("LIBERTY ARGENTINA"), paid a total of US $241,309,065.79 to UIPI and United as prepayment in full of the indebtedness evidenced by the $200,000,000 Note and as a partial prepayment of the indebtedness evidenced by the $310,000,000 Notes;

                  NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

                  "$200,000,000 NOTE" means the promissory note, dated December 8, 2000, in the principal amount of US $200 million payable by Liberty Media to United, which promissory note was canceled and returned to Liberty Media upon the prepayment on the Original Agreement Date of the indebtedness evidenced thereby.

                  "$310,000,000 NOTES" means the promissory note, dated December 27, 2000, in the original principal amount of US $42,405,760 (US $22,411,979.02 of which principal amount, together with all accrued and unpaid interest on the entire principal amount of such promissory note through December 2, 2001, was paid by Liberty Argentina on December 3, 2001) payable by Liberty Argentina to United, which promissory note is now held by UIPI, the promissory note, dated February 5, 2001, in the principal amount of US $33,827,447 payable by Liberty Argentina to United, which promissory note is now held by UIPI, and the promissory note, dated April 30, 2001, in the principal amount of US $233,766,793 payable by Liberty Argentina to UIPI.

                  "ADJUSTMENT" means the deemed increase in a Tax, determined using the assumptions set forth in the next sentence, resulting from an adjustment made with respect to any amount reflected or required to be reflected on any Tax Return relating to such Tax. For purposes of determining such deemed increase in Tax, the following assumptions will be used: (a) in the case of any Income Tax, the highest marginal Tax rate or, in the case of any other Tax, the highest applicable Tax rate, in each case in effect with respect to that Tax for the Taxable period or any portion of the Taxable period to which the adjustment relates; and (b) such determination shall be made without regard to whether any actual increase in such Tax will in fact be realized with respect to the Tax Return to which such adjustment relates (as a result, for example, of losses, credits or other offsets against Tax).

                  "AFFILIATE" of a Person shall mean any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person in question. Notwithstanding anything in the foregoing to the contrary, under no circumstances will New United, United or any of their respective Subsidiaries be considered an Affiliate of Liberty or LMI.

                  "AFTER-TAX BASIS" shall mean an amount that, after subtraction of the aggregate additional Taxes incurred or to be incurred by the party receiving the indemnification payment, is equal to the amount of the correlative Adjustment. For purposes of determining such additional Taxes incurred or to be incurred, the following assumptions will be used: (a) in the case of any Income Tax, the highest marginal Tax rate or, in the case of any other Tax, the highest applicable Tax rate, in each case in effect with respect to that Tax for the Taxable period or any portion of the Taxable period to which the indemnification payment relates; and (b) such determination shall be made without regard to whether any actual additional Taxes will in fact be realized with respect to the Tax Return to which such payment relates (as a result, for example, of losses, credits or other offsets against Tax).

                  "AUGUST 1999 AGREEMENT" means the letter agreement, dated August 30, 1999, among UPC, United and Liberty Media, including the exhibits thereto.

                  "AVAILABLE NEW UNITED COMMISSION FILINGS" means the Registration Statement.

                  "AVERAGE MARKET PRICE" means, with respect to any publicly traded security as of any relevant date of determination, the average of the Closing Prices per share or other unit of such security for the period of ten Trading Days ending on and including the third Trading Day prior to such relevant date of determination.

                  "BELMARKEN LOAN AGREEMENTS" means, collectively, the Loan Agreement, dated as of May 25, 2001, among Belmarken Holding B.V., UPC, UPC Internet Holding B.V. and Liberty Sub, and all agreements, including pledge and security agreements, entered into or to be entered into in connection therewith.

                  "BELMARKEN NOTES" means the 6% Guaranteed Discount Notes due 2007 issued pursuant to the Belmarken Loan Agreements.

                  "BUSINESS DAY" means any day other than Saturday, Sunday and a day on which banks are required or permitted to close in Denver, Colorado or New York, New York.

                  "CLOSING DATE" means the date on which the Closing occurs.

                  "CLOSING PRICE" of a share or other unit of any security on any Trading Day is (i) the last reported sale price for a share or other unit of such security on such Trading Day as

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reported on the principal United States or foreign securities exchange on which such security is listed or admitted for trading or (ii) if such security is not listed or admitted for trading on any such securities exchange, the last reported sale price for a share or other unit of such security on such Trading Day as reported on The Nasdaq Stock Market or (iii) if such security is not listed or admitted to trading on any United States or foreign securities exchange or The Nasdaq Stock Market, the average of the highest bid and lowest asked prices for a share or other unit of such security on such Trading Day in the over-the-counter market as reported by The National Quotation Bureau Incorporated, or any similar organization.

                  "CODE" means the Internal Revenue Code of 1986.

                  "COMMISSION" means the United States Securities and Exchange Commission.

                  "CONTROL" shall mean the ability to direct or cause the direction (whether through the ownership of voting securities, by contract or otherwise) of the management and policies of a Person or to control (whether affirmatively or negatively and whether through the ownership of voting securities, by contract or otherwise) the decision of such Person to engage in the particular conduct at issue.

                  A "CONTROLLED AFFILIATE" of a Person means any other Person that the first Person directly, or indirectly through one or more intermediaries, Controls.

                  "CONTROLLING PRINCIPALS" means Founders who are "Principals," as that term is defined in the Indenture and who hold a majority of the aggregate voting power of all shares of United Common Stock and any other securities issued by United that are entitled to vote generally for the election of directors held by the Principals.

                  "DECEMBER 7 LETTER AGREEMENT" means the Letter Agreement, dated as of December 7, 2000, between United and Liberty Media (including the summary of terms attached thereto).

                  "DOJ" means the United States Department of Justice.

                  "ENVIRONMENTAL AND HEALTH LAWS" means any U.S. federal, state or local law, statute, rule or regulation or domestic common law relating to the environment or occupational health and safety, including any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of pollutants, contaminants, chemicals, industrial, toxic or hazardous substances, oil or petroleum products or solid or hazardous waste (collectively, "HAZARDOUS SUBSTANCES"); (ii) air, water and noise pollution;
(iii) groundwater and surface water contamination; (iv) the release into the environment of Hazardous Substances, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers containing Hazardous Substances; (vii) underground storage tanks, abandoned, disposed or discarded barrels and other closed receptacles containing Hazardous Substances; (viii) health and safety of employees; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of Hazardous Substances. As used

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herein, the terms "release" and "environment" have the meanings set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of
1980.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934.

                  "FEE LETTER" means the Fee Letter, dated April 29, 1999, among United, UIH Funding Corp., Salomon Smith Barney, Inc., TD Securities (USA), Inc., Chase Securities, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, as amended on May 13, 1999 and May 23, 2001.

                  "FILING" means any registration, declaration, application or filing.

                  "FOUNDERS AGREEMENTS" means each of (a) the Founders Agreement to be entered into prior to the Closing among certain Founders relating to United, in the form attached to Section 5.1 of the Founders Disclosure Schedule, and (b) the Founders Agreement to be entered into prior to the Closing among the Founders relating to New United, in the form attached to Section 5.1 of the Founders Disclosure Schedule.

                  "FOUNDERS DISCLOSURE SCHEDULE" means the disclosure schedule delivered with the Original Agreement by the Founders.

                  "FTC" means the United States Federal Trade Commission.

                  "GAAP" means generally accepted U.S. accounting principles as in effect as of the relevant time.

                  "GOVERNMENTAL AUTHORITY" means any U.S. federal, state or local or any foreign court, governmental department, commission, authority, board, bureau, agency or other instrumentality.

                  "HIGH VOTE SECURITIES" means United Class B Stock, United Equity Securities that are convertible into or exercisable or exchangeable for shares of United Class B Stock (contingently or otherwise) or that have a greater vote per share (on an as-converted basis or otherwise) than the United Class A Stock (whether generally, in the election of directors or generally other than in the election of directors), or any Rights to acquire any of the foregoing.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder.

                  "INCOME TAX" means any federal, state, local or foreign income tax, including any interest, penalty, or addition thereto.

                  "INDENTURE" means the Indenture, dated as of February 5, 1998, between United and Firstar Bank, N.A. (f/k/a Firstar Bank of Minnesota, N.A.).

                  "INTELLECTUAL PROPERTY" means, collectively, patents, trademarks, trade names, service marks, copyrights, applications for any of the foregoing and trade secrets.

                  "JUDGMENT" means any order, writ, injunction, award, judgment, ruling or decree of any Governmental Authority.

                  "LAW" means any U.S. federal, state or local or any foreign statute, code, ordinance, decree, rule, regulation or general principle of common or civil law or equity.

                  "LEGAL PROCEEDINGS" means, collectively, any private or governmental actions, suits, complaints, arbitrations, legal or administrative proceedings or investigations.

                  "LETTER AGREEMENT" means the Amended and Restated Agreement, dated as of May 25, 2001, among United, Liberty Media and LMI.

                  "LIBERTY" means Liberty Media and any successor (by merger, consolidation, transfer of assets or otherwise) to all, or substantially all, of Liberty Media's assets.

                  "LIBERTY 2009 NOTES" means the notes of Liberty Media that may be issued by Liberty Media to UIPI pursuant to Section 2.3.

                  "LIBERTY DISCLOSURE SCHEDULE" means the disclosure schedule delivered with the Original Agreement by Liberty Media.

                  "LIBERTY PARTIES" means Liberty, LMI and Liberty Global, individually and collectively.

                  "LIBERTY UPC BOND COST" means the sum of the amounts paid by Liberty and its Affiliates to acquire the Liberty UPC Bonds (including any amounts paid in connection with the acquisition of the Liberty UPC Bonds, including dealer-manager fees, depositary fees, information agent fees and other investment banking fees and expenses related to such acquisition and legal fees and expenses), plus interest on each such amount from and including the date such amount was paid by Liberty or the applicable Affiliate of Liberty to and including the Closing Date at the rate of 8% per annum, compounded quarterly, less the amount of any interest payments actually received by Liberty and its Affiliates with respect to any period prior to the Closing with respect to the Liberty UPC Bonds. SCHEDULE 1.1 sets forth the Liberty UPC Bond Cost as of November 30, 2001.

                  "LIBERTY UPC BONDS" means all of the senior notes and senior discount notes issued by UPC and held by Liberty and its Controlled Affiliates as of the Original Agreement Date, as set forth on SCHEDULE 1.1.

                  "LICENSES" means any licenses, franchises, authorizations, permits, certificates, variances, exemptions, concessions, consents, leases, rights of way, easements, instruments, orders and approvals, domestic or foreign, of any Governmental Authority.

                  "LIEN" shall mean any mortgage, pledge, lien, encumbrance, charge, or security interest, but excluding any of the foregoing created or imposed by or pursuant to the August 1999 Agreement, this Agreement or the other Transaction Documents.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "NOTES TENDER LETTER AGREEMENT" means the Letter Agreement, dated December 21, 2001, among United, New United, Liberty and IDT Venture Capital Corporation, a Delaware corporation.

                  "ORIGINAL AGREEMENT DATE" means December 3, 2001.

                  "PARTNER'S PURCHASE RIGHT" means any right of first offer, right of first refusal, right of last refusal, buy-sell, put-call, purchase or exchange option or similar right in favor of a third party (a) granted under an agreement that was in effect on June 25, 2000 and that was in effect on the Original Agreement Date or (b) referred to in this Agreement (including a Schedule hereto) or a disclosure schedule delivered pursuant to the Original Agreement.

                  "PERMITTED ENCUMBRANCES", with respect to any Person, means the following Liens: (i) Liens for Taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the books of the applicable Person in accordance with GAAP; (ii) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of the applicable Person; (iii) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (iv) purchase money security interests or Liens on property acquired or held by the applicable Person in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property; and (v) easements, restrictions and other minor defects of title that are not, in the aggregate, material or which do not, individually or in the aggregate, materially and adversely affect the value of the property affected thereby.

                  "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, Governmental Authority, business association or other entity.

                  "PRIORITY TELECOM" means Priority Telecom N.V., a private company incorporated with limited liability under the laws of The Netherlands.

                  "PRIORITY TELECOM SHAREHOLDERS AGREEMENT" means the Shareholders Agreement executed by UPC and Priority Telecom on August 11, 2000 and by each shareholder of Priority Telecom thereafter as received, as amended or modified thereafter and any other agreement or arrangement among the shareholders of Priority Telecom with respect to the subject matter thereof.

                  "RESTRICTIONS" means with respect to any capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract (but excluding the August 1999 Agreement, the Belmarken Loan Agreements, this Agreement and the other Transaction Documents), any Law, License or Judgment that, conditionally or unconditionally, (a) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any Person acquiring, (i) any of such capital stock or other equity interest or security; (ii) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock or other equity interest or security; or (iii) any interest in such capital stock or other equity interest or security or any such proceeds or distributions; (b) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other equity interest or security or any such proceeds or distributions; or (c) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such capital stock or other equity interest or security, proceeds or distributions.

                  "RIGHTS" means securities of United (which may include United Equity Securities) that (contingently or otherwise) are exercisable, convertible or exchangeable for or into United Equity Securities (with or without consideration) or that carry any right to subscribe for or acquire United Equity Securities or securities exercisable, convertible or exchangeable for or into United Equity Securities.

                  "SECURITIES ACT" means the Securities Act of 1933.

                  "SENIOR NOTES" means the debt securities issued pursuant to the Indenture, dated as of April 29, 1999, between United and Firstar Bank, N.A.

                  "SENIOR SECURED NOTES" means the debt securities issued pursuant to the Indenture.

                  "SUBSIDIARY" means, with respect to any Person (a) a corporation a majority in voting power of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, without regard to whether the voting of such stock is subject to a voting agreement or similar Restriction, (b) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination,
(i) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (ii) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (c) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) the power to elect or direct the election of a majority of the members of the governing body of such Person (whether or not such power is subject to a voting agreement or similar Restriction) or (ii) in the absence of such a governing body, at least a majority ownership interest. When used with respect to any Liberty

Party, the term "Subsidiary" shall not in any event include New United or any of its Subsidiaries. For purposes of this definition, shares of capital stock of United Austar, Inc. owned by United A/P will not be deemed to be directly or indirectly owned by United or any of its Subsidiaries if, at the time such determination is to be made, United A/P is not a Subsidiary of United.

                  "TAX" shall mean any income, corporation, gross receipts, profits, gains, capital stock, capital duty, franchise, business, license, payroll, withholding, social security, unemployment, disability, property, wealth, welfare, stamp, environmental, transfer, excise, occupation, sales, use, value added, alternative minimum, estimated or other similar tax (including any fee, assessment or other charge in the nature of any tax) imposed by any governmental authority (whether national, federal, state, local, municipal, foreign or otherwise) or political subdivision thereof, and any interest, penalties, additions to tax or additional amounts in respect of the foregoing.

                  "TAX RETURNS" shall mean all reports, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

                  "TRADING DAY", with respect to any security, means a day on which the principal United States or foreign securities exchange on which such security is listed or admitted to trading, or The Nasdaq Stock Market if such security is not listed or admitted to trading on any such securities exchange, as applicable, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if the applicable security is not listed or admitted to trading on any United States or foreign securities exchange or The Nasdaq Stock Market, any Business Day.

                  "TRANSACTION DOCUMENTS" means this Agreement, the Stockholders Agreement, the Standstill Agreement, the Registration Rights Agreement, the Liberty 2009 Notes Registration Rights Agreement (if such agreement is entered into as contemplated by Section 2.3), the Founder Newco Merger Agreements, the United/New United Merger Agreement, the Voting Agreement, the No Waiver Agreement, the New United Covenant Agreement, the Founders Agreements, the Exchange Agreement, the United/Liberty Agreement, the New United Charter, the New United By-laws, the Surviving Entity Charter, the Surviving Entity By-laws, the Subscription Agreements, all documents, instruments and agreements executed in connection with the satisfaction of the Fee Letter Condition (including the Senior Notes Agreements) and any and all other documents, instruments and agreements to be executed and delivered in connection with the transactions contemplated hereby (including in connection with the satisfaction of each party's conditions hereunder) or thereby.

                  "UIPI" means United International Properties, Inc., a Colorado corporation and wholly owned Subsidiary of United.

                  "UNITED DISCLOSURE SCHEDULE" means the disclosure schedule delivered with the Original Agreement by United.

                  "UNITED EQUITY SECURITIES" means the United Common Stock and any other voting securities issued by United, other than shares of United Preferred Stock with customary limited voting rights.

                  "UNITED PUBLIC COMPANY" means any entity that (a) has equity securities issued by it publicly traded on any internationally recognized United States or foreign securities exchange, and (b) is a Subsidiary of United.

                  "UPC" means United Pan-Europe Communications, N.V., a company organized under the laws of The Netherlands and a Subsidiary of United.

         1.2 ADDITIONAL TERMS. As used in this Agreement, the following terms shall have the meanings set forth in the referenced sections of this
Agreement:

                  Term                                        Section
                  ----                                        -------
                  Acceptance Notice                           2.3(b)
                  Action                                      15.5(a)
                  Additional Liberty Shares                   2.2(d)
                  Agreement                                   Preamble
                  Amendment Date                              Preamble
                  Basket Amount                               15.6
                  Basket Exceptions                           15.6
                  Belmarken Notes Value                       2.2(d)
                  Cash Contribution                           2.2(d)
                  Claims                                      15.2
                  Class B Options                             6.1(b)
                  Closing                                     14.1
                  Contracts                                   6.1(c)(ii)
                  Contributing Party                          2.2(f)
                  DGCL                                        2.5(a)
                  Effective Time                              2.5(b)
                  Equity Affiliate                            6.1(f)(i)
                  Exchange Agreement                          7.12
                  Exchange Ratio                              2.5(b)
                  Exchange Ratio Fairness Opinion             7.22
                  Existing Liberty Notes                      2.3
                  Existing New United Common Stock            6.2(b)
                  Fee Letter Condition                        11.10
                  Founder                                     Preamble
                  Founder Consideration Shares                2.2(b)
                  Founder Indemnified Parties                 15.3
                  Founder Material Adverse Effect             5.1
                  Founder Newco Merger                        2.2(b)
                  Founder Newco Merger Agreement              2.2(b)
                  Founder Newco                               2.1(a)
                  Founder Shares                              2.1(a)

                                        10


                  Indemnified Party                           15.5(a)
                  Indemnifying Party                          15.5(a)
                  Indenture Fairness Opinion                  7.22
                  Injunction                                  7.5(a)
                  Letter Agreement                            Recitals
                  Liberty 2009 Notes Registration
                    Rights Agreement                          2.3
                  Liberty Argentina                           Recitals
                  Liberty Consideration Shares                2.2(a)
                  Liberty Contribution Shares                 2.2(d)
                  Liberty Contribution Value                  2.2(d)
                  Liberty Global                              Preamble
                  Liberty Global Consideration Shares         2.2(a)
                  Liberty Global Shares                       2.2(a)
                  Liberty Guaranty                            2.3
                  Liberty Material Adverse Effect             4.1
                  Liberty Media                               Preamble
                  Liberty Media Indemnified Parties           15.2
                  Liberty Notice                              2.3(b)
                  Liberty Sub                                 Recitals
                  LMI                                         Preamble
                  Losses                                      15.2
                  Make Whole Bankers                          Recitals
                  Make Whole Payment                          Recitals
                  Material Adverse Change                     17.12
                  Material Adverse Effect                     17.12
                  Material United Subsidiaries                6.1(j)
                  Morgan Stanley                              6.1(q)
                  New United                                  Preamble
                  New United By-laws                          2.1(b)
                  New United Charter                          2.1(b)
                  New United Class A Stock                    2.5(b)
                  New United Class B Stock                    Recitals
                  New United Class C Stock                    Recitals
                  New United Commission Filing                6.2(g)(i)
                  New United Covenant Agreement               7.9A
                  New United Indemnified Parties              15.4
                  New United Material Adverse Effect          6.2(a)
                  New United Preferred Stock                  6.2(b)(i)
                  Note Repayment Amount                       2.3
                  Note Shares                                 Recitals
                  No Waiver Agreement                         2.2(e)
                  Notes Holder                                2.3(b)
                  Offered Notes                               2.3(b)
                  Offer Notice                                2.3(b)
                  Original Fairness Opinions                  6.1(q)

                                        11


                  Proxy Statement                             7.3(a)
                  Purchased Notes                             2.3(b)
                  Refinanced Indebtedness                     7.1(b)
                  Refinancing Indebtedness                    7.1(b)
                  Registration Rights Agreement               7.11
                  Registration Statement                      7.3(a)
                  Required Founder Consents                   5.2
                  Required Liberty Consents                   4.2
                  Required United Consents                    6.1(c)(ii)
                  Restructuring Proceeds                      2.2(d)
                  Restructuring Transaction                   13.9
                  Schneider                                   2.1(b)
                  Senior Notes Agreements                     11.10
                  September 18 Letter Agreement               17.2
                  Series E Certificate of Designation         6.1(b)
                  Series E Holder                             7.12
                  Standstill Agreement                        7.10
                  Stockholders Agreement                      7.7
                  Stock Purchase Fairness Opinion             6.1(q)
                  Subscription Agreement                      2.1(c)
                  Surviving Entity                            2.5(a)
                  Surviving Entity By-laws                    2.5(e)
                  Surviving Entity Charter                    2.5(e)
                  Surviving Entity Class A Stock              2.5(b)
                  Surviving Entity Class B Stock              2.5(d)
                  Surviving Entity Class C Stock              2.5(d)
                  Total Liberty Shares                        2.2(d)
                  Transfer Date                               2.3(b)
                  United                                      Preamble
                  United 2001 Commission Filings              6.1(g)(i)
                  United A/P                                  6.1(f)
                  United Class A Stock                        Recitals
                  United Class B Stock                        Recitals
                  United Commission Filings                   6.1(g)(i)
                  United Common Stock                         Recitals
                  United Form 10-K                            6.1(g)(i)
                  United Indemnified Parties                  15.4
                  United Investment                           6.1(f)(i)
                  United Investment Agreements                6.1(f)(i)
                  United June 10-Q                            6.1(g)(i)
                  United/Liberty Agreement                    7.9
                  United Material Adverse Effect              6.1(a)
                  United/New United Merger                    2.5(a)
                  United/New United Merger Agreement          2.5(a)
                  United/New United Merger Sub                Preamble
                  United/New United Merger Sub By-laws        6.2(a)

                                        12


                  United/New United Merger Sub Charter        6.2(a)
                  United/New United Merger Sub
                    Class B Stock                             2.5(d)
                  United/New United Merger Sub
                    Class C Stock                             2.5(d)
                  United Preferred Stock                      6.1(b)
                  United Series B Preferred Stock             6.1(b)
                  United Series C Preferred Stock             6.1(b)
                  United Series D Preferred Stock             6.1(b)
                  United Series E Preferred Stock             6.1(b)
                  United Stockholders Meeting                 7.2
                  United Stock Option Plans                   6.1(b)
                  UPC Form 10-K                               6.1(g)(i)
                  UPC June 10-Q                               6.1(g)(i)
                  Voting Agreement                            7.8

                                   ARTICLE II

             CONTRIBUTIONS, REORGANIZATION AND RELATED TRANSACTIONS

         2.1 PRE-CLOSING RESTRUCTURING TRANSACTIONS. Prior to and as a condition precedent of the Closing, the parties shall effect or cause to be effected the following transactions:

                  (a) Each of the Founders will contribute, convey, transfer, assign and deliver, free and clear of all Liens and Restrictions, except as set forth in Section 5.7 of the Founders Disclosure Schedule, all and not less than all of the shares of United Class B Stock held by such Founder as indicated next to such Founder's name on SCHEDULE 2.1(a) (collectively, the "FOUNDER SHARES"), in each case together with the right to receive all unpaid dividends and distributions declared or otherwise payable with respect to such Founder Shares and associated stock purchase rights, if any, to newly-formed single-member limited liability companies organized under the laws of the State of Delaware (each a "FOUNDER NEWCO"). At all times from the organization of each Founder Newco until the Closing (i) no Person other than the Founder contributing shares of United Class B Stock to such Founder Newco shall own any equity interest whatsoever in such Founder Newco, (ii) the limited liability company membership interests in such Founder Newco shall be owned by the applicable Founder free and clear of any Liens and Restrictions, and such Founder Newco shall have no assets, other than Founder Shares and shares of United Class A Stock issued to such Founder Newco upon conversion of Founder Shares pursuant to the following sentence, and no liabilities or obligations, known or unknown, whether absolute, accrued, fixed, contingent or otherwise, other than its obligations under the applicable Founder Newco Merger Agreement. Each Founder will cause its applicable Founder Newco to convert an adequate number of the Founder Shares held by it into an equal number of shares of United Class A Stock in order to ensure that, after giving effect to the Founder Newco Mergers and the contribution contemplated by Section 2.2(a), New United will not own 50% or more of the voting power of United prior to the consummation of the United/New United Merger.

                  (b) Gene W. Schneider ("SCHNEIDER"), as the sole stockholder of New United, will cause the Certificate of Incorporation ("NEW UNITED CHARTER") and By-laws ("NEW UNITED BY-LAWS") of New United to be restated as set forth in EXHIBITS 2.1(b)-1 and 2.1(b)-2, respectively.

                  (c) Immediately prior to the Closing, one or more Controlling Principals will purchase from United an aggregate of 1,500 shares of United Series E Preferred Stock for the purchase price set forth in, and otherwise pursuant to the terms of, one or more Subscription Agreements between each such Controlling Principal and United, in the form attached hereto as EXHIBIT 2.1(c) (each a "SUBSCRIPTION AGREEMENT").

         2.2 CONTRIBUTIONS AND RESTRUCTURING. At the Closing, upon the terms and subject to the conditions set forth in this Agreement and in the order set forth below (and otherwise substantially concurrently):

                  (a) (i) Schneider will contribute, convey, transfer, assign and deliver to New United, free and clear of all Liens and Restrictions, one share of United Class A Stock, together with the right to receive all unpaid dividends and distributions declared or otherwise payable with respect to such share of United Class A Stock and associated stock purchase rights, if any, as a contribution to the capital of New United, and New United shall accept such share of United Class A Stock as a contribution to its capital and Schneider shall not receive any other consideration in exchange for such contribution, (ii) Liberty Global will contribute, convey, transfer, assign and deliver, or cause to be contributed, conveyed, transferred, assigned and delivered, to New United, free and clear of all Liens and Restrictions, all, but not less than all, of the shares of United Class B Stock held by Liberty Global as indicated next to Liberty Global's name on SCHEDULE 2.2 hereto (the "LIBERTY GLOBAL SHARES"), together with the right to receive all unpaid dividends and distributions declared or otherwise payable with respect to such Liberty Global Shares and associated stock purchase rights, if any, and New United shall accept all, but not less than all, the Liberty Global Shares and issue and deliver to Liberty Global, or to the applicable Contributing Party or Contributing Parties, in exchange therefor a number of shares of New United Class C Stock equal to the number of Liberty Global Shares so contributed (the "LIBERTY GLOBAL CONSIDERATION SHARES"), (iii) Liberty will contribute, convey, transfer, assign and deliver, or cause to be contributed, conveyed, transferred, assigned and delivered, to New United, free and clear of all Liens and Restrictions, all, but not less than all, of the Note Shares, together with the right to receive all unpaid dividends and distributions declared or otherwise payable with respect to such Note Shares and associated stock purchase rights, if any, and New United shall accept all, but not less than all, the Note Shares and issue and deliver to Liberty, or to the applicable Contributing Party or Contributing Parties, in exchange therefor a number of shares of New United Class C Stock equal to the number of Note Shares so contributed (the "LIBERTY CONSIDERATION SHARES") and (iv) New United will convert the Liberty Global Shares into an equal number of shares of United Class A Stock. Immediately prior to the contributions described in clauses (ii) and (iii) of the previous sentence, there shall be no outstanding shares of capital stock or other securities or ownership interests of New United other than one share of New United Class A Stock held, beneficially and of record, by Schneider.

                  (b) The Founders and New United will cause each of the Founder Newcos to merge with and into New United (each, a "FOUNDER NEWCO MERGER") with the limited liability company membership interests of each Founder Newco being converted into an aggregate number of shares of New United Class B Stock equal to the number of shares of United Common Stock held by such Founder Newco at the time of such mergers (the "FOUNDER CONSIDERATION SHARES"). Each of these mergers will be consummated pursuant to an Agreement and Plan of Merger substantially in the form attached hereto as EXHIBIT 2.2(b) (each, a "FOUNDER NEWCO MERGER AGREEMENT"). Prior to or simultaneous with the Founder Newco Mergers, any Liens and Restrictions on shares of United Common Stock held by each Founder Newco, including as set forth in Section 5.7 of the Founder Disclosure Schedule, shall be fully and unconditionally released (without any liability whatsoever to New United or any of its Subsidiaries or Affiliates) in accordance with instruments and documents that are reasonably satisfactory to New United and the Liberty Parties and, from and after the Founder Newco Mergers, such shares of United Common Stock shall be free and clear of any Liens or Restrictions whatsoever. New United will be the surviving entity in each of the Founder Newco Mergers.

                  (c) United, New United and United/New United Merger Sub shall effect the United/New United Merger, as described in Section 2.5 below.

                  (d) Liberty Media will contribute, convey, transfer, assign and deliver, or cause to be contributed, conveyed, transferred, assigned and delivered, to New United, free and clear of all Liens and Restrictions:

                           (i) all of the Belmarken Notes (or any proceeds thereof) and all of Liberty Sub's rights and obligations under the Belmarken Loan Agreements; and

                           (ii) an amount of cash equal to US $200,000,000 (the "CASH CONTRIBUTION"); and

                           (iii) all of the Liberty UPC Bonds or, in the event of any refinancing or restructuring of, or similar transaction with respect to, any of UPC's indebtedness, the proceeds, if any, received in exchange for any of the Liberty UPC Bonds in such transaction (the "RESTRUCTURING PROCEEDS");

and New United shall issue and deliver to Liberty Media or the applicable Contributing Party or Contributing Parties at the Closing, the following shares of New United Class C Stock (the "LIBERTY CONTRIBUTION SHARES"):

                           (1) in exchange for, and in consideration of, the contribution of the Belmarken Notes (or any proceeds thereof) and the assignment of Liberty Sub's rights and obligations under the Belmarken Loan Agreements to New United pursuant to Section 2.2(d)(i), a number of shares of New United Class C Stock equal to the quotient of (A) US $856,800,000, PLUS interest accrued on such amount from and including May 29, 2001 to and including the Closing Date at the rate of 6% per annum, compounded quarterly, calculated in the same manner as provided in the Belmarken Loan Agreements for the accretion of interest on the Belmarken Notes (irrespective of whether any Belmarken Notes are outstanding), (the "BELMARKEN NOTES VALUE") DIVIDED BY (B) US $16.18; and

                           (2) in exchange for, and in consideration of, the Cash Contribution, a number of shares of New United Class C Stock equal to the quotient of (A) the amount of the Cash Contribution DIVIDED BY (B) US $16.18; and

                           (3) in exchange for, and in consideration of, the Liberty UPC Bonds and/or Restructuring Proceeds contributed to New United pursuant to Section 2.2(d)(iii), a number of shares of New United Class C Stock equal to the quotient of (A) the Liberty UPC Bond Cost DIVIDED BY (B) US $1.53;

provided that (A) if the quotient obtained by dividing the sum of the Belmarken Notes Value PLUS the amount of the Cash Contribution PLUS the Liberty UPC Bond Cost PLUS US $20,000,000 (such sum, the "LIBERTY CONTRIBUTION VALUE"), by the sum of the total number of Liberty Contribution Shares determined in accordance with clauses (1), (2) and (3) above PLUS 11,976,048 (such sum, the "TOTAL LIBERTY SHARES"), is greater than US $5.00, New United shall issue and deliver to Liberty at the Closing a sufficient number of additional shares of New United Class C Stock (the "ADDITIONAL LIBERTY SHARES") so that the quotient obtained by dividing the Liberty Contribution Value BY the sum of the Total Liberty Shares PLUS the Additional Liberty Shares is equal to US $5.00 and (B) if the quotient obtained by dividing the Liberty Contribution Value BY the Total Liberty Shares is less than US $5.00, the number of Liberty Contribution Shares issued and delivered by New United to Liberty pursuant to this Section 2.2(d) shall be reduced by a number of shares of New United Class C Stock so that the quotient obtained by dividing the Liberty Contribution Value BY the number of Liberty Contribution Shares issued and delivered to Liberty by New United is equal to US $5.00. For purposes of each provision of this Agreement other than this
Section 2.2(d) any Additional Liberty Shares issued and delivered pursuant to this Section 2.2(d) shall be deemed to be Liberty Contribution Shares.

                  (e) Liberty Media, LMI and New United will enter into an agreement pursuant to which New United will acknowledge that Liberty, LMI and their respective Affiliates are intended beneficiaries of the covenants and agreements set forth in Sections 7.11 and 11.15 of the Loan Agreement, dated as of May 25, 2001, among Belmarken Holding B.V., UPC, UPC Internet Holding B.V. and Liberty Sub, and New United will agree that it will not amend, modify or waive in any respect or terminate any of such covenants or agreements without the prior written consent of Liberty and LMI (the "NO WAIVER AGREEMENT").

                  (f) If Liberty or Liberty Global causes any Person to make all or part of the contributions described in clauses (a) or (d) above, each such Person shall become a party to this Agreement and the applicable Transaction Documents (each such Person, a "CONTRIBUTING PARTY").

         2.3 REPAYMENT OF INDEBTEDNESS.

                  (a) Except as contemplated by the Notes Tender Letter Agreement, at the Closing, immediately following the consummation of the transactions set forth in Section 2.2, or such later date as may be acceptable to United, Liberty shall repay, or cause to be repaid, in full the unpaid balance of the principal amount of the $310,000,000 Notes together with all accrued and unpaid interest thereon (the "NOTE REPAYMENT AMOUNT") to UIPI either by the delivery of cash or, as described below, Liberty 2009 Notes, or such other form of consideration as may be acceptable to United. Upon receipt of the Note Repayment Amount or, if earlier, upon the assumption by New United of the obligations represented by the $310,000,000 Notes, United shall irrevocably release, and shall cause each of its Controlled Affiliates that is a beneficiary of Liberty Media's guaranty of the repayment of the indebtedness evidenced by the $310,000,000 Notes (the "LIBERTY GUARANTY") to irrevocably release, Liberty from all of its obligations under the Liberty Guaranty. Notwithstanding anything contained in the December 7 Letter Agreement, the $310,000,000 Notes or the Liberty Guaranty and except as contemplated by the Notes Tender Letter Agreement, (i) the balance of the indebtedness evidenced by the $310,000,000 Notes shall not be due and payable until the Closing Date or such later date as may be acceptable to United or as contemplated by the Notes Tender Letter Agreement; provided, however, that if this Agreement is terminated without the occurrence of the Closing, then, except as contemplated by the Notes Tender Letter Agreement, the balance of such indebtedness will be due and payable in cash on the date of termination of this Agreement or such later date as may be acceptable to United, (ii) prior to the Closing, Liberty Argentina may assign the $310,000,000 Notes, in whole or in part, to Liberty and (iii) Liberty may repay, or cause to be repaid, the balance of the indebtedness evidenced by the $310,000,000 Notes, in whole or in part, by the delivery of Liberty 2009 Notes, or such other form of consideration as may be acceptable to United or as contemplated by the Notes Tender Letter Agreement, to UIPI at the Closing or such later date as may be acceptable to United or as contemplated by the Notes Tender Letter Agreement. If Liberty repays, or causes to be repaid, any or all of the balance of the indebtedness evidenced by the $310,000,000 Notes by the delivery of Liberty 2009 Notes, (A) such Liberty 2009 Notes shall (1) except as set forth herein, be substantially identical to Liberty's Senior Notes, due 2009, that were originally issued on July 7, 1999 (the "EXISTING LIBERTY NOTES"), (2) not, when delivered to UIPI, be registered pursuant to the Securities Act, (3) be issued with an aggregate principal amount equal to the portion of the Note Repayment Amount that is being repaid by delivery of such Liberty 2009 Notes, and (4) bear interest on the principal amount thereof at a rate per annum equal to the market yield on the Existing Liberty Notes as of the date such Liberty 2009 Notes are delivered to UIPI (determined in the manner set forth on SCHEDULE 2.3), and (B) Liberty, United and UIPI shall, in connection with any such delivery of Liberty 2009 Notes, enter into a registration rights agreement with respect to the Liberty 2009 Notes in the form attached hereto as
EXHIBIT 2.3 (the "LIBERTY 2009 NOTES REGISTRATION RIGHTS AGREEMENT").

                  (b) (i) United shall not and shall cause each of its Subsidiaries at any time holding Liberty 2009 Notes not to, transfer any Liberty 2009 Notes to any Person other than a Person that is a wholly owned Subsidiary of United without first complying with the provisions of this
Section 2.3(b). If United or a United Subsidiary holding any Liberty 2009 Notes (the "NOTES HOLDER") desires to transfer any Liberty 2009 Notes to a Person that is not a wholly owned Subsidiary of United, such Notes Holder shall first deliver written notice to Liberty by telecopy (a "LIBERTY NOTICE") on the fifth Business Day prior to the date on which the Notes

Holder intends to transfer such Liberty 2009 Notes (the "TRANSFER DATE"), setting forth the number of Liberty 2009 Notes such Notes Holder intends to transfer on the Transfer Date (expressed as an aggregate principal amount) and setting forth a time on the Transfer Date at which the Notes Holder will deliver the Offer Notice telephonically as described in the following sentence, which time shall be after 7:00 a.m. and prior to 8:00 a.m. (in each case, Denver, Colorado time). On the Transfer Date, at the time set forth in the Liberty Notice, the Notes Holder shall telephonically offer (the "OFFER NOTICE") to sell Liberty a number of Liberty 2009 Notes (expressed as an aggregate principal amount) equal to the number of Liberty 2009 Notes set forth in the Liberty Notice (the "OFFERED NOTES"), free and clear of all Liens and Restrictions, for cash in an amount per Liberty 2009 Note specified by the Notes Holder (expressed as a percentage of the principal amount of each Liberty 2009 Note so offered).

                      (ii) If Liberty desires to purchase all, but not less than all, of the Offered Notes, Liberty may accept such Offer Notice by notifying the Notes Holder telephonically at the telephone number specified in the Offer Notice at or prior to 10:00 a.m. (Denver, Colorado time) on the Transfer Date of its intention to purchase the Offered Notes (the "PURCHASED NOTES") for a cash purchase price per Purchased Note as set forth in the Offer Notice (the "ACCEPTANCE NOTICE"). The telephonic delivery of a timely Acceptance Notice shall constitute a binding obligation of Liberty and the Notes Holder. Liberty and the Notes Holder shall, on the Transfer Date and promptly following the telephonic delivery of an Acceptance Notice, execute and deliver a customary agreement for the purchase and sale of the Purchased Notes, which agreement shall contain representations and warranties on the part of the Notes Holder that the Purchased Notes are, and will be at the closing of the sale of the Purchased Notes to Liberty, owned by such Notes Holder, beneficially and of record, and are not, and at the time of such closing will not be, subject to any Liens or Restrictions whatsoever. The sale of the Purchased Notes to Liberty shall be consummated on the third Business Day following the Transfer Date.

                      (iii) If Liberty does not telephonically deliver an Acceptance Notice to the Notes Holder agreeing to purchase all of the Offered Notes, the Notes Holder may, on the Transfer Date, sell all, but not less than all, the Offered Notes for a cash purchase price per Offered Note that is no less than the purchase price per Offered Note set forth in the Offer Notice to a bona fide third party. Any sale of Offered Notes pursuant to the previous sentence shall be consummated no later than the third Business Day following the Transfer Date. If the Notes Holder does not sell the Offered Notes on the Transfer Date or does not consummate the sale thereof on or before the third Business Day following the Transfer Date, the Offered Notes may not be transferred without again complying with the procedures set forth in this
Section 2.3(b).

         2.4 CERTAIN ADJUSTMENTS. If at any time after the Original Agreement Date United or New United effects any stock dividend, stock split, reverse stock split, recapitalization or reclassification affecting the shares of its common stock or preferred stock of any class or series, or otherwise effects any transaction that changes such shares into any other securities (including securities of another entity) or effects any other dividend or distribution (other than a normal cash dividend payable out of current or retained earnings) on such shares, then the exchange ratios (including the number and kind of shares) set forth in this Agreement for any transaction not consummated prior to such event will, as appropriate, be adjusted to reflect such event.

         2.5 UNITED/NEW UNITED MERGER.

                  (a) Simultaneously with the execution and delivery of this Agreement, United, New United and United/New United Merger Sub have entered into an Amended and Restated Agreement and Plan of Merger, dated the Amendment Date, a copy of which is attached hereto as EXHIBIT 2.5(a) (the "UNITED/NEW UNITED MERGER AGREEMENT"). As described in Section 2.2, subject to and upon the terms and conditions of the United/New United Merger Agreement, at the Closing, United/New United Merger Sub shall, and New United and United shall cause United/New United Merger Sub to, merge with and into United in accordance with the provisions of the Delaware General Corporation Law (the "DGCL") (the "UNITED/NEW UNITED MERGER"), the separate corporate existence of United/New United Merger Sub shall cease and United shall continue as the surviving entity in the United/New United Merger (the "SURVIVING ENTITY").

                  (b) By virtue of the United/New United Merger, at the Effective Time:

                           (i) all of the shares of United Series E Preferred Stock outstanding immediately prior to the effective time of the United/New United Merger (the "EFFECTIVE TIME") shall be converted into and represent the right to receive, and shall be exchangeable for, an aggregate of 1,500 shares of the Class A Common Stock, par value US $0.01 per share, of the Surviving Entity ("SURVIVING ENTITY CLASS A STOCK");

                           (ii)     each share of United Class A Stock
                                    outstanding immediately prior to the
                                    Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, one share (the "EXCHANGE RATIO") of the Class A Common Stock, par value US $0.01 per share, of New United ("NEW UNITED CLASS A STOCK") and each share of United Class B Stock outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive and be exchangeable for, one share of New United Class A Stock;

                           (iii) each share of United Series B Preferred Stock outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, a number of shares of New United Class A Stock equal to the number of shares of United Class A Stock that the holder of such share of United Series B Preferred Stock would have received in respect of such share if such holder had converted such share into shares of United Class A Stock immediately prior to the United/New United Merger;

                           (iv) each share of United Series C Preferred Stock outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, a number of shares of New United Class A Stock equal to the number of shares of United Class A Stock that the holder of such share of United Series C Preferred Stock would have received in respect of such share if such holder had converted such share into shares of United Class A Stock immediately prior to the United/New United Merger and assuming for such purpose that United had elected to pay any accumulated and unpaid dividends thereon by the issuance of shares of United Class A Stock as contemplated by the Certificate of Designation for the United Series C Preferred Stock;

                           (v) each share of United Series D Preferred Stock outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, a number of shares of New United Class A Stock equal to the number of shares of United Class A Stock that the holder of such share of United Series D Preferred Stock would have received in respect of such share if such holder had converted such share into shares of United Class A Stock immediately prior to the United/New United Merger and assuming for such purpose that United had elected to pay any accumulated and unpaid dividends thereon by the issuance of shares of United Class A Stock as contemplated by the Certificate of Designation for the United Series D Preferred Stock;

PROVIDED, HOWEVER, that each share of United Class A Stock, United Class B Stock, United Series B Preferred Stock, United Series C Preferred Stock and United Series D Preferred Stock that immediately prior to the Effective Time is held by New United or that is held by United in treasury shall be canceled and retired without payment of any consideration therefor and without any conversion thereof into New United Class A Stock. The rights, privileges, powers and preferences of the New United Class A Stock, New United Class B Stock and New United Class C Stock will be as provided in the New United Charter and New United By-laws which shall continue in effect following the United/New United Merger; PROVIDED THAT, effective immediately upon the Effective Time, the New United Charter shall be amended to change the name of New United to "UnitedGlobalCom, Inc."

                  (c) At the Effective Time, all outstanding options to purchase shares of United Class A Stock or United Class B Stock (which options to purchase shares of United Class B

Stock shall consist solely of Class B Options) under a United Stock Option Plan or any other contract, all of which are listed in Section 2.5(c) of the United Disclosure Schedule, shall remain outstanding, be assumed by New United and thereafter be exercisable, at the same per share exercise price and pursuant to the same terms and conditions, including vesting conditions, for a number of shares of New United Class A Stock or New United Class B Stock, as applicable, equal to the number of shares of United Class A Stock or United Class B Stock for which such option was exercisable immediately prior to the Effective Time.

                  (d) At the Effective Time, all of the shares of United/New United Merger Sub's Class B Common Stock, par value US $0.01 per share ("UNITED/NEW UNITED MERGER SUB CLASS B STOCK"), and Class C Common Stock, par value US $0.01 per share ("UNITED/NEW UNITED MERGER SUB CLASS C STOCK"), outstanding immediately prior to the Effective Time and held by New United shall be converted into and represent the right to receive, and shall be exchangeable for, respectively, an aggregate of 1,500 shares of the Class B Common Stock, par value US $0.01 per share, of the Surviving Entity ("SURVIVING ENTITY CLASS B STOCK") and 300,000 shares of the Class C Common Stock, par value US $0.01 per share, of the Surviving Entity ("SURVIVING ENTITY CLASS C STOCK").

                  (e) As of and following the Effective Time, the Certificate of Incorporation and By-laws of the Surviving Entity shall be as set forth on EXHIBITS 2.5(e)-1 and 2.5(e)-2, respectively (respectively, the "SURVIVING ENTITY CHARTER" and the "SURVIVING ENTITY BY-LAWS"). The rights, privileges, powers and preferences of the Surviving Entity Class A Stock, Surviving Entity Class B Stock and Surviving Entity Class C Stock shall, from and after the Effective Time, be as provided in the Surviving Entity Charter and the Surviving Entity Bylaws.

                  (f) The terms of the foregoing exchanges (including the exchange rates) shall, as appropriate, be subject to adjustment as set forth in
Section 2.4 for events occurring after the Original Agreement Date and prior to the Effective Time.

                  (g) As of and following the Effective Time, until their successors are duly elected or appointed in accordance with the New United Charter, the New United By-laws and the Voting Agreement, the directors, executive officers and certain other officers of New United will be as set forth on SCHEDULE 2.5(g).

                  (h) No fractional shares of New United Class A Stock shall be issued in the United/New United Merger. In lieu of any fractional shares, each holder of shares of United Preferred Stock who would otherwise have been entitled to a fraction of a share of New United Class A Stock as a result of the United/New United Merger will be paid by New United an amount in cash (without interest) as described in the United/New United Merger Agreement.

                                   ARTICLE III

                                   [RESERVED]


                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                      LIBERTY MEDIA, LIBERTY GLOBAL AND LMI

                  Each of the Liberty Parties, severally and not jointly, as to itself and the assets, if any, being transferred by such Liberty Party pursuant hereto only, represents and warrants to the other parties hereto, as follows, with all such representations and warranties that speak in the present tense or refer to "the date hereof" or similar terms being deemed to be made as of the Original Agreement Date:

         4.1 ORGANIZATION, GOOD STANDING AND AUTHORITY. Such Liberty Party (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing has not had and is not reasonably likely to have (1) a Material Adverse Effect on the assets being transferred by the Liberty Parties pursuant hereto, taken as a whole, or (2) a material adverse effect on the ability of the Liberty Parties to perform their respective obligations under, and to consummate the transactions contemplated by, this Agreement and the other Transaction Documents (each of clauses (1) and (2) above, a "LIBERTY MATERIAL ADVERSE EFFECT").

         4.2 POWER; AUTHORIZATION AND VALIDITY; CONSENTS; NO CONFLICTS. Such Liberty Party has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and each Transaction Document to be executed and delivered by it pursuant to this Agreement. The execution and delivery by such Liberty Party of and, subject to the satisfaction of the conditions set forth in this Agreement, the performance by it of its obligations under, this Agreement and each Transaction Document to which it is or will be a party have been duly authorized by all requisite corporate action of such Liberty Party. This Agreement has been, and each of the other Transaction Documents to be executed and delivered by such Liberty Party will be at or prior to the Closing, duly executed and delivered by such Liberty Party, and assuming the due execution and delivery by each other party hereto and thereto (other than another Liberty Party), this Agreement constitutes, and when executed and delivered by such Liberty Party pursuant to this Agreement, each Transaction Document to which such Liberty Party is a party will constitute, the legal, valid and binding obligation of such Liberty Party enforceable in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. Except for the requirements under the HSR Act and except for any required notices, Filings, consents, approvals or waivers set forth on Section
4.2 of the Liberty Disclosure Schedule and except for the required filing with and clearance from the Mexican Competition Commission (the "REQUIRED LIBERTY CONSENTS"), no consent, approval or waiver of, notice to, or Filing with, any other Person is required, on behalf of such Liberty Party in connection with the execution, delivery or performance by such Liberty Party of this Agreement or by such Liberty Party of any of the other Transaction Documents to which it is a party, or the consummation of the transactions contemplated hereby and thereby, the failure of which to be obtained, given or made, individually or in the aggregate, would have a Liberty Material Adverse Effect. Except as set forth on Section
4.2 of the Liberty Disclosure Schedule, the execution and delivery by such Liberty Party of this Agreement and the other Transaction Documents to which they or any of them are parties do not, and the performance by such Liberty Party, of their respective obligations under this Agreement and the other Transaction Documents to which they or any of them are parties will not, (i) violate or conflict with any provision of the certificate of incorporation or bylaws of such Liberty Party, (ii) assuming that the Required Liberty
Consents of Governmental Authorities are obtained, violate any of the terms, conditions or provisions of any Law, License or Judgment to which such Liberty Party is subject or by which any of the foregoing or their respective assets are bound, except that no representation is made with respect to any foreign Law of any jurisdiction in which Liberty does not, directly or through a Subsidiary, own assets or engage in business, or (iii) assuming that the Required Liberty Consents are given, made and obtained, result in a violation or breach of, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination, cancellation, acceleration, repurchase, prepayment or repayment or to increased payments) under or give rise to or accelerate any material obligation (including any obligation to, or to offer to, repurchase, prepay, repay or make increased payments) or result in the loss or modification of any material benefit under, or result in a Lien or Restriction on any of the assets of such Liberty Party being contributed pursuant to this Agreement pursuant to any Contract to which such Liberty Party is a party or by which such Liberty Party or any of its assets is bound, except in the case of any Law (other than Delaware law), License or Judgment referred to in clause (ii) and any Contract referred to in clause (iii), as would not, individually or in the aggregate, have a Liberty Material Adverse Effect.

         4.3 BROKERS' AND FINDERS' FEES. There is no broker, finder, investment banker or similar intermediary which has been retained by, or is authorized to act on behalf of, any Liberty Party or any of its Subsidiaries or any of their respective officers or directors who will be entitled to any fee or commission in connection with this Agreement or upon consummation of the transactions contemplated hereby.

         4.4 LEGAL PROCEEDINGS. There is no Judgment outstanding, or any Legal Proceeding by or before any Governmental Authority or any arbitrator pending or, to such Liberty Party's knowledge, threatened in writing, against such Liberty Party that, individually or in the aggregate, could reasonably be expected to have a Liberty Material Adverse Effect. Section 4.4 of the Liberty Disclosure Schedule identifies certain Legal Proceedings pending or threatened against the Liberty Parties and/or their respective Subsidiaries.

         4.5 OWNERSHIP OF UNITED CLASS B STOCK. Liberty Global is the record and beneficial owner of 9,859,336 shares of United Class B Stock, free and clear of all Liens and Restrictions, except as set forth in Section 4.5 of the Liberty Disclosure Schedule or as may be or have been created by this Agreement or the other Transaction Documents or by United or any of its Affiliates and except for restrictions on transfer under federal or state securities laws.

         4.6 [Reserved.]

         4.7 BELMARKEN NOTES. Liberty Media, through its ownership of Liberty Sub, owns the Belmarken Notes or the proceeds of any payments thereunder and its rights under the Belmarken Loan Agreements, free and clear of all Liens and Restrictions, other than as may have been created by the Belmarken Loan Agreements, this Agreement or the other Transaction Documents, or by United or any of its Controlled Affiliates, except as may arise out of or in connection with, or result from, a Restructuring Transaction and except for restrictions on transfer under federal or state securities laws or applicable local laws.

         4.8 [Reserved.]

         4.9 INVESTMENT INTENT. Such Liberty Party is acquiring shares of New United Class C Stock pursuant to this Agreement for investment purposes only and acknowledges that such shares may not be sold without registration under the Securities Act and applicable state securities laws, unless an exemption therefrom is available.

         4.10 REGISTRATION STATEMENT; PROXY STATEMENT. The information supplied by such Liberty Party in writing expressly for the purpose of inclusion in the Registration Statement and the Proxy Statement shall not at the time the Registration Statement is declared effective by the Commission, on the date the Proxy Statement is first mailed to the stockholders of United, at the time of the United Stockholders Meeting or on the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.11 LIBERTY UPC BONDS. Liberty Media or one or more of its Affiliates is the record and beneficial owner of the Liberty UPC Bonds, free and clear of all Liens and Restrictions, other than as may have been created by this Agreement or the other Transaction Documents or by United or any of its Controlled Affiliates, except as may arise out of or in connection with, or result from, a Restructuring Transaction and except for restrictions on transfer under federal or state securities laws or applicable local laws.
SCHEDULE 1.1 contains a correct and complete description of the number and type of Liberty UPC Bonds held by Liberty Media and its Controlled Affiliates as of the date hereof and, as of November 30, 2001, the Liberty UPC Bond Cost.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE FOUNDERS

                  Each Founder, severally and not jointly, represents and warrants to the Liberty Parties as follows, with all such representations and warranties that speak in the present tense or refer to "the date hereof" or similar terms being deemed to be made as of the Original Agreement Date:

         5.1 ORGANIZATION, GOOD STANDING AND AUTHORITY. If such Founder is not a natural person, such Founder is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in each case where the failure to be in good standing, to have such power and authority or to be so qualified or licensed and in good standing has not had and is not reasonably likely to have (1) a Material Adverse Effect on the applicable Founder Newco or
(2) a material adverse effect on the ability of such Founder or Founder Newco to perform his or its respective obligations under, and to consummate the transactions contemplated by, this Agreement and the other Transaction Documents (each of clauses (1) and (2) above, a "FOUNDER MATERIAL ADVERSE EFFECT"). To the knowledge of such Founder there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock or ownership interests of United, other than the agreements listed in
Section 5.1 of the Founder Disclosure Schedule, true and complete copies of which have been provided to the Liberty Parties.

         5.2 POWER; AUTHORIZATION AND VALIDITY; CONSENTS; NO CONFLICTS. Such Founder, in the case of a natural person, has all requisite legal capacity and, in the case of a Founder that is not a natural person, has all requisite power and authority, in each case to enter into and perform his or its obligations under this Agreement and each Transaction Document to be executed and delivered by him or it pursuant to this Agreement. The execution and delivery by such Founder of, and, subject to the satisfaction of the conditions set forth in this Agreement, the performance of his or its obligations under, this Agreement and each Transaction Document to which he or it is or will be a party have been duly authorized by all requisite action of such Founder. This Agreement has been duly executed and delivered by such Founder and, assuming the due execution and delivery by each Liberty Party, as applicable, this Agreement constitutes, and when executed and delivered by such Founder pursuant to this Agreement, each Transaction Document to which such Founder is a party will constitute, the legal, valid and binding obligation of such Founder, enforceable in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. Except for the filing of the certificate of formation for the applicable Founder Newco, and any required notices, Filings, consents, approvals or waivers set forth on Section
5.2 of the Founder Disclosure Schedule (the "REQUIRED FOUNDER CONSENTS"), no consent, approval or waiver of, notice to, or Filing with, any other Person is required, on behalf of such Founder or the applicable Founder Newco in connection with the execution, delivery or performance by such Founder of this Agreement or any of the other Transaction Documents to which such Founder is a party, or the consummation of the transactions contemplated hereby and thereby, the failure of which to be obtained, given or made, individually or in the aggregate, would have a Founder Material Adverse Effect or United Material Adverse Effect. Except as set forth on Section 5.2 of the Founder Disclosure Schedule, the execution and delivery by such Founder and the applicable Founder Newco, as applicable, of this Agreement and the other Transaction Documents to which such Founder or Founder Newco is a party do not, and the performance by such Founder or Founder Newco of his or its obligations under this Agreement and the other Transaction Documents to which such Founder or Founder Newco is a party will not, (i) in the case of each

Founder Newco and in the case of a Founder that is not a natural person, violate such Founder Newco's or Founder's certificate or articles of incorporation or formation, bylaws, trust agreement, operating agreement, limited liability company agreement or other equivalent organizational document, (ii) violate any of the terms, conditions or provisions of any Law, License or Judgment to which such Founder or Founder Newco is subject or by which such Founder or Founder Newco or his or its assets are bound, except that no representation is made with respect to any foreign Law of any jurisdiction in which United does not, directly or through a Subsidiary, own assets or engage in business, or (iii) assuming that the Required Founder Consents are given, made and obtained, result in a violation or breach of, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in a Lien on any of the assets of such Founder or Founder Newco pursuant to any Contract to which such Founder or Founder Newco is a party or by which such Founder or Founder Newco or any of his or its assets is bound, except in the case of any Law (other than Delaware law), License or Judgment referred to in clause (ii) and any Contract referred to in clause (iii), as would not have a Founder Material Adverse Effect or United Material Adverse Effect.

         5.3 FOUNDER NEWCOS. On the Closing Date, the Founder Newco to be formed by such Founder pursuant to Section 2.1(a) will (a) be a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) have all requisite power and authority to own its properties and conduct its business, (c) be the record and beneficial owner of a number of shares of United Common Stock equal to the number of Founder Shares set forth next to such Founder's name on SCHEDULE 2.1(a) (such shares consisting of shares of United Class B Stock and shares of United Class A Stock issued upon conversion of shares of United Class B Stock pursuant to the last sentence of Section 2.1(a)) (together with all dividends and distributions paid with respect to the Founder Shares after the date hereof and the right to receive all unpaid dividends and distributions declared or otherwise payable with respect to such shares of United Common Stock, and associated stock purchase rights, if any), free and clear of all Liens and Restrictions except as set forth on Section 5.7 of the Founder Disclosure Schedule (each of which Liens and Restrictions shall be fully and unconditionally released prior to or simultaneous with the Founder Newco Mergers, as set forth in Section 2.2(b)) or as may be or have been created by this Agreement or the other Transaction Documents or by New United, United or any of their respective Controlled Affiliates, (d) have all requisite power and authority to execute and deliver and perform its obligations under the applicable Founder Newco Merger Agreement and to consummate the transactions contemplated thereby and (e) will have duly executed and delivered the applicable Founder Newco Merger Agreement. At all times from the formation of the Founder Newco to be formed by such Founder pursuant to Section 2.1(a) until the Closing, (x) no Person other than such Founder shall own any equity interest whatsoever in such Founder Newco, (y) such Founder shall own all the limited liability company membership interests in such Founder Newco free and clear of any Liens and Restrictions, except as may be or have been created by this Agreement and except for its obligations under the applicable Founder Newco Merger Agreement, and (z) such Founder Newco shall have no assets other than the shares of United Class A Stock and United Class B Stock, dividends and distributions paid or made with respect to the Founder Shares after the date hereof, rights to receive all unpaid dividends or distributions declared or otherwise payable with respect to such shares of United Common Stock, and associated rights referred to in clause (c) of the previous sentence, and no liabilities or obligations, known or unknown, whether absolute, accrued, fixed, contingent or otherwise, except for its obligations under the applicable Founder Newco Merger Agreement.

         5.4 BROKERS' AND FINDERS' FEES. There is no broker, finder, investment banker or similar intermediary that has been retained by, or is authorized to act on behalf of, any Founder or any officer, director or trustee thereof who will be entitled to any fee or commission in connection with this Agreement or upon consummation of the transactions contemplated hereby.

         5.5 INFORMATION. Such Founder has been given full access to and ample opportunity to review such financial and other information concerning the transactions contemplated by this Agreement as he or it has deemed necessary to make an informed investment decision and acknowledges that each other party has afforded it the opportunity to make inquiries and obtain information from the other parties hereto and their respective representatives and advisors.

         5.6 LEGAL PROCEEDINGS. There is no Judgment outstanding, or any Legal Proceeding by or before any Governmental Authority or any arbitrator pending, or to such Founder's knowledge, threatened in writing, against such Founder or the applicable Founder Newco that, individually or in the aggregate, could reasonably be expected to have a Founder Material Adverse Effect or a United Material Adverse Effect.

         5.7 OWNERSHIP OF UNITED CLASS B STOCK AND NEW UNITED CLASS B STOCK. Such Founder is the record and beneficial owner of the number of shares of United Class B Stock set forth next to such Founder's name on SCHEDULE 2.1(a), and after giving effect to the transactions contemplated hereby will be the record and beneficial owner of the equivalent number of shares of New United Class B Stock, in each case free and clear of all Liens and Restrictions, except as set forth in Section 5.7 of the Founder Disclosure Schedule or as may be or have been created by this Agreement or the other Transaction Documents or by United or any of its Controlled Affiliates and except for restrictions on transfer under federal or state securities laws.

         5.8 INVESTMENT INTENT. Such Founder is acquiring shares of New United Class B Stock pursuant to this Agreement for investment purposes only and acknowledges that such shares may not be sold without registration under the Securities Act and applicable state securities laws, unless an exemption therefrom is available.

         5.9 REGISTRATION STATEMENT; PROXY STATEMENT. The information supplied by such Founder in writing expressly for the purpose of inclusion in the Registration Statement and the Proxy Statement shall not at the time the Registration Statement is declared effective by the Commission, on the date the Proxy Statement is first mailed to the stockholders of United, at the time of the United Stockholders Meeting or on the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                            OF UNITED AND NEW UNITED

         6.1 REPRESENTATIONS AND WARRANTIES OF UNITED. United hereby represents and warrants to the Liberty Parties and New United as follows, with all such representations and warranties that speak in the present tense or refer to "the date hereof" or similar terms being deemed to be made as of the Original Agreement Date:

                  (a) ORGANIZATION, GOOD STANDING AND AUTHORITY. United (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now being conducted, and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not have
(1) a Material Adverse Effect on United and its Subsidiaries, taken as a whole (or, after giving effect to the United/New United Merger, the Surviving Entity and its Subsidiaries, taken as a whole), or (2) a material adverse effect on the ability of United or New United to perform its obligations under, and consummate the transactions contemplated by, this Agreement and the other Transaction Documents (each of clauses (1) and (2) above, a "UNITED MATERIAL ADVERSE EFFECT"). True and complete copies of the certificate of incorporation and bylaws of United, each as amended to date, have been filed with the Commission as exhibits to the United Commission Filings. United is not in violation of any of the provisions of its certificate of incorporation, bylaws or other equivalent organizational document.

                  (b) CAPITALIZATION AND OWNERSHIP.

                           (i) As of the date hereof, the total authorized shares of capital stock of United consists solely of 210,000,000 shares of United Class A Stock, 30,000,000 shares of United Class B Stock and 3,000,000 shares of Preferred Stock, par value US $0.01 per share (the "UNITED PREFERRED STOCK") (of which 139,031 shares have been designated as Convertible Preferred Stock, Series B (the "UNITED SERIES B PREFERRED STOCK"), 425,000 shares have been designated as 7% Series C Senior Cumulative Convertible Preferred Stock (the "UNITED SERIES C PREFERRED STOCK") and 287,500 shares have been designated as 7% Series D Senior Cumulative Convertible Preferred Stock (the "UNITED SERIES D PREFERRED STOCK")). The Board of Directors of United has duly authorized the creation of a new series of United Preferred Stock, consisting of 1,500 authorized shares of United Preferred Stock designated the Series E Preferred Stock ("UNITED SERIES E PREFERRED STOCK"). A true and complete copy of the Certificate of Designation to establish the United Series E Preferred Stock is attached hereto as Exhibit 6.1(b) (the "SERIES E CERTIFICATE OF DESIGNATION"). As of August 31, 2001, 86,030,256 shares of United Class A Stock (including 5,569,240 shares of United Class A Stock held by UPC, but not including 35,708 shares of United Class A Stock held by United as treasury shares), 19,027,134 shares of United Class B Stock, 113,983 shares of United Series B Preferred Stock, 425,000 shares of United Series C Preferred Stock and 287,500 shares of United Series D
                                    Preferred Stock were issued and
                                    outstanding. All of the outstanding
                                    shares of United Class A Stock, United
                                    Class B Stock and United Preferred Stock are duly authorized, validly issued, fully paid and nonassessable and are free and clear of any Lien or Restriction, except for Liens and Restrictions created by the holders thereof and restrictions on transfer arising under federal or state securities laws. No shares of United Series E Preferred Stock will be issued except pursuant to the
                                    Subscription Agreements as required by
                                    Section 2.1(c). Each share of United
                                    Series E Preferred Stock, when issued in accordance with the Subscription
                                    Agreements, will be duly authorized,
                                    validly issued, fully paid and
                                    nonassessable and will be free and clear of any Lien or Restriction, except pursuant to this Agreement and the other Transaction Documents and except for restrictions on transfer arising under federal or state securities laws. There are no other outstanding shares of capital stock or other securities or ownership interests of United other than shares of United Class A Stock issued after August 31, 2001 (i) upon conversion of shares of Class B Stock or United Preferred Stock outstanding at August 31, 2001, (ii) paid as dividends on shares of United Series C Preferred Stock or United Series D Preferred Stock in accordance with their terms or (iii) upon the exercise of options outstanding on such date as described in the immediately following sentence that were issued under United's Stock Option Plans for
                                    Non-Employee Directors and United's 1993
                                    Stock Option Plan (collectively, the
                                    "UNITED STOCK OPTION PLANS," which term
                                    in the case of the 1993 Stock Option Plan will include the proposed amendment to such plan in the form set forth in Paragraph A. of Section 6.1(b) of the
                                    United Disclosure Schedule if adopted by the stockholders of United at the United Stockholders Meeting; provided, however, that notwithstanding anything to the contrary in Paragraph A. of Section
                                    6.1(b) of the United Disclosure Schedule, the parties agree that the proposed amendment to the 1993 Stock Option Plan shall provide for an increase in the number of shares of United Common Stock reserved for issuance under such plan to 39,200,000 shares (no more than 3,000,000 shares of which shall be United Class B
                                    Stock) and an increase in the maximum
                                    number of shares of United Common Stock
                                    subject to options that may be granted to any one participant under that plan in a single calendar year to 5,000,000 shares; and which term in the case of the Stock Option Plans for Non-Employee Directors, will include a proposed amendment to United's 1998 Stock Option Plan for Non-Employee Directors to provide for an increase in the number of shares of United Class A Stock reserved for issuance under such plan to 3,000,000 shares if adopted by the stockholders of United at the

                                    United Stockholders Meeting) and options issued after such date under such United Stock Option Plans in compliance with
                                    Section 7.1(h) of this Agreement. As of
                                    August 31, 2001, United had reserved (i)
                                    5,496,651 shares of United Class A Stock for issuance upon exercise of outstanding options issued pursuant to the United Stock Option Plans and (ii) 1,377,886 shares of United Class A Stock for issuance upon exercise of stock options that as of such date remained available for grant under the United Stock Option Plans. Other than the options outstanding at August 31, 2001 described above or permitted to be granted thereafter as provided in Section 7.1(h) or as described in Paragraph C. of Section 6.1(b) of the United Disclosure Schedule or shares of United Class B Stock and United Preferred Stock outstanding at August 31, 2001 that may be converted into shares of United Class A Stock, there are no outstanding subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights, exchangeable or convertible securities or other commitments or agreements of any nature relating to the capital stock or other securities or ownership interests of United (including any phantom shares, phantom equity interests or stock or equity appreciation rights) or obligating United, at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed or otherwise acquired, any of its capital stock or any phantom shares, phantom equity interests or stock or equity appreciation rights, or other ownership interests of United or obligating United to grant, extend or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment or agreement. Without limiting the generality of the foregoing (x) since June 25, 2000 United has not issued, granted or sold, or agreed to issue, grant or sell, any shares of United Class B Stock, any other High Vote Securities or any Rights to acquire any of the foregoing and (y) from the date of this Agreement until the Closing Date or the earlier termination of this Agreement, United shall not issue, grant or sell, or agree to issue, grant or sell, any shares of United Class B Stock, any other High Vote Securities or any Rights to acquire any of the foregoing, other than the Class B Options, as defined in Paragraph
                                    B.2. of Section 6.1(b) of the United
                                    Disclosure Schedule (the "CLASS B
                                    OPTIONS"), which Class B Options shall,
                                    if granted, have been granted in
                                    accordance with Section 7.1(h). Except
                                    for the agreements listed in Section 5.1 of the Founder Disclosure Schedule, to the knowledge of United, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock or ownership interests of United.

                           (ii) The total authorized shares of capital stock of the Surviving Entity from and after the Closing will consist solely of 1,500 shares of Surviving Entity Class A Stock, 1,500 shares of Surviving Entity Class B Stock, 301,500 shares of Surviving Entity Class C Stock, 139,031 shares of Convertible Preferred Stock, Series B, par value $0.01 per share, 425,000 shares of 7% Series C Senior Cumulative Convertible Preferred Stock, par value $0.01 per share, and 287,500 shares of 7% Series D Senior Cumulative Convertible Preferred Stock, par value $0.01 per share. As of immediately following the Closing, there will be no issued and outstanding shares of capital stock or other securities or ownership interests of the Surviving Entity other than 1,500 shares of Surviving Entity Class A Stock, 1,500 shares of Surviving Entity Class B Stock and 300,000 shares of Surviving Entity Class C Stock. Pursuant to the terms of the Surviving Entity Charter, the Surviving Entity may only issue shares of the Surviving Entity's preferred stock of any series if the Board of Directors of New United first approves such issuance by the vote specified in the New United Charter. The shares of Surviving Entity Class A Stock, Surviving Entity Class B Stock and Surviving Entity Class C Stock to be issued pursuant to this Agreement and the other Transaction Documents have been duly authorized, and, when issued, will be validly issued, fully paid, nonassessable, free of preemptive rights and free of Liens and Restrictions, other than Liens or Restrictions created by the holder thereof and restrictions on transfer under federal and state securities laws. To the knowledge of United, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock or ownership interests of the Surviving Entity (other than this Agreement and the other Transaction Documents). As of the Closing Date there will be no outstanding subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights, exchangeable or convertible securities or other commitments or agreements (other than this Agreement and the other Transaction Documents) of any nature relating to the capital stock or other securities or ownership interests of the Surviving Entity (including any phantom shares, phantom equity interests or stock or equity appreciation rights) or obligating the Surviving Entity, at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed or otherwise acquired, any of its capital stock or any phantom shares, phantom equity interests or stock or equity appreciation rights, or other ownership interests of the Surviving Entity or obligating the Surviving Entity to grant, extend or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment or agreement.

                  (c) POWER; AUTHORIZATION AND VALIDITY; CONSENTS; NO CONFLICTS.

                           (i) United and its applicable Subsidiaries each has all requisite power and authority to execute and deliver and perform its obligations under this Agreement and each other Transaction Document to be executed and delivered by it pursuant to this Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by United or the applicable Subsidiary thereof of this Agreement and the other Transaction Documents to which it is or will be a party and, subject to the satisfaction of the conditions set forth in this Agreement, the consummation of the transactions contemplated hereby and thereby and the performance by it of its obligations hereunder and thereunder have been duly authorized by (x) the unanimous vote of the Board of Directors of United (excluding directors designated by Liberty Media), (y) the unanimous vote of the members of the Board of Directors of United who are not Founders, Permitted Transferees of a Founder, officers or directors or designees of Liberty Media or officers or directors of United, voting separately, and (z) except for the approval of the stockholders of United, all other requisite corporate action. This Agreement has been, and each of the other Transaction Documents to be executed and delivered by United and each applicable Subsidiary thereof will be at or prior to the Closing, duly and validly executed and delivered by United or the applicable Subsidiary, as the case may be. Assuming the due execution and delivery by each Liberty Party, as applicable, this Agreement constitutes, and each of the other Transaction Documents when executed and delivered by United or the applicable Subsidiary thereof will constitute, the legal, valid and binding obligation of United or the applicable Subsidiary thereof, as the case may be, enforceable in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

                           (ii) Except for the requirements under the HSR Act, the filing of the Certificate of Merger in connection with the United/New United Merger and any required notices, Filings, consents, approvals or waivers set forth in Paragraph A. of Section 6.1(c)(ii) of the United Disclosure Schedule that, as indicated on such Section of the United Disclosure Schedule as "Required United Consents," have not been obtained or made as of the date hereof (the "REQUIRED UNITED CONSENTS"), no consent, approval or waiver of, notice to, or

                                    Filing with, any other Person is required on behalf of United or any of its Subsidiaries in connection with the execution, delivery or performance by United of this Agreement or by United or its applicable Subsidiaries, as the case may be, of any of the other Transaction Documents to which it is or will be a party, or the consummation of the transactions contemplated hereby or thereby (including the United/New United Merger), the failure of which to be obtained, given or made, individually or in the aggregate, would have a United Material Adverse Effect or a New United Material Adverse Effect. The execution and delivery of this Agreement and the other Transaction Documents by United and its applicable Subsidiaries do not, and the performance by United and its applicable Subsidiaries of their respective obligations hereunder and thereunder will not, (x) assuming the approval of United's stockholders described in Section 7.2 is obtained, violate or conflict with any provision of the certificate of incorporation, bylaws, operating agreement or other organizational or governing documents of United or any of its Subsidiaries, (y) assuming that the Required United Consents of Governmental Authorities are obtained, except as described in footnote 1 to Section 6.1(c)(ii) of the United Disclosure Schedule, violate any of the terms, conditions or provisions of any Law, License or Judgment to which United or any of its Subsidiaries is subject or by which any of the foregoing or any of their respective assets are bound, except that no representation is made with respect to any foreign Law of any jurisdiction in which United does not, directly or through a Subsidiary, own assets or engage in business, or (z) assuming that the Required United Consents are given, made and obtained, result in a violation or breach of, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments) under, or give rise to or accelerate any material obligation (including any obligation to, or to offer to, repurchase, prepay, repay or make increased payments) or result in the loss or modification of any material benefit under, or result in a Lien or Restriction on any of the assets of United or any of its Subsidiaries pursuant to, any note, bond, indenture, debenture, security agreement, trust agreement, lien, mortgage, lease, agreement, contract, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument, understanding, commitment or obligation, oral or written (collectively "CONTRACTS"), to which United or any of its Subsidiaries is a party or by which United or any of its Subsidiaries or any of their respective assets is bound, except in the case of any Law (other than Delaware law), License or Judgment referred to in clause
                                    (y)
                                    and any Contract (other than, for
                                    purposes of Article XV only, any Contract evidencing or securing any outstanding indebtedness of United or any of its Subsidiaries or pursuant to which any such outstanding indebtedness was incurred) referred to in clause (z), as would not, individually or in the aggregate, have a United Material Adverse Effect or a New United Material Adverse Effect.

                  (d) BROKERS' AND FINDERS' FEES. Except for the amounts disclosed in Section 6.1(d) of the United Disclosure Schedule for which United will have sole responsibility and liability, there is no broker, finder, investment banker or similar intermediary that has been retained by, or is authorized to act on behalf of, United or any of its Subsidiaries or any of their respective officers or directors who will be entitled to any fee or commission in connection with this Agreement or upon consummation of the transactions contemplated hereby.

                  (e) LEGAL PROCEEDINGS. There is no Judgment outstanding or any Legal Proceeding by or before any Governmental Authority or any arbitrator pending or, to United's knowledge, threatened in writing against United or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a United Material Adverse Effect. Section 6.1(e) of the United Disclosure Schedule identifies certain Legal Proceedings pending or threatened against United and/or its Subsidiaries. United has provided to Liberty Media true and complete copies of any notices or correspondence received by United or any of its subsidiaries or by United A/P or any of its subsidiaries from any Person since June 25, 2000 relating to any default, acceleration or breach of, or potential default, acceleration or breach of, or dispute regarding, any material Contract evidencing or securing any outstanding indebtedness of United or any of its subsidiaries or United A/P or any of its subsidiaries or pursuant to which any such outstanding indebtedness was incurred.

                  (f) SUBSIDIARIES AND AFFILIATES; ASSETS.

                           (i) Section 6.1(f)(i) of the United Disclosure Schedule (x) lists each direct and indirect Subsidiary of United and each Person in which United directly or indirectly through a Subsidiary owns an investment accounted for by the equity method (an "EQUITY AFFILIATE"), (y) except as set forth in the final sentence of the preambulatory language to Section 6.1(f)(i) of the United Disclosure Schedule, describes the number and kind of equity interests or securities, including interests or securities convertible into or exchangeable or exercisable for any equity interest or security, in each Subsidiary and Equity Affiliate owned directly or indirectly by United (each a "UNITED INVESTMENT") and (z) lists all material agreements to which United or any of its Subsidiaries are parties evidencing such equity interests or securities, pursuant to which such interests or securities are held, evidencing Restrictions (including Partner's Purchase Rights) affecting such interests or securities or entered into in connection with the acquisition of such interests or securities (unless all liabilities, obligations and commitments thereunder have been performed in full and there are no remaining liabilities, obligations or commitments (actual, contingent or otherwise) thereunder) (the "UNITED INVESTMENT AGREEMENTS"). True and complete copies of the United Investment Agreements have been provided to Liberty Media. With respect to each United Investment Agreement that is not in English, United has provided to Liberty Media a true and complete summary of the material terms and conditions of such United Investment Agreement insofar as such terms and conditions relate to any representation, warranty or covenant made by United in this Agreement that is qualified by reference to the United Disclosure Schedule or to the United Investment Agreements, and the Liberty Parties may rely on each such summary as the complete articulation of the terms of the applicable United Investment Agreement as such terms relate to any representation, warranty or covenant made by United in this Agreement (notwithstanding any language to the contrary contained in any such summary). United or the applicable Subsidiary thereof has good and valid title to the United Investments, free and clear of all material Liens and Restrictions, other than as set forth in Section 6.1(f)(i) of the United Disclosure Schedule or as may have been created by this Agreement and except for restrictions on transfer under federal or state securities laws or applicable local laws. Assuming the due execution and delivery by each of the other parties thereto, the United Investment Agreements constitute legal, valid and binding obligations of United or the applicable Subsidiary that is a party to such United Investment Agreement. Except as set forth in
                                    Section 6.1(f)(i) of the United Disclosure
                                    Schedule, there is no Legal Proceeding
                                    pending, or to the best of United's
                                    knowledge, threatened in writing, against
                                    United or any of its Subsidiaries
                                    specifically relating to any of such United
                                    Investments or United Investment Agreements.

                           (ii) Each of United's Subsidiaries and Equity Affiliates (x) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (y) has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (z) is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it, or the nature of its activities make such qualification necessary, except in each case when the failure to be in good standing, to have such power and authority or to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not have a United Material Adverse Effect.

                           (iii) Except as set forth in Section 6.1(f)(iii) of the United Disclosure Schedule, the assets owned or leased by United and its Subsidiaries are suitable and adequate for the conduct of their respective businesses and United or the applicable Subsidiary has good and valid title to or valid leasehold or other contractual interests in all such assets that are material to its business, taken as a whole, free and clear of all Liens other than Permitted Encumbrances and Liens the existence of which does not have and is not reasonably expected to have a United Material Adverse Effect.

                           (iv) None of United or any of its Subsidiaries has guaranteed any of the liabilities of United Australia/Pacific, Inc. ("UNITED A/P") or any of its subsidiaries, except as provided in SCHEDULE 6.1(f)(iv). A default under or acceleration of any of the liabilities of United A/P or any of its subsidiaries, or a bankruptcy or similar event involving United A/P or any of its subsidiaries, would not (with or without the giving of notice or lapse of time or both) result in the acceleration of, or give rise to the right to accelerate, any of the debt of United or any of its Subsidiaries.

                  (g) COMMISSION FILINGS; FINANCIAL STATEMENTS.

                           (i) United has heretofore made available to Liberty Media the following, in the form filed with the Commission (in each case together with all exhibits and schedules filed therewith and amendments thereto filed prior to the date of this Agreement) (the "UNITED COMMISSION FILINGS"): (A) United's Annual Reports on Form 10-K for the fiscal years ended February 29, 1996, February 28, 1997, and the transition report for the ten months ended December 31, 1998, as amended by Form 10-K/A, and the Annual Reports on Form 10-K for the fiscal years ended December 31, 1999 and 2000 (the last such report being the "UNITED FORM 10-K"), (B) United's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2001 (the "UNITED JUNE 10-Q") and September 30, 2001,
                                    (C) UPC's Annual Reports on Form 10-K for the fiscal years ended December 31, 1998, 1999 and 2000 (the last such report being the "UPC FORM 10-K"), (D) UPC's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2001 (the "UPC JUNE 10-Q") and September 30, 2001, (E) all definitive proxy and information statements relating to meetings of United's and UPC's stockholders since January 1, 1997 to the date of this Agreement, and (F) all other reports, registration statements, forms and other documents filed by United and its Subsidiaries with the Commission since January 1, 1997 to the date of this Agreement (all such documents referred to in this clause (F) filed in 2001 and publicly available on or prior to April 2, 2001 (each in the form publicly available on April 2,
                                    2001), together with the United Form 10-K and the UPC Form 10-K (each in the form publicly available on April 2, 2001), and the United June 10-Q and the UPC June 10-

                                    Q (each in the form publicly available on August 14, 2001), the "UNITED 2001 COMMISSION FILINGS"). The filings made available pursuant to the preceding sentence constitute all of the reports, registration statements, proxy or information statements, documents and forms (other than preliminary material) that United and its Subsidiaries have been required to file with the Commission since January 1, 1997. All such filings and all reports, registration statements, proxy or information statements and other documents filed by United and its Subsidiaries with the Commission on or after the date hereof but prior to the Closing Date (x) complied, or will comply, in all material respects with the Securities Act or the Exchange Act, as the case may be, and the rules and regulations under each such Act, and (y) did not at the time they were filed, and will not at the time they are filed, with the Commission contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

                           (ii) Except as disclosed in Section 6.1(g) of the United Disclosure Schedule, each of the consolidated financial statements (including the notes thereto) contained in the United Commission Filings and each other report, registration statement, form and other document filed by United and its Subsidiaries with the Commission from and after the date hereof was or will be prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and Regulation S-X under the Exchange Act and fairly presents or will fairly present the consolidated financial position, results of operations and cash flows of the registrant and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein subject in the case of unaudited interim financial statements to normal recurring year-end adjustments.

                           (iii) Except (i) for liabilities and obligations imposed under or pursuant to this Agreement, the other Transaction Documents or the United Investment Agreements or (ii) as reflected in the United 2001 Commission Filings or in Section 6.1(g) of the United Disclosure Schedule, neither United nor any of its Subsidiaries has any liability, obligation or commitment of any kind or nature, whether due or to become due, whether absolute, accrued, fixed or contingent or otherwise, that in any case or in the aggregate is or may be material to the business, assets, results of operations or financial condition of United and its Subsidiaries taken as a whole, except liabilities and obligations that arose since June 30, 2001 in the ordinary course of business or that arise from changes in general business or economic conditions or from events affecting the industries in which United and its Subsidiaries operate generally (none of which has resulted or is reasonably likely to result in a United Material Adverse Effect or a New United Material Adverse Effect).

                  (h) ABSENCE OF CERTAIN DEVELOPMENTS. Since June 30, 2001, other than as otherwise permitted, contemplated or required by this Agreement or the other Transaction Documents, (x) the business of United and each of its Subsidiaries has been operated only in the ordinary course, (y) to United's knowledge, except to the extent disclosed in Section 6.1(h) of the United Disclosure Schedule, no event has occurred and no condition exists that, individually or together with other events and conditions, has had or, insofar as United can reasonably foresee, is reasonably likely to have, a United Material Adverse Effect or a New United Material Adverse Effect, and (z) there has been no material change in the accounting methods, practices or policies of United or any of its Subsidiaries except as required by changes in GAAP.

                  (i) LEGAL COMPLIANCE. Except as set forth in the United 2001 Commission Filings or in Section 6.1(i) of the United Disclosure Schedule, United and its Subsidiaries (x) are in compliance with, and have conducted their respective businesses so as to comply with, the terms of their respective Licenses and all applicable Laws, and (y) have all Licenses that are required to operate their respective businesses, except in such cases where the failure to so comply or to have such Licenses, either individually or in the aggregate, has not had and is not reasonably expected to have a United Material Adverse Effect or a New United Material Adverse Effect. Without limiting the generality of the foregoing, the operations of the businesses, assets and facilities of United and, to United's knowledge, its Subsidiaries are in compliance with all applicable Environmental and Health Laws, if any, except where the failure to comply has not had and is not reasonably expected to have a United Material Adverse Effect or a New United Material Adverse Effect.

                  (j) TAXES. Except as otherwise set forth in Section 6.1(j) of the United Disclosure Schedule:

                           (i)      Each of United and each of United's
                                    Subsidiaries identified in Paragraph A. of
                                    Section 6.1(j) of the United Disclosure
                                    Schedule (the "MATERIAL UNITED
                                    SUBSIDIARIES") has timely filed all material
                                    Tax Returns that it was required to file.
                                    All such Tax Returns are true and complete in all material respects. All material Taxes owed by United and the Material United Subsidiaries (whether or not shown on any Tax Return) have been timely paid. There are no Liens for material Taxes (other than for current Taxes not yet due and payable or for items being contested in good faith and for which there are adequate reserves in accordance with GAAP on the books of the applicable entity) on any of the assets of United or the Material United Subsidiaries.

                           (ii) Each of United and each of the Material United Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor or other third party.

                           (iii) No material deficiencies for any Taxes have been proposed, asserted or assessed against United or any of the Material United Subsidiaries that are not adequately reserved for in accordance with GAAP in all cases applied on a consistent basis. No Tax Returns of United or any of the Material United Subsidiaries are currently the subject of an audit.

                           (iv) None of United or the Material United Subsidiaries has any current non-contingent liability for the Taxes of any Person (other than United and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract, or otherwise.

                           (v) If the income of United or any of the Material United Subsidiaries was required under federal, state, local, or foreign tax rules, to be included on a consolidated, unitary, combined or other such Tax Return filed by a Person other than any of United or the Material United Subsidiaries, each such group has filed all material Tax Returns that it was required to file with respect to United or any of the Material United Subsidiaries for each period during which United or any of the Material United Subsidiaries was a member of such group. All such material Tax Returns were correct and complete in all material respects insofar as they relate to United and the Material United Subsidiaries. All material Taxes owed by such group with respect to United and the Material United Subsidiaries (whether or not shown on a Tax Return) have been paid for each taxable period during which United or any of the Material United Subsidiaries was a member of its respective group.

                           (vi) The normal period within which to examine and/or assess Taxes on the income of United or any of the Material United Subsidiaries has not been extended with respect to any such Person by waiver of, or agreement to extend, the applicable statute of limitations or otherwise.

                           (vii) Neither United nor any of the Material United Subsidiaries has filed a consent under Section 341(f) of the Code.

                           (viii) Neither United nor any of the Material United Subsidiaries has made any payments, nor are any of them obligated to make any payments, and none of them is a party to any agreement that under certain circumstances could obligate it to make any payments as a result of the transactions contemplated by this Agreement or the other Transaction Documents or otherwise to any employee, member, officer or director of, or any independent contractor or other person who performs personal services for, any of United or any of the Material United Subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or employee benefit plan currently in effect which would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

                           (ix) United has not taken any action and has no present plan or intention to take any action that would cause the transactions contemplated hereby or by the other Transaction Documents not to qualify as a tax-free transaction pursuant to Section 351 of the Code.

                           (x) Neither United nor any of the Material United Subsidiaries is a party to any tax sharing or allocation agreement with any other Person.

                           (xi) Other than the Material United Subsidiaries, none of United's subsidiaries would, individually or all such subsidiaries considered in the aggregate, constitute a "significant subsidiary" of United as such term is defined in Section 1-02(w) of Regulation S-X promulgated under the Exchange Act; PROVIDED THAT, for such purposes the term "5 percent" shall be substituted in each instance in which the term "10 percent" appears in Section 1-02(w) of Regulation S-X.

                  (k) CONTRACTS AND COMMITMENTS. Except for Contracts entered into after June 30, 2001 that are disclosed in Section 6.1(k) of the United Disclosure Schedule, all Contracts to which United or any of its Subsidiaries is a party or by which any of them or their respective businesses or assets are bound that are to be performed in whole or in part after the date hereof and that are required to be filed with the Commission as "material contracts" pursuant to Item 601 of Regulation S-K have been filed with the United 2001 Commission Filings. Except as disclosed in Section 6.1(k) of the United Disclosure Schedule, there is no material Contract or Judgment binding upon United or any of its Subsidiaries (i) that has had or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of, or the conduct of business as currently conducted by, United or its Subsidiaries or limiting the right of United or any of its Subsidiaries to compete in any line of business, (ii) that purports to or would bind New United or any of its Subsidiaries or any of the Liberty Parties or any of their respective Affiliates after giving effect to the transactions contemplated hereby or (iii) in respect of which, whether before or after giving effect to the transactions contemplated hereby or by the other Transaction Documents, any act or omission of any of the Liberty Parties or any of their respective Affiliates would result in a violation or breach thereof, or constitute (with or without the giving of notice or lapse of time or both), or permit any Person to declare, a default or event of default thereunder, or give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments thereunder, or give rise to or accelerate any obligation (including, without limitation, any obligation to, or to offer to, repurchase, prepay, repay or make increased payments) or result in the loss or modification of any rights or benefits thereunder, or result in any Lien or Restriction on any of the assets of, or otherwise have any material adverse effect on, United or any of its Affiliates. True and complete copies of all Contracts listed in the United Commission Filings or in Section 6.1(k) of the United Disclosure
Schedule have been provided to Liberty Media. Each of United and its Subsidiaries has fulfilled in all material respects, or taken all actions necessary to enable it to fulfill in all material respects when due, its obligations under each of such Contracts to which it is a party, and none of United or any or its Subsidiaries is in breach or violation of, or in default (with or without the giving of notice or lapse of time or both) under any of such Contracts, which breach, violation or default individually or in the aggregate would reasonably be expected to have a United Material Adverse
Effect or a New United Material Adverse Effect.

                  (l) INTANGIBLE PROPERTY. Except as set forth in the United 2001 Commission Filings or Section 6.1(l) of the United Disclosure Schedule, one or more of United and its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property that is used in the business of United and its Subsidiaries as currently conducted, except to the extent that the failure to have such rights has not had and is not reasonably likely to have a United Material Adverse Effect. Except as set forth in the United 2001 Commission Filings or Section 6.1(l) of the United Disclosure Schedule and except, in the case of clauses (iii) and (iv), to the extent that any of the following has not had and is not reasonably likely to have a United Material Adverse Effect, (i) neither United nor any of its Subsidiaries has received notice of any claim of infringement of the rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or other Intellectual Property used or owned by United or any of its Subsidiaries,
(ii) neither United nor any of its Subsidiaries has any knowledge that United or any of its Subsidiaries is infringing upon or otherwise violating, or has infringed upon or otherwise violated, the rights of any third party with respect to any patent, trademark, trade name, service mark, copyright or other Intellectual Property, (iii) no current or former employee of United or any of its Subsidiaries is or was a party to any confidentiality agreement and/or agreement not to compete that restricts or forbids such employee's performance of any activity that such employee was hired to perform, and (iv) none of United or any of its Subsidiaries is currently using or has in the past used without appropriate authorization, any confidential information or trade secrets of any third party. Since January 1, 1997, neither United nor any of its Subsidiaries has received any notice alleging such conduct.

                  (m) INTERESTED PARTY TRANSACTIONS. Except to the extent reflected in the United 2001 Commission Filings, Section 6.1(m) of the United Disclosure Schedule lists all transactions between United or any of its Subsidiaries, on the one hand, and any director, executive officer (or immediate family member of such director or executive officer) or stockholder of United or (other than United) any of its Subsidiaries, on the other hand, in which the amount involved exceeds US $60,000 that is required to be disclosed pursuant to
Item 404 of Regulation S-K under the Exchange Act, other than transactions required or permitted by this Agreement or the other Transaction Documents and transactions otherwise disclosed in the United Disclosure Schedule or pursuant to Contracts so disclosed.

                  (n) MINUTE BOOKS. United has made available to Liberty Media copies of the minute books of United and each of its wholly owned Subsidiaries. Such minute books contain summaries of all meetings of directors and shareholders or actions by written consent since the time of the applicable Person's incorporation or organization, and such summaries are true and complete in all material respects and reflect all transactions referred to in such minutes accurately in all material respects.

                  (o) DGCL SECTION 203 AND SIMILAR LAWS. Prior to the execution hereof, the respective Boards of Directors of United and each of its Subsidiaries approved each of the transactions contemplated by this Agreement and the other Transaction Documents to the extent necessary to render inapplicable thereto the limitations on business combinations contained in
Section 203 of the Delaware General Corporation Law and any similar provision of any other Law.

                  (p) COMPANY ACTION. The Board of Directors of United (at a meeting duly called and held) has by (i) the unanimous vote of the Board of Directors of United (excluding directors designated by Liberty Media) and (ii) the unanimous vote of the members of the Board of Directors of United who are not Founders, Permitted Transferees of a Founder, officers or directors or designees of Liberty Media or officers or directors of United, voting separately: (A) determined and declared that this Agreement, the other Transaction Documents (including the United/New United Merger Agreement) and the transactions contemplated hereby and thereby (including the United/New United Merger) are advisable and in the best interests of United and its stockholders,
(B) directed that such transactions (including the United/New United Merger) be submitted for consideration by United's stockholders at a special meeting of stockholders, and (C) adopted resolutions approving this Agreement and the other Transaction Documents and recommending approval and adoption hereof and thereof and of such transactions by United's stockholders.

                  (q) FAIRNESS OPINIONS. Prior to the Amendment Date, the Board of Directors of United has received the written opinion of Morgan Stanley & Co. Incorporated ("MORGAN STANLEY"), satisfactory in form, scope and substance to United, as required pursuant to Section 4.11 of the Indenture with respect to the transactions contemplated by the Stock Purchase Agreements, dated as of the Original Agreement Date, between Liberty UCOMA LLC, a Delaware limited liability company, and United (the "STOCK PURCHASE FAIRNESS OPINION"). Prior to the Amendment Date, United has provided Liberty Media with a true and complete copy of the Stock Purchase Fairness Opinion, and Liberty Media hereby acknowledges receipt thereof.

                  (r) VOTE REQUIRED. The only vote of stockholders of United required under the DGCL, NASD requirements and the certificate of incorporation and bylaws of United in order to approve the transactions contemplated by this Agreement and the other Transaction Documents is the affirmative vote in favor of the United/New United Merger and the other transactions contemplated by this Agreement and the other Transaction Documents of a majority of the total number of votes entitled to be cast by the holders of the issued and outstanding shares of United Class A Stock and United Class B Stock voting as a single class, and no other vote or approval of or other action by the holders of any capital stock of United is required for such approval or for the consummation of any of the transactions contemplated hereby or by the other Transaction Documents.

                  (s) NO INVESTMENT COMPANY. United is not an "investment company" subject to the registration requirements of, or regulation as an investment company under, the Investment Company Act of 1940.

                  (t) REGISTRATION STATEMENT; PROXY STATEMENT. The Registration Statement and the Proxy Statement, except for any information supplied by any Liberty Party in writing expressly for purpose of inclusion therein, shall not at the time the Registration Statement is declared effective by the Commission, on the date the Proxy Statement is first mailed to the stockholders of United, at the time of the United Stockholders Meeting or on the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (u) [Reserved.]

                  (v) PRIORITY TELECOM. Neither United nor any of its Subsidiaries (including UPC and its Subsidiaries) has taken, or permitted to be taken, any action to satisfy a Stock Purchase Option (as defined in the Priority Telecom Shareholders Agreement) through the issuance or delivery of securities of United or UPC.

         6.2 REPRESENTATIONS AND WARRANTIES OF NEW UNITED. Assuming the accuracy of the representations and warranties of the Liberty Parties and the Founders contained in this Agreement and except as disclosed in the Liberty Disclosure Schedule, New United hereby represents and warrants to the Liberty Parties and the Founders as follows, with all such representations and warranties that speak in the present tense or refer to "the date hereof" or similar terms being deemed to be made as of the Original Agreement Date:

                  (a) ORGANIZATION, GOOD STANDING AND AUTHORITY. Each of New United and its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own, lease and operate its properties and carry on its business as now being conducted, and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not have (1) a Material Adverse Effect on New United and its Subsidiaries, taken as a whole, or (2) a material adverse effect on the ability of New United to perform its obligations under, and consummate the transactions contemplated by, this Agreement and the other Transaction Documents (each of clauses (1) and (2) above, a "NEW UNITED MATERIAL ADVERSE EFFECT"). True and complete copies of the New United Charter (in the form in which it will be restated pursuant to Section 2.1(b)), the New United By-laws (in the form in which they will be restated pursuant to Section 2.1(b)), and United/New United Merger Sub's Certificate of Incorporation (the "UNITED/NEW UNITED MERGER SUB CHARTER") and By-laws (the "UNITED/NEW UNITED MERGER SUB BY-LAWS") are attached hereto as Exhibits 2.1(b)-1, 2.1(b)-2, 6.2(a)-1 and 6.2(a)-2, respectively. New United has heretofore provided Liberty with true and complete copies of the Certificate of Incorporation and By-laws of New United as in effect on the date hereof. Neither New United nor United/New United Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or By-laws.

                  (b) CAPITAL STOCK.

                           (i) The total authorized shares of capital stock of New United consists solely of one share of Common Stock, par value US $0.01 per share ("EXISTING NEW UNITED COMMON STOCK"). As of the date hereof there are no issued or outstanding shares of Existing New United Common Stock other than one share of Existing New United Common Stock held, beneficially and of record, by Schneider. As of the date hereof there are no outstanding subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights, exchangeable or convertible securities or other commitments or agreements of any nature (other than this Agreement and the other Transaction Documents) relating to the capital stock or other securities or ownership interests of New United (including any phantom shares, phantom equity interests or stock or equity interests or stock or equity appreciation rights) or obligating New United at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed or otherwise acquired, any of its capital stock or any phantom shares, phantom equity interests or stock or equity appreciation rights, or other ownership interests of New United or obligating New United to grant, extend or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment or agreement. As of immediately prior to the Closing, the total authorized shares of capital stock of New United will consist solely of 1,000,000,000 shares of New United Class A Stock, 1,000,000,000 shares of New United Class B Stock, 400,000,000 shares of New United Class C Stock and 10,000,000 shares of Preferred Stock, par value US $0.01 per share (the "NEW UNITED PREFERRED STOCK"). No series of New United Preferred Stock will have been designated as of immediately prior to the Closing. As of immediately prior to the Closing there will be no issued or outstanding shares of capital stock or other securities or ownership interests of New United other than one share of New United Class A Stock held, beneficially and of record, by Schneider. As of immediately prior to the Closing there will be no outstanding subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights, exchangeable or convertible securities or other commitments or agreements of any nature (other than this Agreement and the other Transaction Documents) relating to the capital stock or other securities or ownership interests of New United (including any phantom shares, phantom equity interests or stock or equity appreciation rights) or obligating New United, at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed or otherwise acquired, any of its capital stock or any phantom shares, phantom equity interests or stock or equity appreciation rights, or other ownership interests of New United or obligating
                                    New United to grant, extend or enter
                                    into any such subscription, option,
                                    warrant, put, call, trust, right,
                                    exchangeable or convertible security,
                                    commitment or agreement. As of
                                    immediately prior to the Closing, the
                                    shares of New United Class A Stock, New
                                    United Class B Stock and New United
                                    Class C Stock to be issued pursuant to
                                    this Agreement and the other Transaction
                                    Documents will have been duly
                                    authorized, and, when issued, will be
                                    validly issued, fully paid,
                                    nonassessable, free of preemptive rights and free of Liens and Restrictions, other than Liens or Restrictions created by the holder thereof and restrictions on transfer under federal and state securities laws. To the knowledge of New United, except as set forth in Section
                                    5.1 of the Founders Disclosure Schedule
                                    there are no voting trusts, proxies or
                                    other agreements or understandings with
                                    respect to the voting of the capital
                                    stock or ownership interests of New
                                    United (other than this Agreement and
                                    the other Transaction Documents).

                           (ii) The total authorized shares of capital stock of United/New United Merger Sub consists solely of 15 shares of Class A Common Stock, par value US $0.01 per share, 15 shares of United/New United Merger Sub Class B Stock and 3,000 shares of United/New United Merger Sub Class C Stock. As of the date hereof there are, and as of immediately prior to the Closing there will be, no issued or outstanding shares of capital stock or other securities or ownership interests of United/New United Merger Sub other than 15 shares of United/New United Merger Sub Class B Stock and 3,000 shares of United/New United Merger Sub Class C Stock all of which is held by New United. As of the date hereof there are, and as of the Closing Date there will be, no outstanding subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights, exchangeable or convertible securities or other commitments or agreements (other than this Agreement and the other Transaction Documents) of any nature relating to the capital stock or other securities or ownership interests of United/New United Merger Sub (including any phantom shares, phantom equity interests or stock or equity appreciation rights) or obligating United/New

                                    United Merger Sub, at any time or
                                    upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed or otherwise acquired, any of its capital stock or any phantom shares, phantom equity interests or stock or equity appreciation rights, or other ownership interests of United/New United Merger Sub or obligating United/New United Merger Sub to grant, extend or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment or agreement. The outstanding shares of United/New United Merger Sub Class B Stock and United/New United Merger Sub Class C Stock are duly authorized, validly issued, fully paid, nonassessable, free of preemptive rights and free of Liens and Restrictions, other than as may have been created by this Agreement or the other Transaction Documents and except for restrictions on transfer under federal or state securities laws.

                  (c) POWER; AUTHORIZATION AND VALIDITY; CONSENTS; NO CONFLICTS.

                           (i) Each of New United and United/New United Merger Sub has all requisite power and authority to execute and deliver and perform its obligations under this Agreement and each other Transaction Document to be executed and delivered by it pursuant to this Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such party of this Agreement and the other Transaction Documents to which it is or will be a party, and, subject to the satisfaction of the conditions set forth in this Agreement, the consummation of the transactions contemplated hereby and thereby (including the United/New United Merger) and the performance by it of its obligations hereunder and thereunder have been duly authorized by the respective Boards of Directors of each of New United and United/New United Merger Sub and by all other requisite corporate action on the part of such parties. This Agreement has been, and each of the other Transaction Documents to be executed and delivered by New United or United/New United Merger Sub will be at or prior to the Closing, duly and validly executed and delivered by such party. Assuming the due execution and delivery by the other parties hereto or thereto, this Agreement constitutes, and each of the other Transaction Documents when executed and delivered by the applicable of New United or United/New United Merger Sub will constitute, the legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

                           (ii) Except for the requirements under the HSR Act, the filing of the Certificate of Merger in connection with the United/New United Merger, the filing of the certificates or articles of merger, as applicable, in connection with the Founder Newco Mergers, and the Required United Consents, no consent, approval or waiver of, notice to, or Filing with, any other Person is required on behalf of

                                    New United or any of its Subsidiaries in connection with the execution, delivery or performance by New United or United/New United Merger Sub of this Agreement or any of the other
                                    Transaction Documents to which any of
                                    them is or will be a party, or the
                                    consummation of the transactions
                                    contemplated hereby or thereby
                                    (including the United/New United Merger
                                    and the Founder Newco Mergers), the
                                    failure of which to be obtained, given
                                    or made, individually or in the
                                    aggregate, would have a New United
                                    Material Adverse Effect. The execution
                                    and delivery of this Agreement and the
                                    other Transaction Documents by New
                                    United and United/New United Merger Sub
                                    do not, and the performance by them of
                                    their respective obligations hereunder
                                    and thereunder will not, (x) violate or
                                    conflict with any provision of the
                                    certificate of incorporation, bylaws,
                                    operating agreement or other
                                    organizational or governing documents of
                                    New United or any of its Subsidiaries,
                                    (y) assuming that the Required United
                                    Consents of Governmental Authorities are obtained, violate any of the terms, conditions or provisions of any Law, License or Judgment to which New United or any of its Subsidiaries is subject or by which any of the foregoing or any of their respective assets are bound, except that no representation is made with respect to any foreign Law of any jurisdiction in which neither New United nor United, directly or through a Subsidiary, owns assets or engages in business, or (z) result in a violation or breach of, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments) under or give rise to or accelerate any material obligation (including any obligation to, or to offer to, repurchase, prepay, repay or make increased payments) or result in the loss or modification of any material benefit under, or result in a Lien or Restriction on any of the assets of New United or any of its Subsidiaries pursuant to, any Contract to which New United or any of its Subsidiaries is a party or by which New United or any of its Subsidiaries or any of their respective assets is bound, except, in the case of any Law (other than Delaware law), License or Judgment referred to in clause (y), as would not have a New United Material Adverse Effect.

                  (d) BROKERS' AND FINDERS' FEES. There is no broker, finder, investment banker or similar intermediary that has been retained by, or is authorized to act on behalf of, New United or any of its Subsidiaries or any of their respective officers or directors who will be entitled to any fee or commission in connection with this Agreement or upon consummation of the transactions contemplated hereby.

                  (e) LEGAL PROCEEDINGS. There is no Judgment outstanding or any Legal Proceeding by or before any Governmental Authority or any arbitrator pending or, to New

United's knowledge, threatened in writing, against New United or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a New United Material Adverse Effect.

                  (f) ASSETS. The assets owned or leased by New United and its Subsidiaries are suitable and adequate for the conduct of their respective businesses and New United or the applicable Subsidiary has good and valid title to or valid leasehold or other contractual interests in all such assets that are material to its business, taken as a whole, free and clear of all Liens and Restrictions other than Permitted Encumbrances and Liens the existence of which does not have and is not reasonably expected to have a New United Material Adverse Effect. As of the date hereof and as of immediately prior to the Closing, New United and United/New United Merger Sub have no material assets other than their rights under this Agreement and the other Transaction Documents and other than, in the case of New United, the stock of United/New United Merger Sub, and have not conducted or engaged in any business other than executing, delivering and performing their respective obligations under this Agreement and the other Transaction Documents.

                  (g) COMMISSION FILINGS; FINANCIAL STATEMENTS; LIABILITIES.

                           (i) All reports, registration statements, proxy or information statements and other documents filed by New United and its Subsidiaries with the Commission after the date hereof (each a "NEW UNITED COMMISSION FILING") (x) will comply with the Securities Act or the Exchange Act, as the case may be, and the rules and regulations under each such Act, and (y) will not at the time they are filed with the Commission contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

                           (ii)     Each of the consolidated financial
                                    statements (including the notes thereto) contained in the New United Commission Filings will be prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and Regulation S-X under the Exchange Act and fairly present the consolidated financial position, results of operations and cash flows of the registrant and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, subject in the case of unaudited interim financial statements to normal recurring year-end adjustments.

                           (iii) As of the date hereof and as of immediately prior to the Closing, except for their respective obligations expressly provided for in (A) this Agreement and the other Transaction Documents to which they are party, and (B) the agreements described on
                                    SCHEDULE 6.2(g)(iii), New United and
                                    United/New United Merger Sub have
                                    no, and following the United/New United
                                    Merger, New United and its Subsidiaries
                                    will have no, liability, commitment or
                                    obligation of any kind or nature, whether due or to become due, whether absolute, accrued, fixed or contingent or otherwise. As of immediately following the Closing, New United and its Subsidiaries will have no liability, commitment or obligation of any kind or nature, whether due or to become due, whether absolute, accrued, fixed or contingent or otherwise, other than (i) in the case of Subsidiaries of New United, liabilities, commitments and obligations of Liberty Sub, which liabilities, commitments and obligations were in existence immediately prior to the Closing and (ii) liabilities, obligations and commitments of New United expressly provided for in this Agreement and the other Transaction Documents to which it is a party.

                  (h) ABSENCE OF CERTAIN DEVELOPMENTS. Since the date of the most recent balance sheet included in the Available New United Commission Filings, other than as otherwise permitted, contemplated or required by this Agreement or the other Transaction Documents, (i) the business of New United and each of its Subsidiaries has been operated only in the ordinary course, (ii) no event has occurred and no condition exists that, individually or together with other events and conditions, has had or, insofar as New United can reasonably foresee, is reasonably likely to have, a New United Material Adverse Effect, and
(iii) there has been no change in the accounting methods, practices or policies of New United or any of its Subsidiaries.

                  (i) LEGAL COMPLIANCE. New United and its Subsidiaries (x) are in compliance with, and have conducted their respective businesses so as to comply with, the terms of their respective Licenses and all applicable Laws, and
(y) have all Licenses that are required to operate their respective businesses, except in such cases where the failure to so comply or to have such Licenses, either individually or in the aggregate, has not had and is not reasonably expected to have a New United Material Adverse Effect. Without limiting the generality of the foregoing, the operations of the businesses, assets and facilities of New United and its Subsidiaries are in compliance with all applicable Environmental and Health Laws, if any, except where the failure to comply has not had and is not reasonably expected to have a New United Material Adverse Effect.

                  (j) CONTRACTS; NO BREACH. Each of New United and its Subsidiaries has fulfilled in all material respects, or taken all actions necessary to enable it to fulfill in all material respects when due, its obligations under each Contract to which it is a party or by which it or any of its assets are bound and none of New United or any of its Subsidiaries is in breach or violation of, or in default (with or without the giving of notice or lapse of time or both) under, and no circumstance or condition exists that could give rise to, or permit any other Person to, declare a default under, any of the Contracts to which it is a party or by which it or its assets are bound, which breach, violation or default individually or in the aggregate would reasonably be expected to have a New United Material Adverse Effect.

                  (k) SECTION 203 AND SIMILAR LAWS. Pursuant to the New United Charter and the certificate of incorporation of United/New United Merger Sub, neither Section 203 of the

Delaware General Corporation Law nor any similar provision of any other Law is applicable to business combinations involving New United or any of its Subsidiaries.

                  (l) NO INVESTMENT COMPANY. New United is not, and immediately following the consummation of the transactions contemplated hereby and by the other Transaction Documents New United shall not be, an "investment company" subject to the registration requirements of, or regulation as an investment company under, the Investment Company Act of 1940.

                  (m) REGISTRATION STATEMENT; PROXY STATEMENT. The Registration Statement and the Proxy Statement, except for any information supplied by any Liberty Party in writing expressly for purpose of inclusion therein, shall not at the time the Registration Statement is declared effective by the Commission, on the date the Proxy Statement is first mailed to the stockholders of United, at the time of the United Stockholders Meeting or on the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE VII

                        CERTAIN COVENANTS OF THE PARTIES

         7.1 CONDUCT OF BUSINESS IN ORDINARY COURSE PENDING CLOSING. From the Original Agreement Date until the Closing or earlier termination of this
Agreement:

                  (a) Except (1) for taking such actions or engaging in such transactions as may be required or permitted by this Agreement, (2) as otherwise disclosed herein, and (3) with the prior written consent of United (which consent shall not be unreasonably withheld, except in the case of any action described in clause (i) below (with respect to which United may choose to grant or withhold its consent in its sole discretion)), Liberty shall: (i) not take or omit to take any action that would or could reasonably be expected to result in the failure of the conditions precedent set forth in this Agreement to the parties' obligations to consummate the transactions contemplated hereby and by the other Transaction Documents to be satisfied; and (ii) not knowingly take any other action that would cause any of the representations and warranties of the Liberty Parties set forth in this Agreement to be untrue in any material respect if then made. Liberty Media shall promptly after obtaining knowledge thereof notify United of the occurrence of any event that has had or is reasonably likely to have a Liberty Material Adverse Effect.

                  (b) Except (1) for taking such actions or engaging in such transactions as may be required or permitted by this Agreement, (2) as described in Section 7.1(b) of the United Disclosure Schedule or as contemplated by
Section 7.1(f) of this Agreement, and (3) with the prior written consent of Liberty (which consent shall not be unreasonably withheld, except for any of the following matters (with respect to which Liberty may choose to grant or withhold its consent in its sole discretion): (A) any action by or involving New United or any of its Subsidiaries and (B) any action described in clause (v), (ix), (x) or (xiii) below), United shall, and shall use all commercially reasonable efforts to cause those of its Subsidiaries that are Controlled Affiliates to, and New United shall, and shall cause its Subsidiaries to: (i) carry on their respective businesses in the ordinary course consistent with past practice, (ii) except, in the case of United and its Controlled Affiliates, pursuant to Partner's Purchase Rights and except, in the case of United and its Controlled Affiliates, for transfers among Controlled Affiliates of United or in the ordinary course of business consistent with past practice, not sell, lease, transfer or dispose of (including by way of dividend or distribution), or create any Lien (other than, in the case of United and its Controlled Affiliates, (A) the creation of any Lien on the assets of Subsidiaries of United if United or any wholly owned Subsidiary of United is the sole beneficiary of such Lien, (B) the creation of Permitted Encumbrances, (C) the imposition of a Lien on any asset acquired after the Original Agreement Date by United or any of its Subsidiaries, but only to the extent that the imposition of such Lien on such asset is required by the terms of any Contract evidencing secured indebtedness of United or its Subsidiaries and disclosed in the United 2001 Commission Filings, as such terms were disclosed in the United 2001
Commission Filings and (D) in the case of any United Public Company and its Subsidiaries, Liens permitted by clause (xi)(A)(5) below) on, any of their assets of substantial value, either individually or in the aggregate; (iii) notify Liberty promptly of any inquiry or proposal concerning any sale, lease, transfer or other disposition referred to in clause (ii) above; (iv) not amend or modify in any material respect any material United Investment Agreement (except for amendments or modifications disclosed in Section
6.1(f)(i) of the United Disclosure Schedule) or, except in the ordinary course of business consistent with past practice, if any, any other material Contract; (v) not (A) amend, modify or waive any provision of the United/New United Merger Agreement, (B) amend or modify United's certificate of incorporation or bylaws (except (1) pursuant to the United/New United Merger as contemplated by the United/New United Merger Agreement and (2) for the filing of the Series E Certificate of Designation in the form attached hereto as EXHIBIT 6.1(b)), (C) amend or modify the New United Charter or New United By-laws, (D) amend or modify the United/New United Merger Sub Charter or the United/New United Merger Sub By-laws, (E) amend, modify or waive any provision of any Subscription Agreement (and United shall not issue, or agree to issue, any shares of United Series E Preferred Stock other than pursuant to the Subscription Agreements as required by Section 2.1(c) of this Agreement), any Founder Newco Merger Agreement or any other Transaction Document, or (F) authorize or approve any of the foregoing; (vi) except in the case of United and its Controlled Affiliates, for acquisitions in existing or related lines of business of the Person making such acquisition and for transactions permitted by clause (ii) above, not acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof; (vii) except, (A) in the case of United, for the declaration, setting aside or payment of regular dividends as provided by the terms of the United Preferred Stock outstanding on the Original Agreement
Date and, (B) in the case of a Subsidiary of United, for the declaration, setting aside or payment of dividends to United or a wholly owned Subsidiary thereof or pro rata to the stockholders of the Subsidiary declaring, setting aside or paying such dividend or distribution, not declare, set aside or pay any dividend or other distribution, not effect or authorize any recapitalization or similar transaction and not directly or indirectly redeem, retire, purchase or otherwise acquire any of its capital stock or other equity securities or options, warrants or rights to acquire any of its capital stock or other equity securities; (viii) not effect or authorize any stock split (other than stock splits by wholly owned Subsidiaries of United or by wholly owned Subsidiaries of UPC), reverse split (other than reverse splits by wholly owned Subsidiaries of United or by UPC or Priority Telecom, but in the case of UPC or Priority Telecom only to the extent necessary for the equity securities of either such Person to remain listed for trading on The NASDAQ National Market or the Amsterdam Stock Exchange, and only to the extent such reverse split by UPC or Priority Telecom may be and is effected in compliance with any requirements of applicable Law and any applicable Contracts evidencing or securing any outstanding indebtedness or pursuant to which any such outstanding indebtedness was incurred), stock dividend or combination involving any of its capital stock or other equity securities (except for such transactions among United and its wholly owned Subsidiaries and among UPC and its wholly owned Subsidiaries) or issue or sell or agree to issue or sell any of its capital stock or other equity securities or issue, sell, grant or agree to issue, sell or grant any options, warrants or rights to acquire any of its capital stock or other equity securities (except for such transactions among United and its wholly owned Subsidiaries and among UPC and its wholly owned Subsidiaries), or any phantom shares, phantom equity interests or stock or equity appreciation rights, that would cause (A) any of United's representations in Section 6.1(b) to be untrue in any material respect if then made, (B) any of United's representations in Section 6.1(f)(i) to be untrue in any material respect if then made, except in each case in this clause (B) for (1) such issuances or sales by immaterial Subsidiaries and (2) such issuances or sales that will not result in any material dilution of United's direct or indirect interest in such Subsidiary or any loss of material rights or any imposition of material penalties relating to such interest or (C) any of New United's representations in Section 6.2(b) to be untrue in any respect if then made; (ix) not engage in any material transaction with any Founder or any family member or Affiliate of a Founder, any director or officer of United or any of its Subsidiaries, or any family member or Affiliate of such director or officer, or any other Affiliate of United, but excluding employee matters in the ordinary course of business and not in violation of any other covenant made in this Agreement and the other Transaction Documents (for purposes of this clause (ix) only, an "Affiliate" of a Founder or of a director or officer of United or of United shall not include United, New United or any of their respective Controlled Affiliates);
(x) (A) in the case of United and its Controlled Affiliates, not engage in any material transaction with New United or any of its Controlled Affiliates and (B) in the case of New United and its Controlled Affiliates, not engage in any material transaction with United or any of its Controlled Affiliates,
(xi) (A) in the case of United and its Subsidiaries that are Controlled Affiliates, not incur any indebtedness for borrowed money (including any Refinancing Indebtedness that does not satisfy the proviso set forth in clause (5) below) if the principal amount or accreted value of such indebtedness, taken together with the aggregate principal amount or accreted value of all other indebtedness incurred after the Original Agreement Date by United or any of its Subsidiaries that are Controlled Affiliates, exceeds US $50,000,000 other than (1) drawings under existing fixed or revolving credit facilities, (2) the accretion of indebtedness under bonds, notes and other instruments outstanding on the Original Agreement Date, (3) net obligations under interest rate or currency swap arrangements, (4) intercompany indebtedness to United or between United's Subsidiaries and (5) in the case of a United Public Company and its Subsidiaries, indebtedness ("REFINANCING INDEBTEDNESS") incurred to refinance outstanding indebtedness ("REFINANCED INDEBTEDNESS") (provided that (a) the Refinancing Indebtedness has an average life and final maturity no shorter than the average life and final maturity of the applicable Refinanced Indebtedness, (b) the principal amount or accreted value of the Refinancing Indebtedness is no greater than the principal amount, plus accrued interest, or accreted value of the applicable Refinanced Indebtedness, (c) the Refinancing Indebtedness is incurred by the same Person that is the obligor of the applicable Refinanced Indebtedness and is not guaranteed by any Person other than the guarantor, if any, of the Refinanced Indebtedness and (d) the repayment of the Refinancing Indebtedness is not secured by Liens on any assets other than assets securing the repayment of the applicable Refinanced Indebtedness) and (B) in the case of New United and its Subsidiaries, not incur any liability, obligation or commitment of any kind or nature, whether due or to become due, whether absolute, accrued, fixed or contingent or otherwise; (xii) not take any action that would violate, conflict with or constitute a breach of Section 3(b) of the Stockholders Agreement, Section 2(a) of the New United Covenant Agreement or Sections 2(a) or (b) of the United/Liberty Agreement, in each case to the same extent as though the applicable agreement had been executed and delivered by the parties thereto on the Original Agreement Date; (xiii) not take or omit to take any action that would or could reasonably be expected to result in the failure of the conditions precedent set forth in this Agreement and the other Transaction Documents to the parties' obligations to consummate the transactions contemplated hereby and by the other Transaction Documents to be satisfied; and (xiv) not knowingly take any other action that would result in the representations and warranties of United or New United set forth in this Agreement to be untrue in any material respect if then made. Nothing contained in the foregoing shall preclude United or any of its Subsidiaries or Controlled Affiliates from disposing of immaterial (both individually and in the aggregate) assets in the ordinary course of business consistent with past practice. Notwithstanding anything in the foregoing to the contrary, nothing contained in this Section 7.1(b) shall be deemed to (1) restrict
United, UPC, United A/P, UPC Polska, Inc. or Poland Communications, Inc. or any of their respective "Subsidiaries" and "Restricted Affiliates" (as such terms are defined in the indentures to which these Persons are party) from taking any action if and to the extent that such a restriction would violate the indentures binding on such Persons or (2) restrict UPC or any of its Subsidiaries from taking any action if and to the extent that such a restriction would violate the Belmarken Loan Agreements or UPC's Senior
Secured Credit Facility dated as of October 26, 2000. United shall promptly after obtaining knowledge thereof notify Liberty of the occurrence of any event that individually or together with any other event has had or is reasonably likely to have a United Material Adverse Effect or New United Material Adverse Effect.

                  (c) Except as expressly contemplated by Section 2.1(a) hereof and except with the prior written consent of each of United and the Liberty Parties, no Founder or Founder Newco shall sell, transfer or otherwise dispose of or create any Lien or Restriction on any limited liability company membership interest in any Founder Newco or any of the shares of United Class B Stock or, in the case of a Founder Newco, United Class A Stock owned by it or any interest therein, or take or omit to take any action that would or could reasonably be expected to result in the failure of the conditions precedent set forth in this Agreement to the parties' obligations to consummate the transactions contemplated hereby and by the other Transaction Documents to be satisfied. Each Founder shall promptly after obtaining knowledge thereof notify each of United and the Liberty Parties of the occurrence of any event that has had or is reasonably likely to have a Founder Material Adverse Effect with respect to such Founder.

                  (d) Each party hereto shall promptly give written notice to the others upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event that is reasonably likely to cause or constitute a breach of any of its representations, warranties or covenants hereunder as if its representations or warranties were then being made.

                  (e) United shall not, and shall not permit any of its Subsidiaries to, take any action to satisfy a UPC Stock Purchase Option (as defined in the Priority Telecom Shareholders

Agreement) through the issuance or delivery of securities of United or any of its Subsidiaries (including UPC but excluding Priority Telecom) without the prior written consent of Liberty.

                  (f) United shall take or cause to be taken such action as may be necessary to ensure that any default under or acceleration of any of the liabilities of United A/P or any of its Subsidiaries, or a bankruptcy or similar event involving United A/P or any of its Subsidiaries, at any time (whether before or at any time after the Closing) would not (with or without the giving of notice or lapse of time or both) result in the acceleration of, or give rise to the right to accelerate, any of the indebtedness of United or any of its Subsidiaries. Without limiting the generality of the foregoing, the parties acknowledge that the covenant set forth in this Section 7.1(f) shall not be satisfied if any Contract (including any Contract evidencing or relating to indebtedness) to which United A/P or any of its Subsidiaries is or becomes a party or pursuant to which any of their respective assets are or become bound restricts in any manner the actions of, or imposes any obligation, liability or commitment on, New United or any of its Subsidiaries or United or any of its Subsidiaries except, in the case of United and its Subsidiaries, as disclosed on
SCHEDULE 7.1(f). For purposes of this Section 7.1(f), the Subsidiaries of United A/P shall include Austar United Communications Limited and its Subsidiaries.

                  (g) United shall take or cause to be taken such action as may be necessary to exempt the Liberty Parties and their respective Affiliates from the effect of any Contract among only United and one or more of its Controlled Affiliates or among only Controlled Affiliates of United (i) that purports to or would bind any of the Liberty Parties or any of their respective Affiliates after giving effect to the transactions contemplated hereby or (ii) in respect of which, whether before or after giving effect to the transactions contemplated hereby, any act or omission of any of the Liberty Parties or any of their respective Affiliates would result in a violation or breach thereof, or constitute (with or without due notice or lapse of time or both), or permit any Person to declare, a default or event of default thereunder, or give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments thereunder, or give rise to or accelerate any obligation (including, without limitation, any obligation to, or to offer to, repurchase, prepay, repay or make increased payments) or result in the loss or modification of any rights or benefits thereunder, or result in any Lien or Restriction on any of the assets of, or otherwise have any adverse effect on, United or any of its Affiliates.

                  (h) Options to purchase not more than 17,500,000 shares of United Common Stock ((1) which number (A) includes, and is not in addition to, the options granted subject to stockholder approval as described in paragraph
B.1. of Section 6.1(b) of the United Disclosure Schedule, except to the extent any such options are cancelled, and the Class B Options described in paragraph
B.2. of Section 6.1(b) of the United Disclosure Schedule and (B) shall be reduced by the number of shares of United Class A Stock underlying any options granted after August 31, 2001 to the Amendment Date, all of which options United represents and warrants comply with the provisions of this Section 7.1(h) (including with respect to the exercise prices thereof) and (2) which, except for any Class B Options described in paragraph B.2. of Section 6.1(b) of the United Disclosure Schedule, may only be options to purchase shares of United Class A Stock) (and no stock appreciation rights, restricted stock awards or any other grants under United's 1993 Stock Option Plan or otherwise other than such options to purchase shares of Common Stock) may be granted, provided that any such option shall have a per share exercise price equal to or greater than either (x) the per share average of the Closing Prices for New United Class A Stock for the 30 consecutive Trading
Days beginning on and including the first Trading Day following the Closing
Date or (y) US $5.00 per share (unless a higher price is required pursuant to the terms of the relevant United Stock Option Plan). Any such option shall specify (which specification shall not be subject to change for any reason whatsoever), at the time of the grant thereof, whether the exercise price thereof shall be as set forth in clause (x) or (y) of the previous sentence.

                  (i) United shall promptly provide and shall use commercially reasonable efforts to cause United A/P to promptly provide, Liberty with true and complete copies of any notices or correspondence received by United or any of its subsidiaries or by United A/P or any of its subsidiaries relating to any default, acceleration or breach of, or potential default, acceleration or breach of, or dispute regarding, any material Contract evidencing or securing any outstanding indebtedness of United or any of its subsidiaries or United A/P or any of its subsidiaries or pursuant to which any such outstanding indebtedness was incurred.

         7.2 STOCKHOLDERS MEETING. United shall call a meeting of its stockholders (the "UNITED STOCKHOLDERS MEETING") to be held as promptly as practicable for the purpose of considering and voting upon the United/New United Merger and each other matter required to be approved by such stockholders in connection with the transactions contemplated hereby or by the other Transaction Documents, and shall submit the same to its stockholders for their approval. United will, through its Board of Directors, recommend to its stockholders the approval of the United/New United Merger and each such other matter and United will use its best commercially reasonable efforts to solicit proxies in favor of the United/New United Merger and each such other matter and otherwise to secure the required vote of its stockholders. Each of the Founders and Liberty Global will vote all shares of United's capital stock owned by them for the approval of the United/New United Merger and each such other matter. Liberty Global will not transfer record or beneficial ownership of any United Class B Stock prior to the Closing except to a Controlled Affiliate of Liberty and unless the transferee, simultaneous with such transfer, executes a counterpart to this Agreement and thereupon becomes bound hereby to the same extent as Liberty Global (including the obligation, subject to the satisfaction or waiver of the terms and conditions of this Agreement, to take any actions that Liberty Global is required to take at the Closing). No amendment to or modification or waiver of any of the provisions of any of the Transaction Documents shall be authorized, recommended or approved without the prior written consent of the Liberty Parties.

         7.3 PROXY STATEMENT; REGISTRATION STATEMENT; OTHER COMMISSION FILINGS.

                  (a) As soon as reasonably practicable after the execution of this Agreement, New United shall file with the Commission an amended registration statement on Form S-4 (the "REGISTRATION STATEMENT"), containing a form of prospectus that includes the definitive proxy statement for the United Stockholders Meeting (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT"), registering under the Securities Act the shares of New United Class A Stock issuable pursuant to the United/New United Merger and the shares of New United Class A Stock issuable upon conversion of shares of New United Class B Stock and New United Class C Stock issuable in connection with the transactions contemplated by this Agreement and the other Transaction Documents (including upon conversion of shares of New

United Class B Stock issuable upon conversion of shares of New United Class C Stock). The Registration Statement shall be in form and substance reasonably satisfactory to the parties and shall include a reasonable description of the Senior Notes Agreements and the actions taken in order to satisfy the Fee Letter Condition. United and New United shall respond promptly to any comments of the Commission and shall use all commercially reasonable efforts to cause the Proxy Statement to be cleared by the Commission and the Registration Statement to be declared effective as promptly as practicable after such filing. Following the effectiveness of the Registration Statement, United shall promptly mail the definitive Proxy Statement to its stockholders. Each of United and New United will notify the Liberty Parties promptly of the receipt of any comments from the Commission or its staff or any other government officials and of any request by the Commission or its staff or such other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any filing incorporated therein or for additional information, and will supply the Liberty Parties with copies of all correspondence between it and any of its representatives, on the one hand, and the Commission or its staff or any other government officials on the other hand, with respect to the Registration Statement, the Proxy Statement, the transactions contemplated by this Agreement and the other Transaction Documents or any filing with the Commission relating thereto. Whenever any party hereto becomes aware of any event that is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any other filing with the Commission in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, such party shall promptly inform the other parties of such occurrence. United and New United shall promptly prepare and file with the Commission any such amendment or supplement and, following clearance thereof, if applicable, mail such amendment or supplement to United's stockholders. United and New United shall cause the Proxy Statement, the Registration Statement and all other of their respective filings with the Commission with respect to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby to comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act. To the extent information regarding any Liberty Party or any of their respective Subsidiaries is required for the preparation of the Proxy Statement or Registration Statement, the Liberty Parties shall promptly provide such information to United and New United upon request.

                  (b) Until consummation of the transactions contemplated by this Agreement and the other Transaction Documents or earlier termination of this Agreement, United and New United, as applicable, shall each timely file all reports, registration statements, proxy or information statements and other documents required to be filed by it with the Commission after the Original Agreement Date, each of which filings shall comply with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission under each such Act. United and New United shall each promptly provide Liberty Media and its counsel with copies of all filings with the Commission made by such party after the Original Agreement Date and prior to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents or earlier termination of this Agreement.

         7.4 NO SOLICITATION; ACQUISITION PROPOSALS.

                  (a) [Reserved.]

                  (b) Prior to consummation of the transactions contemplated by this Agreement and the other Transaction Documents or earlier termination of this Agreement, United and the Founders will not, and United will use its commercially reasonable efforts to cause each of its Subsidiaries not to, directly or indirectly, through any officer, director, employee, representative, agent, or financial advisor, solicit, initiate or encourage inquiries or submission of proposals or offers from any Person relating to any sale of all or any substantial portion of the assets of or any equity interest in United, New United or any of their respective Subsidiaries or any business combination with United, New United or any of their respective Subsidiaries whether by merger, purchase of assets, tender offer or otherwise or participate in any negotiation regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist in, facilitate or encourage, any effort or attempt by any other Person to do or seek to do any of the foregoing, in each case except as permitted by or disclosed pursuant to this Agreement (including Section 7.1(b) of the United Disclosure Schedule) or with the prior written consent of the Liberty Parties (which consent, in the case of any United Public Company, shall not be unreasonably withheld). Each Founder will vote all shares of voting stock in United beneficially owned by it, and United will vote or cause to be voted all shares of its Subsidiaries beneficially owned by it, against any transaction of the nature described above that is presented to it. Each Founder and United or New United, as applicable, will notify the Liberty Parties immediately if any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with any Founder, United or New United, as applicable, or any of their respective Subsidiaries, in each case in connection with any of the foregoing. Each of the Founders and United shall use its best efforts to cause all confidential materials previously furnished by it or on its behalf to any third parties in connection with any of the foregoing to be promptly returned to it and shall cease, or cause United and its Subsidiaries to cease, any negotiations conducted in connection therewith.

         7.5 CONSENTS AND APPROVALS.

                  (a) Subject to the terms and conditions of this Agreement and applicable law, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Documents as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such party's obligation to consummate such transactions specified in this Agreement to be fully satisfied. Without limiting the generality of the foregoing, each of the parties hereto shall (and each shall cause its directors, officers and Subsidiaries, and use its reasonable efforts to cause its Affiliates, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in
(i) the preparation and filing with the Commission of the Registration Statement, the Proxy Statement and any necessary amendments or supplements to any of the foregoing; (ii) seeking to have such Proxy Statement cleared by the Commission and such Registration Statement declared effective by the Commission, in each case as soon as reasonably practicable after filing thereof; (iii) taking such actions as may reasonably be required under applicable state securities or blue sky laws in connection with the transactions contemplated by this Agreement and the other Transaction Documents; (iv) using its best commercially reasonable efforts to obtain all required consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permissions or actions by, and to give all required notices to and to make all required Filings with and applications and submissions to, any Governmental Authority or other Person, in each case required in order to cause any of the conditions to each other party's obligation to consummate such transactions to be fully satisfied; (v) filing all pre-merger notification and report forms required under the HSR Act and responding to any requests for additional information made by any Governmental Authority pursuant to the HSR Act and cooperating with each other party in complying with the requirements of the HSR Act; (vi) using commercially reasonable efforts to cause the lifting of any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or other Governmental Authority (an "INJUNCTION") preventing the consummation of the transactions contemplated hereby or by the other Transaction Documents;
(vii) providing all such information about such party, its Subsidiaries and its officers, directors, partners and Affiliates, and making all applications and filings, as may be necessary or reasonably requested in connection with any of the foregoing; (viii) using commercially reasonable efforts to obtain the tax opinions referred to in Sections 10.1(b), 11.6 and 12.5; and (ix) in general, using commercially reasonable efforts to consummate and make effective the transactions contemplated hereby. Notwithstanding the foregoing, in making any such Filing and in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any Injunction referred to in the preceding sentence, (A) the parties and their respective Affiliates shall not be required to (i) pay any consideration, except filing fees; (ii) surrender, modify or amend in any respect any License or Contract (including this Agreement), (iii) hold separately (in trust or otherwise), divest itself of, or otherwise rearrange the composition of, any of its assets, (iv) agree to any limitations on any such Person's freedom of action with respect to future acquisitions of assets or with respect to any existing or future business or activities or on the enjoyment of the full rights of ownership, possession and use of any asset now owned or hereafter acquired by any such Person, or (v) agree to any of the foregoing or any other conditions or requirements of any Governmental Authority or other Person, in each case to the extent that doing so would be adverse or burdensome to such Person in any material respect. Prior to making any application to or filing with any Governmental Authority or other Person in connection with this Agreement, each party shall provide the other parties with drafts thereof and afford the other parties a reasonable opportunity to comment on such drafts.

                  (b) The parties will cooperate with and assist one another in any challenge by any party of the applicability to the transactions contemplated hereby (or by the other Transaction Documents) of any state takeover law (or similar Laws of any other jurisdiction) and, if any additional steps are necessary, will take all reasonable steps to exempt the transactions contemplated hereby or by the other Transaction Documents from any applicable state takeover law or similar Law of any other jurisdiction.

                  (c) Without limiting the generality of Section 7.5(a), United and New United shall cooperate with Liberty and its Affiliates to, at any time before or after the Closing, at Liberty or LMI's request, obtain the approvals described in footnote 1 to Section 6.1(c)(ii) of the United Disclosure Schedule.

         7.6 TAX-FREE EXCHANGE. Each of the parties (a) shall use all reasonable efforts to cause each of the transactions contemplated by Sections
2.2 and 2.5 of this Agreement to qualify as a tax-free exchange under Section 351 of the Code, (b) will cooperate with the other parties to


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

modify the structure of such transactions if and to the extent necessary for each of such transactions to constitute a tax-free exchange or a tax-free reorganization, (c) will not take any action, and will not permit any of its Controlled Affiliates to take any action, that would cause any of the transactions contemplated by Sections 2.2 and 2.5 of this Agreement not to qualify as a tax-free exchange under Section 351 of the Code, and (d) will cooperate with the accounting or law firms that are to render the opinions referred to in Sections 10.1(b), 11.6 and 12.5 by providing appropriate certifications as to factual matters. Following the Closing, each party will report (or cause to be reported) each of the transactions contemplated by Sections 2.2 and 2.5 of this Agreement as a tax-free exchange under Section 351 of the Code on all tax returns and other tax filings. Further, from and after the Closing the parties will continue to take such actions as may be necessary to preserve the tax-free nature of each of the transactions contemplated by Sections 2.2 and 2.5 of this Agreement and will not take any action or permit any of its Controlled Affiliates to take any action that would have the effect of disqualifying any of the transactions contemplated by Sections 2.2 and 2.5 of this Agreement as a tax-free exchange under
Section 351.

         7.7 STOCKHOLDERS AGREEMENT. At the Closing, New United, each Founder, Liberty and Liberty Global shall execute and deliver a Stockholders Agreement substantially in the form attached hereto as EXHIBIT 7.7 (the "STOCKHOLDERS AGREEMENT").

         7.8 VOTING AGREEMENT. At the Closing, New United and each Founder shall execute and deliver a Voting Agreement substantially in the form attached hereto as EXHIBIT 7.8 (the "VOTING AGREEMENT").

         7.9 UNITED/LIBERTY AGREEMENT. At the Closing, United, Liberty and Liberty Global shall execute and deliver an agreement substantially in the form attached hereto as EXHIBIT 7.9 (the "UNITED/LIBERTY AGREEMENT").

         7.9A NEW UNITED COVENANT AGREEMENT. At the Closing, New United, Liberty and Liberty Global will execute and deliver the Agreement Regarding Additional Covenants substantially in the form attached hereto as EXHIBIT 7.9A (the "NEW UNITED COVENANT AGREEMENT").

         7.9B NO WAIVER AGREEMENT. At the Closing, New United, Liberty and LMI will execute and deliver the No Waiver Agreement.

         7.10 STANDSTILL AGREEMENT. At the Closing, New United, Liberty and Liberty Global shall execute and deliver a Standstill Agreement substantially in the form attached hereto as EXHIBIT 7.10 (the "STANDSTILL AGREEMENT").

         7.11 REGISTRATION RIGHTS AGREEMENT. At the Closing, New United, Liberty and Liberty Global shall execute and deliver a registration rights agreement substantially in the form attached hereto as EXHIBIT 7.11 (the "REGISTRATION RIGHTS AGREEMENT"). At the Closing, New United and the Founders will execute and deliver a registration rights agreement with identical terms, except that the Founders will be entitled to only two demand registration rights.

         7.12 EXCHANGE AGREEMENT. At the Closing, United and each Founder that is a Controlling Principal and that purchased shares of United Series E Preferred Stock as contemplated by Section 2.1(c) (any such Person, a "SERIES E HOLDER") shall execute and deliver an Exchange Agreement substantially in the form attached hereto as EXHIBIT 7.12(a) (the "EXCHANGE AGREEMENT").

         7.13 LISTING APPLICATION. New United shall apply to list for trading on the National Market tier of The Nasdaq Stock Market the shares of New United Class A Stock issuable in the United/New United Merger and upon conversion of the shares of New United Class B Stock and New United Class C Stock issuable in connection with the transactions contemplated by this Agreement and the other Transaction Documents (including upon conversion of shares of New United Class B Stock issuable upon conversion of shares of New United Class C Stock), and will use all commercially reasonable efforts to cause such listing to be effective as of the Closing.

         7.14 INVESTIGATION; CONFIDENTIALITY.

                  (a) From the Original Agreement Date until the Closing or earlier termination of this Agreement, upon reasonable notice and subject to the waiver of confidentiality obligations to third parties, each party hereto will, and will cause its Controlled Affiliates to, (i) permit the other parties hereto and their respective financial advisors and accounting and legal representatives to conduct an investigation and evaluation of (x) in the case of United, Liberty Sub and its business, and (y) in the case of the Liberty Parties, United, New United and their respective Subsidiaries and their respective businesses, (ii) provide such assistance as is reasonably requested and (iii) give access at reasonable times to the properties, books, Contracts, commitments, records and other information of, related to or concerning the businesses, assets, operations and personnel of such Persons. Such access and any information obtained by a party in connection with such investigation shall not affect or in any way limit the effectiveness of any representation, warranty, covenant or agreement made by any other party pursuant to this Agreement or any of the other Transaction Documents.

                  (b) Each of United and New United agrees that pending consummation in full of the transactions contemplated by this Agreement and the other Transaction Documents, it and its Controlled Affiliates shall, and shall use commercially reasonable efforts to cause their respective directors, officers, employees and authorized representatives to, (i) hold in strict confidence all data and information obtained by any of them pursuant hereto or in connection herewith or in connection with the matters contemplated by the Letter Agreement from the Liberty Parties, any of their respective Affiliates or their respective authorized representatives (unless such information is or otherwise becomes (through no breach of this covenant) public or readily ascertainable from public or published information) and
(ii) use all such data and information solely for the purpose of consummating the transactions contemplated hereby and, except as required by applicable Law or legal process or by the rules, regulations or policies of The New York Stock Exchange, The Nasdaq Stock Market, the Stock Market of Euronext Amsterdam or the Australian Stock Exchange shall not, and shall use its diligent efforts to ensure that such directors, officers, employees and authorized representatives do not, disclose such information to others without the prior written consent of Liberty.

                  (c) Each Liberty Party agrees that pending consummation in full of the transactions contemplated by this Agreement and the other Transaction Documents and at all times thereafter, it and its Controlled Affiliates shall, and shall use commercially reasonable


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

efforts to cause their respective directors, officers, employees and authorized representatives to, (i) hold in strict confidence all data and information obtained by any of them pursuant hereto or in connection herewith from United, any of its Affiliates or its authorized representatives (unless such information is or otherwise becomes (through no breach of this covenant) public or readily ascertainable from public or published information) and
(ii) use all such data and information solely for the purpose of consummating the transactions contemplated hereby and, except as required by applicable law or legal process or by the rules of The New York Stock Exchange or The Nasdaq Stock Market, shall not, and shall use its diligent efforts to ensure that such directors, officers, employees and authorized representatives do not, disclose such information to others without the prior written consent of United.

                  (d) If this Agreement is terminated, each of the Liberty Parties, on the one hand, and United and New United, on the other, agree to
(i) return or destroy promptly, as and if so requested by the other parties, each and every document furnished to it by the other parties or any Affiliate of such other parties, in connection with the transactions contemplated hereby or by the other Transaction Documents and any copies thereof that may have been made and to cause its representatives and any representatives of others to whom such documents were furnished promptly to return or destroy, as applicable, such documents and any copies thereof any of them may have made, other than documents that are publicly available, and (ii) refrain, and to use diligent efforts to cause its directors, officers, employees and representatives to refrain, from using any of the data or information referred to in subsection (b) or (c), as the case may be, for any purpose.

         7.15 [Reserved.]

         7.16 [Reserved.]

         7.17 [Reserved.]

         7.18 [Reserved.]

         7.19 [Reserved.]

         7.20 UPC BONDS. Except with the prior written consent of United (prior to Closing) or New United (after the Closing) (which shall not, either in the case of United or New United, be unreasonably withheld), from the Original Agreement Date until the earlier of the termination of this Agreement and the first anniversary of the Closing, Liberty will not, and will use commercially reasonable efforts to cause each of its Controlled Affiliates not to, directly or indirectly purchase or offer or agree to purchase any additional debt securities issued by UPC and outstanding as of the Original Agreement Date. Except with the prior written consent of Liberty (which shall not be unreasonably withheld) from the Original Agreement Date until the earlier of the termination of this Agreement and the first anniversary of the Closing, each of United and New United will not, and will use commercially reasonable efforts to cause each of its Controlled Affiliates not to, directly or indirectly purchase or offer or agree to purchase any debt securities issued by UPC and outstanding on the Original Agreement Date.

         7.21 SENIOR SECURED NOTES. Except with the prior written consent of Liberty (which shall not be unreasonably withheld) and except, in the case of United, as expressly required by


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the Indenture, from the Original Agreement Date until the earlier of the termination of this Agreement and the first anniversary of the Closing, each of United and New United will not, and will use commercially reasonable efforts to cause each of its Controlled Affiliates not to, directly or indirectly purchase or offer or agree to purchase any of the Senior Secured Notes. Except as contemplated by the Notes Tender Letter Agreement or with the prior written consent of United (prior to the Closing) or New United (after the Closing) (which shall not, either in the case of United or New United, be unreasonably withheld), from the Original Agreement Date until the earlier of the termination of this Agreement and the first anniversary of the Closing, Liberty will not, and will use commercially reasonable efforts to cause each of its Controlled Affiliates not to, directly or indirectly purchase or offer or agree to purchase any of the Senior Secured Notes.

         7.22 FAIRNESS OPINIONS. United shall (a) use commercially reasonable efforts to promptly obtain the written opinion of Morgan Stanley satisfactory in form, scope and substance to United to the effect that as of the date thereof the Exchange Ratio pursuant to this Agreement is fair, from a financial point of view, to the holders of United Class A Stock (other than Liberty, New United, the Founders and their respective Affiliates) (the "EXCHANGE RATIO FAIRNESS OPINION"), (b) use commercially reasonable efforts to promptly obtain the written opinion of Morgan Stanley satisfactory in form, scope and substance to United, as required pursuant to Section 4.11 of the Indenture with respect to the transactions contemplated hereby and by the other Transaction Documents (the "INDENTURE FAIRNESS OPINION" and, together with the Stock Purchase Fairness Opinion and the Exchange Ratio Fairness Opinion, the "FAIRNESS OPINIONS"), (c) take such other actions as are required to comply with Section 4.11 of the Indenture, (d) provide Liberty with true and complete copies of the Exchange Ratio Fairness Opinion and the Indenture Fairness Opinion promptly following its receipt thereof, and (e) include an executed copy of the Exchange Ratio Fairness Opinion in the Proxy Statement and the Registration Statement.

         7.23 INTERIM STOCKHOLDER ARRANGEMENTS. From the Original Agreement Date until the Closing or the earlier termination of this Agreement, United, Liberty and the Founders shall comply with the terms of the Stockholders Agreement and the Standstill Agreement, in each case in the forms attached as exhibits hereto and, solely for purposes of this covenant, as if (a) all references to "United" therein were references to United, (b) all references to "United Class C Stock" therein were references to United Class B Stock,
(c) the "Maximum Percentage" were limited to the percentage determined in accordance with clause (a) of the definition thereof in the Standstill Agreement; PROVIDED THAT, (i) in clause (a)(i) of such definition, the phrase "immediately after the closing of each of the transactions contemplated by the Merger Agreement" shall be deemed to be replaced with the phrase "immediately after the execution and delivery of the Merger Agreement (including the purchase of the Note Shares (as defined in the Merger Agreement) and the other shares of United Class A Stock purchased from United on December 3, 2001 as contemplated by the third recital of the Merger Agreement)" and (ii) in clause (a)(iii) of such definition, the phrase "25 million shares of Common Stock" shall be deemed to be replaced with the phrase " 20 million shares of Common Stock," and the proviso clause at the end thereof shall be deemed deleted, and (d) the Note Shares and any shares of United Class A Stock acquired by Liberty and its Controlled Affiliates in reliance on clause (a)(iii) of the definition of "Maximum Percentage" were not exchangeable into shares of United Class B Stock pursuant to Section 10(a) of the Stockholders Agreement. Further, until the Closing or the earlier termination of this Agreement, the Liberty Parties will be entitled to vote in


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their sole discretion with respect to any action or transaction that would have required the approval of the Class C Directors or the Liberty Directors if taken by New United or that would be inconsistent with the provisions of this Agreement.

                                  ARTICLE VIII

                           CONDITIONS PRECEDENT TO THE
                       OBLIGATIONS OF EACH PARTY TO CLOSE

                  The respective obligations of each party to consummate the transactions contemplated by this Agreement and the other Transaction Documents are subject to the satisfaction or the waiver by it of each of the following conditions on or prior to the Closing Date:

         8.1 UNITED STOCKHOLDER APPROVAL. The stockholders of United shall have approved the United/New United Merger and each other matter submitted to the vote of such stockholders pursuant to Section 7.2 by the requisite vote.

         8.2 HSR ACT. All applicable waiting periods under the HSR Act shall have expired or been terminated, without any litigation having arisen therefrom that remains outstanding or other action having been taken by the DOJ or the FTC that remains unresolved.

         8.3 CONSENTS AND APPROVALS.

                  (a) The parties hereto shall have obtained all consents, approvals and waivers of, given all notices to, and made all Filings with (i) each Governmental Authority identified on the Liberty Disclosure Schedule or the United Disclosure Schedule or otherwise required in connection with the consummation of the transactions contemplated hereby and by the other Transaction Documents, the failure of which to be obtained, given or made would reasonably be expected to have a Liberty Material Adverse Effect, a Material Adverse Effect on Liberty, a United Material Adverse Effect or a New United Material Adverse Effect, and (ii) the European Union, and all such consents, approvals, waivers, notices and Filings referred to in clauses (i) and (ii) shall be in full force and effect.

                  (b) The parties hereto shall have obtained all consents, approvals and waivers of, and given all notices to, each Person other than a Governmental Authority identified on the Liberty Disclosure Schedule, the United Disclosure Schedule as "Required United Consents," the Founders Disclosure Schedule or otherwise required in connection with the consummation of the transactions contemplated hereby and by the other Transaction Documents and all such consents, approvals, waivers and notices shall be in full force and effect, in each case other than those that if not obtained, in force or effect, made or given (as the case may be) would not, either individually or in the aggregate, have a Liberty Material Adverse Effect, a United Material Adverse Effect, a New United Material Adverse Effect or a Founder Material Adverse Effect.

         8.4 ABSENCE OF INJUNCTIONS. No permanent, preliminary or temporary injunction, restraining order or similar order issued or entered by any court or other Governmental Authority of competent jurisdiction, or other legal restraint or prohibition, preventing consummation of the


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transactions contemplated hereby or by the other Transaction Documents as provided herein and therein shall be in effect.

         8.5 FAIRNESS OPINIONS. United shall have obtained the Exchange Ratio Fairness Opinion and the Indenture Fairness Opinion and none of the Fairness Opinions shall have been withdrawn.

         8.6 TRANSACTION DOCUMENTS. Each of the Transaction Documents shall have been executed and delivered, where applicable, effective as of the Closing, by the parties thereto.

                                   ARTICLE IX

                           CONDITIONS PRECEDENT TO THE
                       OBLIGATIONS OF NEW UNITED TO CLOSE

                  The obligation of New United to consummate the transactions contemplated by this Agreement and the other Transaction Documents is subject to the fulfillment on or prior to the Closing Date, of the following conditions, any one or more of which may be waived by New United, provided that such waiver as it relates to conditions to be satisfied by the Liberty Parties and Liberty Sub shall have been consented to by United and such waiver as it relates to conditions to be satisfied by the Founders or Founder Newcos shall have been consented to by United and Liberty:

         9.1 REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING DATE.

                  (a) The representations and warranties of the Liberty Parties set forth in Sections 4.1, 4.2, 4.5, 4.7, 4.10 and 4.11 shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

                  (b) The representations and warranties of each Founder set forth in Sections 5.1, 5.2, 5.3, 5.7 and 5.9 shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         9.2 COMPLIANCE WITH THIS AGREEMENT. The Liberty Parties, each Founder and each Founder Newco shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement and the other Transaction Documents that are required to be performed or complied with by them on or prior to the Closing Date.

         9.3 CERTIFICATES. Each Liberty Party, each Founder and each Founder Newco shall have delivered to New United a certificate, dated the Closing Date and signed by such party, in the case of each party that is a natural person, or by an appropriate and duly authorized officer or representative of such party, in the case of each party that is not a natural person, certifying that the conditions specified in Sections 9.1 and 9.2 have been fulfilled.


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         9.4 OPINION OF COUNSEL TO THE LIBERTY PARTIES. New United shall have received the opinion of one or more counsel to the Liberty Parties and an opinion of one or more counsel to the Founders and each Founder Newco, each dated the Closing Date, in the form set forth on Exhibit 9.4 hereto.

                                    ARTICLE X

                           CONDITIONS PRECEDENT TO THE
           OBLIGATIONS OF THE PARTIES TO THE UNITED/NEW UNITED MERGER

         10.1 UNITED'S OBLIGATION. The obligation of United to consummate the United/New United Merger is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by United:

                  (a) [Reserved.]

                  (b) United shall have received the opinion of Andersen LLP, dated the Closing Date, to the effect that, for United States federal income tax purposes, (i) the formation and merger of each Founder Newco with and into New United, and the merger of United/New United Merger Sub with and into United should be disregarded, and the acquisitions contemplated by this Agreement, including the direct or indirect contribution of assets by Liberty and Liberty Global to New United, when viewed as a collective whole, will be treated as a transfer by the various parties hereto of property to New United pursuant to
Section 351 of the Code, and (ii) no gain or loss will be recognized by the stockholders of United upon the receipt of stock in New United upon the merger of the Founder Newcos with and into New United or upon the United/New United Merger. In rendering such opinion, Andersen LLP may require and rely upon (and may incorporate by reference) representations and covenants made in certificates provided by the parties hereto and upon such other documents and data as Andersen LLP deems appropriate as a basis for such opinion.

         10.2 NEW UNITED'S OBLIGATION. The obligations of New United and United/New United Merger Sub to consummate the United/New United Merger are subject to the fulfillment on or prior to the Closing Date of the following further conditions, any one or more of which may be waived by New United for itself and on behalf of United/New United Merger Sub, provided that in the case of clause (d) below such waiver has been consented to by Liberty:

                  (a) [Reserved.]

                  (b) [Reserved.]

                  (c) [Reserved.]

                  (d) OPINION OF COUNSEL TO UNITED. New United and United/New United Merger Sub shall have received the opinion of Holme Roberts & Owen LLP, counsel to United, dated the Closing Date, in the form set forth on
EXHIBIT 11.4(b) hereto.


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


                  (e) OTHER TRANSACTIONS. The transactions to be consummated prior to the United/New United Merger as set forth in Sections 2.1, 2.2(a) and 2.2(b) shall have been consummated in accordance with this Agreement.

                                   ARTICLE XI

                    CONDITIONS PRECEDENT TO THE OBLIGATION OF
                          THE LIBERTY PARTIES TO CLOSE

                  The obligations of the Liberty Parties to consummate the transactions contemplated by this Agreement and the other Transaction Documents are subject to the fulfillment on or prior to the Closing Date, of the following conditions, any one or more of which may be waived by the Liberty Parties:

         11.1 REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING DATE.

                  (a) The representations and warranties of United set forth in Sections 6.1(a), 6.1(c), 6.1(f)(iv), 6.1(o), 6.1(p) and 6.1(t) shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

                  (b) The representations and warranties of New United set forth in Sections 6.2(a), 6.2(b)(i), 6.2(c), 6.2(k) and 6.2(m) shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

                  (c) The representations and warranties of each Founder set forth in Sections 5.1, 5.2, 5.3, 5.7 and 5.9 of this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         11.2 COMPLIANCE WITH THIS AGREEMENT.

                  (a) Except as set forth in (b) and (c) below, United, New United, each Founder and each Founder Newco shall have performed and complied in all material respects with all material agreements and material covenants contained in this Agreement and the other Transaction Documents that are required to be performed or complied with by them on or prior to the Closing Date.

                  (b) United shall have performed and complied in all respects with the agreements and covenants contained in Sections 7.1(b)(v) and 7.1(f).

                  (c) New United shall have performed and complied in all respects with the agreements and covenants contained in Sections 7.1(b)(v), 7.1(b)(xi)(B) and 7.1(b)(xii).

         11.3 CERTIFICATES. Each of United, New United, each Founder and each Founder Newco shall have delivered to the Liberty Parties a certificate, dated the Closing Date and signed


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by such party, in the case of each party that is a natural person, or by an appropriate and duly authorized officer or representative of such party, in the case of each party that is not a natural person, certifying that the conditions specified in Sections 11.1, 11.2, 11.9 and 11.10 have been fulfilled (insofar as each such Section relates to such Person).

         11.4 OPINION OF COUNSEL TO UNITED. The Liberty Parties shall have received the following opinions, each dated the Closing Date: (a) the opinion of Prickett, Jones & Elliott, in the form set forth on EXHIBIT 11.4(a) hereto, (b) the opinion of Holme Roberts & Owen LLP, in the form set forth on
EXHIBIT 11.4(b) hereto, (c) the opinion of Holme Roberts & Owen LLP, in the form set forth on EXHIBIT 11.4(c) hereto and (d) the opinion of Holme Roberts & Owen LLP, in the form set forth in EXHIBIT 11.4(d) hereto.

         11.5 [Reserved.]

         11.6 TAX OPINION. Liberty shall have received the opinion of Baker Botts L.L.P., dated the Closing Date, to the effect that, for United States federal income tax purposes, the transfers to New United in exchange for stock of New United that are contemplated by this Agreement to be consummated on the Closing Date, including the direct or indirect contribution of assets by Liberty and Liberty Global to New United, when viewed as a collective whole, will be treated as transfers of property to New United pursuant to
Section 351 of the Code. In rendering such opinion, Baker Botts L.L.P. may require and rely upon (and may incorporate by reference) representations and covenants made in certificates provided by the parties hereto and upon such other documents and data as such counsel deems appropriate as a basis for such opinions.

         11.7 [Reserved.]

         11.8 [Reserved.]

         11.9 INDENTURE. No "Event of Default" within the meaning of Sections 6.1(a), 6.1(b), 6.1(e), 6.1(g) or 6.1(h) of the Indenture shall have occurred and, in the case of any such "Event of Default" within the meaning of Sections 6.1(a), 6.1(b) or 6.1(e) of the Indenture, be continuing and no "Acceleration Notice" shall have been properly given (and not rescinded) pursuant to Section 6.2 of the Indenture.

         11.10 FEE LETTER. All liabilities, obligations and commitments of any kind or nature, whether due or to become due, whether absolute, accrued, fixed or contingent or otherwise of New United under the Fee Letter shall have been terminated by the execution, delivery and performance of the instruments attached as SCHEDULE 11.10 (the "SENIOR NOTES AGREEMENTS") and no action taken in connection with such termination of New United's liabilities, obligations and commitments, contingent or otherwise, shall have resulted in or given rise to any material obligations or resulted in the loss or modification of any material benefit of, or resulted in a Lien or Restriction on, any of the assets of New United or any of its Subsidiaries (the "FEE LETTER CONDITION").

         11.11 [Reserved.]

         11.12 [Reserved.]


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         11.13  [Reserved.]


                                   ARTICLE XII

                    CONDITIONS PRECEDENT TO THE OBLIGATION OF
                              THE FOUNDERS TO CLOSE

                  The obligation of each of the Founders to consummate the transactions contemplated by this Agreement and the other Transaction Documents is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by such
Founder:

         12.1 REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING DATE. The representations and warranties of the Liberty Parties set forth in Sections 4.1, 4.2, 4.5, 4.7, 4.10 and 4.11 of this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         12.2 COMPLIANCE WITH THIS AGREEMENT. The Liberty Parties shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement and the other Transaction Documents that are required to be performed or complied with by them on or prior to the Closing Date.

         12.3 CERTIFICATES. Each Liberty Party shall have delivered to Founders a certificate, dated the Closing Date and signed by an appropriate and duly authorized officer or representative of such Liberty Party, certifying that the conditions specified in Sections 12.1 and 12.2 have been fulfilled.

         12.4   [Reserved.]


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         12.5   TAX OPINION. The Founders shall have received the opinion of
Andersen LLP, dated the Closing Date, to the effect that, for United States federal income tax purposes, (i) the formation and merger of each Founder Newco with and into New United, and the merger of United/New United Merger Sub with and into United should be disregarded, and the acquisitions contemplated by this Agreement, including the direct or indirect contribution of assets by Liberty and Liberty Global to New United, when viewed as a collective whole, will be treated as a transfer by the various parties hereto of property to New United pursuant to Section 351 of the Code, and (ii) no gain or loss will be recognized by the stockholders of United upon the receipt of stock in New United upon the merger of the Founder Newcos with and into New United or the merger of United/New United Merger Sub with and into United. In rendering such opinion, Andersen LLP may require and rely upon (and may incorporate by reference) representations and covenants made in certificates provided by the parties hereto and upon such other documents and data as Andersen LLP deems appropriate as a basis for such opinions.

                                  ARTICLE XIII

                                   TAX MATTERS

         13.1   [Reserved.]

         13.2   [Reserved.]

         13.3   [Reserved.]

         13.4 TRANSFER TAXES. All sales, use, transfer, stamp, value added, duty, excise, stock transfer, real property transfer, real property recording, real property gains and other similar taxes and fees arising out of or in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be paid by New United.

         13.5   [Reserved.]

         13.6   [Reserved.]

         13.7   [Reserved.]

         13.8   [Reserved.]

         13.9 RESTRUCTURING TRANSACTION INDEMNITY. If on or before the Closing Date, UPC or Belmarken Holding B.V. refinances, restructures, reorganizes, or engages in any similar transaction (a "RESTRUCTURING TRANSACTION") with respect to or affecting any of the Liberty UPC Bonds or the Belmarken Notes, and such Restructuring Transaction causes Liberty or any of its Affiliates, successors or assigns to recognize income or gain or otherwise incur any Tax, then New United shall indemnify and hold harmless Liberty and its Affiliates, successors and assigns, on an After-Tax Basis, from and against the amount of any Adjustments that arise from such Restructuring Transaction. New United shall pay such amounts within ten calendar days after the later of (1) the filing of any Tax Return which includes such income or gain recognized, or which is otherwise filed with respect to any Tax incurred, by Liberty, or any of its Affiliates,


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successors or assigns in connection with such Restructuring Transaction, and
(2) the date New United receives notice from Liberty demanding payment of such indemnity, and to the extent not paid within such ten-day period, the amount due shall thereafter include interest thereon at a rate per annum equal to the prime rate as publicly announced from time to time by The Bank of New York, adjusted as and when changes to such rate shall occur, compounded semi-annually. New United shall pay such indemnification amount, at its election, either (a) in cash or (b) in shares of New United Class C Stock equal to the quotient of (x) the amount of such indemnification payment, divided by (y) US $5.00 (subject to adjustment in the same manner as set forth in Section 2.4).

         13.10 TREATMENT OF INDEMNITY PAYMENTS. To the extent permitted by law, the parties agree to treat indemnity payments under this Article XIII as adjustments to the consideration paid for the assets being contributed by Liberty and Liberty Global pursuant to this Agreement.

         13.11  SURVIVAL. The covenants and agreements set forth in this
Article XIII and in Section 7.6 shall survive until the expiration of the statutes of limitations applicable to liability to the relevant taxing authority for payment of the Tax.

                                   ARTICLE XIV

                              CLOSING; CLOSING DATE

         14.1 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by Sections 2.2, 2.3 and 2.5 (the "CLOSING") shall take place at the executive offices of Liberty in Englewood, Colorado, or at such other place as the parties may agree, beginning at 10:00 a.m., local time, on a Business Day selected by the parties that is on or prior to the fifth Business Day following the day on which the last of the conditions to the Closing set forth in Articles VIII, IX, X, XI and XII is satisfied or waived, or on such later date as may be agreed to by the parties.

         14.2   CLOSING DELIVERIES.  At the Closing:

                (a) each Founder shall deliver or cause to be delivered:

                           (i) to New United, such documents or instruments as may be necessary or that New United may reasonably request in order to effect the merger of each of the Founder Newcos into New United, in accordance with the Founder Newco Merger Agreements and this Agreement, including (if applicable) (A) delivery of certificates representing all of the issued and outstanding limited liability company membership interests of the applicable Founder Newco for cancellation against delivery of the applicable Founder Consideration Shares and (B) evidence of the full and unconditional release of any Liens and Restrictions on the shares of United Common Stock held by each of the Founder Newcos, as set forth in Section 2.2(b);


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                           (ii)     to Liberty, Liberty Global, New United and
                                    each other Founder, duly executed
                                    counterparts of the Stockholders Agreement;

                           (iii) to New United and each other Founder, duly executed counterparts of the Voting Agreement; and

                           (iv) if such Founder is a Series E Holder, (A) to United, the stock certificate or stock certificates representing all shares of United Series E Preferred Stock held by such Series E Holder for cancellation against delivery of the appropriate number of shares of Surviving Entity Class A Stock, as contemplated by the United/New United Merger Agreement, and (B) to New United and each other Series E Holder, duly executed counterparts of the Exchange Agreement.

                (b) Liberty Global shall deliver or cause to be delivered:

                           (i) to New United, the stock certificate or stock certificates representing the Liberty Global Shares, all duly endorsed in blank or with separate notarized stock powers attached thereto duly executed in blank and otherwise in proper form for transfer with all necessary documentary or transfer tax stamps affixed;

                           (ii) to New United, Liberty and each Founder, duly executed counterparts of the Stockholders Agreement;

                           (iii) to New United and Liberty, duly executed counterparts of the Standstill Agreement and the Registration Rights Agreement; and

                           (iv) to New United and Liberty, duly executed counterparts of the New United Covenant Agreement.

                (c) Schneider shall deliver to New United a stock certificate representing one share of United Class A Stock, duly endorsed in blank or with a separate notarized stock power attached thereto duly executed in blank and otherwise in proper form for transfer with all necessary documents or transfer tax stamps affixed.

                (d) Liberty shall deliver or cause to be delivered:

                           (i) to New United, (A) the Belmarken Notes or the proceeds thereof, in each case in proper form for transfer, (B) appropriate instruments, duly executed by Liberty Sub, assigning all of Liberty Sub's rights and obligations under the Belmarken Loan Agreements, (C) payment of the Cash Contribution, (D) the Note Shares and (E) the Liberty UPC Bonds and/or the Restructuring Proceeds, in each case in proper form for transfer;


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                           (ii)     to New United and LMI, duly executed
                                    counterparts of the No Waiver Agreement;

                           (iii)    [Reserved.]

                           (iv) to New United, Liberty Global and each Founder, duly executed counterparts of the Stockholders' Agreement;

                           (v) to New United and Liberty Global, duly executed counterparts of the Standstill Agreement and the Registration Rights Agreement;

                           (vi) to United and Liberty Global, duly executed counterparts of the United/Liberty Agreement;

                           (vii) to Liberty Global and New United, duly executed counterparts of the New United Covenant Agreement; and

                           (viii) if the Note Repayment Amount or any portion thereof is being paid at the Closing, to UIPI, (A) payment of the Note Repayment Amount or portion thereof by delivery of cash, Liberty 2009 Notes or a combination thereof, or such other form of consideration provided for in the Notes Tender Letter Agreement or as may be acceptable to United, as provided in Section 2.3 and (B) if applicable, a duly executed counterpart of the Liberty 2009 Notes Registration Rights Agreement.

                (e) New United shall deliver or cause to be delivered:

                           (i) to Liberty Global or the appropriate Contributing Party or Contributing Parties, newly issued stock certificates representing the Liberty Global Consideration Shares;

                           (ii)     to each Founder, newly issued stock
                                    certificates representing the Founder
                                    Consideration Shares to be issued to such Founder pursuant to Section 2.2(b), registered in the name of such Founder;

                           (iii) to Liberty or the appropriate Contributing Party or Contributing Parties, newly issued stock certificates representing the Liberty Consideration Shares and the Liberty Contribution Shares;

                           (iv) to Liberty, appropriate instruments, duly executed by New United, assuming all of Liberty Sub's obligations under the Belmarken Loan Agreements;

                           (v)      to Liberty and LMI, duly executed
                                    counterparts of the No Waiver Agreement;


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                           (vi)     to Liberty Global, Liberty and each Founder,
                                    duly executed counterparts of the
                                    Stockholders Agreement;

                           (vii) to each Founder, duly executed counterparts of the Voting Agreement;

                           (viii) to Liberty Global and Liberty, duly executed counterparts of the Standstill Agreement and the Registration Rights Agreement;

                           (ix) to United, duly executed counterparts of the Certificate of Merger;

                           (x) to each Series E Holder, duly executed counterparts of the Exchange Agreement; and

                           (xi) to Liberty and Liberty Global, duly executed counterparts of the New United Covenant Agreement.

                (f) United shall deliver or cause to be delivered:

                           (i) to New United, duly executed counterparts of the Certificate of Merger;

                           (ii) if, at the Closing, the Note Repayment Amount or any portion thereof is being paid or the $310,000,000 Notes or any portion thereof are being assumed by New United, to Liberty, (A) if applicable, the $310,000,000 Notes for cancellation against payment of the Note Repayment Amount as provided in
                                    Section 2.3, (B) if applicable, a
                                    counterpart of the Liberty 2009 Notes
                                    Registration Rights Agreement, duly executed by UIPI and United and (C) an appropriate instrument, duly executed by United and by each of its Controlled Affiliates that is a beneficiary of the Liberty Guaranty, irrevocably releasing Liberty from all of its obligations under the Liberty Guaranty; and

                           (iii) to Liberty and Liberty Global, duly executed counterparts of the United/Liberty Agreement; and

                           (iv) to each Series E Holder, newly issued stock certificates representing the shares of Surviving Entity Class A Stock to be issued to such Series E Holder, as contemplated by the United/New United Merger Agreement, registered in the name of such Series E Holder.

                (g) LMI shall deliver or cause to be delivered to New United and Liberty, duly executed counterparts of the No Waiver Agreement.

                (h) Each of the parties shall also deliver or cause to be delivered the certificates, opinions and other documents required by Articles VIII, IX, X, XI and XII.


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

                  (i) All shares of New United Class C Stock required to be delivered to a Liberty Party shall be represented by newly issued stock certificates registered in the name of the applicable Liberty Party or, at its direction, an Affiliate thereof. All payments of cash to be made to a party or an Affiliate thereof shall be made by wire transfer of immediately available funds to an account or accounts at a domestic bank identified by the applicable party by written notice to the party making or causing to be made such payment at least three Business Days prior to the applicable Closing.


                                   ARTICLE XV

                     SURVIVAL OF REPRESENTATIONS, WARRANTIES
                         AND COVENANTS; INDEMNIFICATION

         15.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties contained in this Agreement shall survive the execution and delivery hereof and the Closing hereunder, and, except as otherwise specifically provided in this Agreement, shall thereafter terminate and expire on the first anniversary of the Closing Date; provided, however, that the representations and warranties set forth in Sections 4.2 (fourth and fifth sentences only), 4.3, 4.4, 4.5, 4.7, 4.11, 5.3(c), 5.4, 5.7,
6.1(c)(ii), 6.1(d), 6.1(e), 6.1(f)(i) (second, third and fourth sentences only), 6.1(f)(iv), 6.1(g)(iii), 6.1(j), 6.1(k) (last sentence only), 6.1(o),
6.2(b)(i) (eighth sentence only), 6.2(c)(ii), 6.2(d), 6.2(e), 6.2(g)(iii),
6.2.(j), and 6.2(k) shall survive until the expiration of the applicable statute of limitations. The covenants and agreements made by each party in this Agreement and the other Transaction Documents will survive the Closing without limitation (except pursuant to their terms). Any representation, warranty or covenant that is the subject of a claim or dispute asserted in writing prior to the expiration of the applicable of the above-stated periods shall survive with respect to such claim or dispute until the final resolution thereof.

         15.2 INDEMNIFICATION BY LIBERTY PARTY. Subject to written notice of such claim for indemnification being given to the applicable Liberty Party within the appropriate survival period referred to in Section 15.1, such Liberty Party, severally and not jointly, hereby agrees to indemnify and hold New United and its directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "LIBERTY MEDIA INDEMNIFIED PARTIES") harmless from and against any and all losses, liabilities, damages, deficiencies, and obligations ("LOSSES") resulting from, based upon, arising out of or otherwise in respect of, and all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including amounts reasonably paid in settlement and reasonable legal, accounting, experts and other fees, costs and expenses) ("CLAIMS") incident or relating to or resulting from, (a) any inaccuracy in or any breach of any representation or warranty of such Liberty Party contained in this Agreement or in any certificate delivered by or on behalf of such Liberty Party pursuant to this Agreement, (b) any nonperformance or breach of any covenant or agreement of such Liberty Party contained in this Agreement or (c) any Claim brought by a third party against a Liberty Media Indemnified Party in respect of any untrue statement of a material fact in the Proxy Statement or Registration Statement, or omission to state any material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading to the extent that such untrue statement or omission was


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based upon information provided by or on behalf of such Liberty Party in writing expressly for purposes of inclusion in the Proxy Statement or Registration Statement.

         15.3 INDEMNIFICATION BY FOUNDERS. Subject to written notice of such claim for indemnification being given to the applicable Founder within the appropriate survival period referred to in Section 15.1, such Founder, severally and not jointly, hereby agrees to indemnify and hold New United and its directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "FOUNDER INDEMNIFIED PARTIES") harmless from and against any and all Losses resulting from, based upon, arising out of or otherwise in respect of, and all Claims incident or relating to or resulting from (a) any inaccuracy in or any breach of any representation or warranty of such Founder contained in this Agreement or in any certificate delivered by or on behalf of such Founder or its Founder Newco pursuant to this Agreement or the applicable Founder Newco Merger Agreement, (b) any nonperformance or breach of any covenant or agreement of such Founder contained in this Agreement, and (c) any Claim brought by a third party against a Founder Indemnified Party in respect of any untrue statement of a material fact in the Proxy Statement or Registration Statement, or omission to state any material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading to the extent that such untrue statement or omission was based upon information provided by or on behalf of such Founder in writing expressly for purposes of inclusion in the Proxy Statement or Registration Statement.

         15.4 INDEMNIFICATION BY NEW UNITED AND UNITED. Subject to written notice of such claim for indemnification being given to New United within the appropriate survival period referred to in Section 15.1, New United hereby agrees to indemnify and hold each Liberty Party and their respective directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "NEW UNITED INDEMNIFIED PARTIES") harmless from and against any and all Losses resulting from, based upon, arising out of or otherwise in respect of, and all Claims incident or relating to or resulting from (a) any inaccuracy in or any breach of any representation or warranty of United or New United contained in this Agreement or in any certificate delivered by or on behalf of United or New United pursuant to this Agreement,
(b) any nonperformance or breach of any covenant or agreement of United or New United contained in this Agreement or any other Transaction Document, (c) any Claim brought by a third party against a New United Indemnified Party in respect of any untrue statement of a material fact in the Proxy Statement or Registration Statement, or omission to state any material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such untrue statement or omission was based upon information provided by or on behalf of a Liberty Party in writing expressly for purposes of inclusion in the Proxy Statement or Registration Statement, and (d) all obligations and liabilities of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether arising before, on or after the Closing Date arising out of or relating to the Belmarken Loan Agreements or any Restructuring Transaction, other than to the extent such obligation or liability arises out of a breach of a representation, warranty, covenant or agreement of the Liberty Parties contained in this Agreement. Subject to written notice of such claim for indemnification being given to United within the appropriate survival period referred to in Section 15.1, United hereby agrees to indemnify and hold New United and its directors, officers, employees, Controlled Affiliates, agents, successors and assigns (collectively, the "UNITED INDEMNIFIED PARTIES") harmless from and against any and all Losses


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resulting from, based upon, arising out of or otherwise in respect of, and all Claims incident or relating to or resulting from (a) any inaccuracy in or any breach of any representation or warranty of United contained in this Agreement or in any certificate delivered by or on behalf of United pursuant to this Agreement, (b) any nonperformance or breach of any covenant or agreement of United contained in this Agreement or any other Transaction Document and (c) any Claim brought by a third party against a United Indemnified Party in respect of any untrue statement of a material fact in the Proxy Statement or Registration Statement, or omission to state any material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such untrue statement or omission was based upon information provided by or on behalf of a Liberty Party in writing expressly for purposes of inclusion in the Proxy Statement or Registration Statement.

         15.5   DEFENSE OF ACTION.

                (a) Any Person seeking indemnification under Section 15.2,
15.3 or 15.4 (the "INDEMNIFIED PARTY") with respect to any third party claim, investigation, action, suit or proceeding (collectively, an "ACTION") shall promptly give notice of such Action to the party from which such indemnification is sought (the "INDEMNIFYING PARTY"). The Indemnified Party's failure to so notify the Indemnifying Party of any Action shall not release the Indemnifying Party, in whole or in part, from its obligations to indemnify under this Article, except to the extent that the Indemnified Party's failure to so notify actually prejudices the Indemnifying Party's ability to defend against such Action. The Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, shall (i) deliver a written confirmation to such Indemnified Party that the indemnification provisions of Section 15.2, 15.3 or 15.4 (as the case may be) are applicable to such Action and that, subject to the remaining provisions of this Article XV, the Indemnifying Party will indemnify such Indemnified Party in respect of such Action pursuant to the terms of Section 15.2, 15.3 or 15.4 (as the case may be), (ii) notify such Indemnified Party in writing of the Indemnifying Party's intention to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Action.

                (b) The Indemnified Party and the Indemnifying Party shall cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance herewith in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Party unless (i) the Indemnifying Party has specifically agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party or that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Action (in either of which cases the Indemnifying Party shall not have the right to direct the defense, compromise or settlement of


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such Action on behalf of the Indemnified Party), and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Party, it being understood and agreed, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party together with its Affiliates, unless there shall be a conflict of interest between the Indemnified Party and an Affiliate thereof, in which case the Indemnifying Party shall not be liable for the fees and expenses of more than an aggregate of two separate firms of attorneys at any time for the Indemnified Party and its Affiliates. No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any such Action for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, unless the Indemnifying Party shall have failed, after reasonable notice thereof, to undertake control of such Action in the manner provided above in this Section 15.5. The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise or consent to entry of any judgment with respect to any such Action (x) in which any relief other than the payment of money damages is or may be sought against any Indemnified Party, or (y) that does not include as an unconditional term thereof the giving by the claimant, party conducting such investigation, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such Action.

                (c) If the indemnification provisions contained in this
Article XV and the indemnification provisions contained in Article XIII are both applicable with respect to any particular matter, then the indemnification provisions contained in Article XIII shall be controlling and shall apply for all purposes as to such matter.

         15.6 LIMITATIONS ON INDEMNIFICATION FOR BREACH OF REPRESENTATIONS AND WARRANTIES. No indemnification by a Liberty Party or New United under
Section 15.2 or 15.4 hereof in respect of an inaccuracy in or breach of any representation or warranty in this Agreement or in any certificate delivered pursuant hereto (other than, in each case, the Basket Exceptions, as defined below), shall be due and payable (a) in respect of any individual claim unless such claim equals or exceeds US $1,000,000, and (b) unless the aggregate amount of such claims equal to or in excess of US $1,000,000 exceeds US $150,000,000 (the "BASKET AMOUNT"), whereupon the applicable
Liberty Party or New United, as the case may be, shall be obligated to pay only the excess of the aggregate amount of such claims for indemnification over the Basket Amount. The indemnification obligations under Sections 15.2 and 15.4 in respect of an inaccuracy in or breach of any of the following representations or warranties (collectively, the "BASKET EXCEPTIONS") will not be subject to the limitations of the preceding sentence: the representations and warranties in Sections 4.3, 6.1(d) and 6.2(d) ("Brokers' and Finders' Fees"); the representations and warranties in Sections 4.5 ("Ownership of United Class B Stock"); the representations and warranties in Sections 4.2 (fifth sentence only and only as such sentence relates to (1) the certificates or articles of incorporation and bylaws of the Liberty
Parties and (2) Delaware Law), 6.1(c)(ii) (second sentence only and only as such sentence relates to (1) the certificate of incorporation and bylaws of United, (2) Delaware law and (3) any Contract evidencing or securing any outstanding indebtedness of United or any of its Subsidiaries or pursuant to which any such outstanding indebtedness was incurred) and 6.2(c)(ii) ("Consents and No Conflicts"); the representations and warranties in Sections 4.4, 6.1(e) and 6.2(e) ("Legal Proceedings"); the representations and warranties in Sections 6.1(k) ("Contracts and Commitments") (last sentence only) and 6.2(j) ("Contracts; No Breach"); the representations and warranties in
Section 6.1(f)(iv) ("United


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A/P"); the representations and warranties in Sections 6.1(o) and 6.2(k)
("Section 203 and Similar Laws"); the representations and warranties in the eighth sentence of Section 6.2(b)(i), that the shares of New United stock to be issued pursuant to this Agreement and the other Transaction Documents have been duly authorized and when issued will be validly issued, fully paid, nonassessable and free of preemptive rights and Liens and Restrictions; the representations and warranties in Section 6.1(j)(ix) ("Taxes"); the representations and warranties in Section 4.7 ("Belmarken Notes"); the representations and warranties in Section 4.11 ("Liberty UPC Bonds"); and the representations and warranties in Sections 6.2(g)(iii) with respect to the absence of New United liabilities. In the event of any inaccuracy in or any breach of any representation or warranty in this Agreement or in any certificate delivered pursuant hereto, if such representation or warranty contains a materiality qualifier (including without limitation a reference to a Material Adverse Effect, a Material Adverse Change, a Liberty Material Adverse Effect, a New United Material Adverse Effect or a United Material Adverse Effect) then such materiality qualifier shall be considered for purposes of determining whether there has been any inaccuracy or breach subject to indemnification under this Article XV, but such materiality qualifier shall not be considered for purposes of determining whether any claim pursuant to this Article XV equals or exceeds the monetary thresholds set forth in clauses (a) and (b) above.

         15.7 INSURANCE PROCEEDS. The amount that any party may be required to pay to another party pursuant to this Article XV shall be reduced (retroactively, if necessary) by any insurance proceeds or refunds actually recovered by or on behalf of the applicable Indemnified Party in reduction of the related Losses and Claims. If an Indemnified Party shall have received the payment required by this Article XV from the Indemnifying Party in respect of Losses and Claims and shall subsequently receive insurance proceeds in respect of such Losses and Claims, then the Indemnified Party shall promptly repay to the Indemnifying Party a sum equal to the amount of such insurance proceeds or refunds actually received, net of costs and expenses, but not exceeding the amount paid by the Indemnifying Party in respect of such Losses and Claims.

         15.8 EXCLUSIVE MONETARY REMEDY; NO CONSEQUENTIAL DAMAGES. The parties hereto hereby acknowledge and agree that their sole and exclusive remedy for monetary damages with respect to any and all claims relating to the subject matter of this Agreement (except damages resulting from the commission of fraud with respect to the subject matter of this Agreement) shall be pursuant to the indemnification provisions set forth in Articles XIII and XV; provided, however, that nothing in this Section 15.8 shall limit in any way the availability of specific performance, injunctive relief or other equitable remedies to which a party may otherwise be entitled. In no event shall any party hereto be liable to another party hereto for such other party's lost profits, lost revenues or other indirect or consequential damages.

                                   ARTICLE XVI

                            TERMINATION OF AGREEMENT

         16.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby and by the other Transaction Documents abandoned at any time prior to the Closing (i) by the mutual written consent of United and Liberty, (ii) by Liberty if United shall not have obtained the Exchange Ratio Fairness Opinion and the Indenture Fairness Opinion on or before January 15, 2002, or (iii) by either United or Liberty by giving written notice of

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termination to the other if the Closing shall not have occurred on or before
February 28, 2002; provided, however, that (A) if the United Stockholders Meeting has not been held on or before February 28, 2002, but (1) the United Stockholders Meeting is scheduled to occur on or before March 29, 2002 and
(2) the Proxy Statement was mailed to United's Stockholders on or before February 14, 2002, then such date shall be extended to March 29, 2002, (B) if the Closing has not occurred solely because a "Default" or "Event of Default" within the meaning of the Indenture shall have occurred and be continuing (other than any "Event of Default" within the meaning of Sections 6.1(a), 6.1(b), 6.1(e), 6.1(g) or 6.1(h) of the Indenture) and, as a result of the continuance of such "Default" or "Event of Default," the condition to closing set forth in Section 11.1 (insofar as it relates to Section 6.1(c)(ii)(z)) shall not have been satisfied, such "Default" or "Event of Default" is of a type that is amenable to cure without violation of the terms of this Agreement and United is, and has been since becoming aware of such "Default" or "Event of Default," vigorously pursuing the cure of such "Default" or "Event of Default," such date shall be extended once to the earliest of (1) April 13, 2002 and (2) 14 days from the date that, but for the occurrence or continuance of such "Default" or "Event of Default," all of the conditions to Closing (except for the delivery of consideration, instruments, certificates and opinions to be delivered at the Closing) were or could have been satisfied, and (C) if the Closing shall not have occurred on or before February 28, 2002 solely because an "Acceleration Notice" has been given (and not rescinded) pursuant to Section 6.2 of the Indenture, and as a result the condition to Closing set forth in Section 11.9 has not been satisfied, but United is vigorously contesting such Acceleration Notice in an appropriate legal forum in good faith, then such date shall be extended to the earliest of (1) April 29, 2002, (2) such date that United is no longer vigorously contesting such Acceleration Notice in an appropriate legal forum in good faith and (3) such date that such Acceleration Notice is rescinded; provided further, however, that the right to terminate this Agreement under clause
(iii) shall not be available to United, on the one hand, or Liberty, on the other hand, if the failure of the Closing to occur prior to such date was a result of, in the case of United, any breach by United or any of its Affiliates or, in the case of Liberty, any breach by any Liberty Party or any of its Affiliates, of any of the representations, warranties, covenants or agreements of such Person contained herein or in the other Transaction Documents.

         16.2 LIMITATION OF LIABILITIES IN THE EVENT OF TERMINATION. In the event of any termination of this Agreement pursuant to Section 16.1, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of any of the parties hereto or their respective Affiliates, officers or directors by reason hereof except (i) that the provisions of Sections 2.3(a)(i) (proviso only), 7.14(b), 7.14(c), 7.14(d), this Section 16.2, Section 16.3 and Article XVII shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party hereto from liability for any breach by it or any of its Affiliates of any of its or their representations, warranties, covenants or agreements made herein or in the other Transaction Documents.

         16.3 STOCKHOLDER ARRANGEMENTS. In the event of any termination of this Agreement pursuant to Section 16.1, Liberty, United and the Founders will in good faith negotiate agreements providing for stockholder and standstill obligations and containing terms substantially similar to those provided for in the forms of Stockholders Agreement and Standstill Agreement included as exhibits to this Agreement, PROVIDED THAT (a) the "Maximum Percentage" or similar provision in such agreements shall be computed in a manner consistent with the methodology set forth in Section 7.23(c) hereof,
(b) the Note Shares and any shares of United

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Class A Stock acquired by Liberty and its Controlled Affiliates in reliance on clause (a)(iii) of the definition of "Maximum Percentage" shall not, pursuant to such agreements, be exchangeable into shares of United Class B Stock as provided in Section 10(a) of the Stockholders Agreement.

                                  ARTICLE XVII

                                  MISCELLANEOUS

         17.1 EXPENSES. Except as set forth specifically herein, each party hereto shall pay its own expenses (including fees and expenses of legal counsel, investment bankers, brokers or other representatives or consultants) in connection with the transactions contemplated hereby (whether or not such transactions are consummated). United shall pay, or cause to be paid, (a) all filing fees in connection with any filings under the HSR Act required to be made by Schneider or by Liberty Media or any of its subsidiaries and (b) all filing fees and other costs and expenses of any kind whatsoever (including fees and expenses of counsel) in connection with obtaining or making any consents, approvals or waivers of, notices to or filings with any third parties or Governmental Authorities that are required to be obtained or made as a result of the Closing occurring on any date after November 30, 2001. In the event of any proceeding to enforce this Agreement, the prevailing party shall be entitled to receive from the losing party all reasonable costs and expenses, including the reasonable fees of attorneys, accountants and other experts, incurred by the prevailing party in investigating and prosecuting (or defending) such action at trial or upon any appeal.

         17.2 ENTIRE AGREEMENT; RELEASE. This Agreement (together with the Schedules and Exhibits annexed hereto) and the other Transaction Documents contain, and are intended as, a complete statement of all of the terms of the agreements among the parties and their respective Affiliates with respect to the matters provided for herein and therein, and, whether or not the Closing occurs, supersede and discharge any previous agreements and understandings between the parties with respect to those matters, including the Original Agreement (except for the Disclosure Schedules provided pursuant thereto), the Letter Agreement and the August 1999 Agreement; provided, however, that
(1) the Founders' Agreement, dated as of September 30, 1999, among certain of the Founders shall survive the execution of the Original Agreement and the execution of this Agreement in accordance with its terms with respect to the Founders that are party thereto, (2) the Notes Tender Letter Agreement shall survive the execution hereof in accordance with its terms, and (3) the letter agreement, dated September 18, 2000, between United and Liberty Media (the "SEPTEMBER 18 LETTER AGREEMENT") shall survive the execution hereof in accordance with its terms, except that (i) references therein to the "June 2000 Agreement" shall be deemed to refer to the Letter Agreement and the reference in the third paragraph thereof to the "Sum of the Parts" method set forth in paragraph 5 of Exhibit A to the "June 2000 Agreement" shall instead be deemed to refer to the Sum-of-the-Parts method described in paragraph 5 of the Letter Agreement, and (ii) the September 18 Letter Agreement shall terminate immediately upon the occurrence of the Closing. Each of United, on the one hand, and Liberty and LMI, on the other hand, furthermore, hereby releases and forever discharges each other party and their respective Affiliates of and from any and all claims, causes of action and liabilities of any kind whatsoever, now existing or hereafter arising, whether known or unknown, that arise out of or in any way relate to the Letter Agreement, its inducement, its

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negotiation, the negotiation of definitive documents to consummate the transactions contemplated by it or its alleged non-performance, including, without limitation, claims for fraud, misrepresentation, non-disclosure, promissory estoppel, equitable estoppel, breach of express contract, breach of implied contract or breach of the covenant of good faith and fair dealing.

         17.3 GOVERNING LAW; WAIVER OF JURY TRIAL, ETC. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applied to contracts made and wholly performed in such State, without regard to principles governing conflicts of law, except to the extent that the United/New United Merger and the Founder Newco Mergers are necessarily governed by the laws of the State of Delaware. Each of the parties (a) will submit itself to the non-exclusive jurisdiction of any federal court located in the State of Colorado or any Colorado state court having subject matter jurisdiction in the event any dispute arises out of this Agreement, (b) agrees that venue will be proper as to any proceeding brought in any such court with respect to such a dispute, (c) will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (d) WAIVES ANY RIGHT TO A TRIAL BY JURY in any proceeding brought with respect to this Agreement or the transactions contemplated hereby.

         17.4 HEADINGS. The table of contents and article and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

         17.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally, telecopied (if receipt of which is confirmed by the person to whom sent), sent by nationally recognized overnight delivery service or mailed by registered or certified mail (if return receipt is requested) to the parties at the following addresses (or to such other Person or address for a party as shall be specified by such party by like notice) (notice shall be deemed given upon receipt, if delivered personally, by overnight delivery service or by telecopy, or on the third Business Day following mailing, if mailed, except that notice of a change of address shall not be deemed given until actually received):

                  (a) If to any Liberty Party, to it at:

                           12300 Liberty Boulevard
                           Englewood, Colorado  80112
                           Attention:  Elizabeth M. Markowski
                           Telephone: (720) 875-6209
                           Telecopier: (720) 875-5858

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                           with copies to:

                           Baker Botts L.L.P.
                           599 Lexington Avenue
                           New York, New York 10022
                           Attention:  Robert W. Murray Jr.
                           Telephone: (212) 705-5000
                           Telecopier: (212) 705-5125

                           and

                           Sherman & Howard
                           633 17th Street, Suite 3000
                           Denver, Colorado  80202
                           Attention:  Amy L. Hirter
                           Telephone: (303) 297-2900
                           Telecopier: (303) 298-0940

                  (b) If to the Founders, to:

                           Gene Schneider
                           c/o UnitedGlobalCom, Inc.
                           4643 South Ulster Street, #1300
                           Denver, Colorado 80237
                           Attention:  General Counsel
                           Telephone: (303) 770-4001
                           Telecopier: (303) 220-3117

                  (c) If to any of United, New United or United/New United
                      Merger Sub, to such party at:

                           4643 South Ulster Street, #1300
                           Denver, Colorado 80237
                           Attention:  General Counsel
                           Telephone: (303) 770-4001
                           Telecopier: (303) 220-3117

                           with a copy to:

                           Holme Roberts & Owen LLP
                           1700 Lincoln Street
                           Suite 4100
                           Denver, Colorado 80203
                           Attention:  W. Dean Salter
                           Telephone: (303) 861-7000
                           Telecopier: (303) 861-0200

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         17.6  SEPARABILITY. If at any time any of the covenants or provisions contained herein shall be deemed invalid or unenforceable by the laws of the jurisdiction wherein it is to be enforced, such covenants or provisions shall be considered divisible as to such portion and such covenants or provisions shall become and be immediately amended and reformed to include only such covenants or provisions as are enforceable by the court or other body having jurisdiction of this Agreement; and the parties agree that such covenants or provisions, as so amended and reformed, shall be valid and binding as though the invalid or unenforceable portion had not been included herein.

         17.7 AMENDMENT; WAIVER. No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the parties hereto. Any party may waive compliance by another with any of the provisions of this Agreement. No waiver of any provision hereof shall be construed as a waiver of any other provision. Any waiver must be in writing.

         17.8 PUBLICITY. Except as required by law or regulation or the requirements of The Nasdaq Stock Market or The New York Stock Exchange, no public disclosure or publicity concerning the subject matter hereof or the transactions contemplated hereby or by the other Transaction Documents will be made without the prior approval of Liberty and United.

         17.9 ASSIGNMENT AND BINDING EFFECT. Except as contemplated by Sections 2.2(f) and 7.2, none of the parties hereto may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of (i) United or, following the United/New United Merger, New United, in the case of any Liberty Party, and (ii) Liberty, in the case of any Founder, United or New United. All of the terms and provisions of this Agreement shall be binding on, and shall inure to the benefit of, the respective successors and permitted assigns of the parties.

         17.10 NO BENEFIT TO OTHERS. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, their respective Affiliates, and the respective successors and assigns of the parties hereto and their respective Affiliates, and they shall not be construed as conferring and are not intended to confer any rights on any other Persons.

         17.11 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         17.12 INTERPRETATION. As used herein, except as otherwise indicated herein or as the context may otherwise require, the words "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; the words "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement, including the Exhibits, Disclosure Schedules and other Schedules hereto, and not to any particular article, section or other subdivision hereof or Exhibit, Disclosure Schedule or Schedule hereto; the phrase "made available" means that the information referred to has been made available if requested by the party hereto to whom such information is to be made available; any pronoun shall include the corresponding masculine, feminine and neuter forms;

the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to any statute or regulation are to it as amended and supplemented from time to time, and to any corresponding provisions of successor statutes or regulations; references to "Article," "Section" or another subdivision or to an "Exhibit" or "Schedule" are to an article, section or subdivision hereof or an "Exhibit" or " Schedule" hereto; all references to a "Disclosure Schedule" shall be deemed to refer to the relevant Disclosure Schedule provided pursuant to the Original Agreement; and all references to "the date hereof," "the date of this Agreement" or similar terms (but excluding (1) such references as otherwise described in Articles IV, V and VI, and (2) references to the date of execution hereof) refer to the date first above written, notwithstanding that the parties may have executed this Agreement on a later date. In this Agreement, except as otherwise specifically provided, any reference to any event, change, condition or effect being "material" with respect to any Person or group of Persons means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of such Person or group of Persons. In this Agreement, any reference to a "Material Adverse Change" or "Material Adverse Effect" with respect to any Person or group of Persons means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of such Person and its Subsidiaries, taken as a whole, except to the extent that such change, event or effect is attributable to or results from (i) changes affecting the securities or capital markets or economic conditions generally in the country or countries in which such Person or group of Persons conduct their businesses, (ii) changes affecting the industries in which such Person or group of Persons operate generally (as opposed to changes affecting any such Person or group of Persons specifically or predominantly), (iii) the effect of the public announcement of this Agreement or the pendency of the transactions contemplated hereby and by the other Transaction Documents, or (iv) changes in GAAP. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due inquiry of officers, directors and other key employees of such party reasonably believed to have knowledge of such matters. Any reference herein to a "day" or number of "days" (without the explicit qualification of "Business") shall be deemed to refer to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next succeeding Business Day.

         17.13 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         UNITEDGLOBALCOM, INC.


                                         By:      /s/ MICHAEL T. FRIES
                                            ------------------------------------
                                                  Michael T. Fries
                                                  President


                                         NEW UNITEDGLOBALCOM, INC.


                                         By:      /s/ MICHAEL T. FRIES
                                            ------------------------------------
                                                  Michael T. Fries
                                                  President


                                         UNITED/NEW UNITED MERGER SUB, INC.


                                         By:      /s/ MICHAEL T. FRIES
                                            ------------------------------------
                                                  Michael T. Fries
                                                  President

                                          LIBERTY MEDIA CORPORATION


                                          By:      /s/ ELIZABETH  M. MARKOWSKI
                                             -----------------------------------
                                                   Elizabeth M. Markowski
                                                   Senior Vice President



                                          LIBERTY MEDIA INTERNATIONAL, INC.


                                          By:      /s/ ELIZABETH  M. MARKOWSKI
                                             -----------------------------------
                                                   Elizabeth M. Markowski
                                                   Senior Vice President



                                          LIBERTY GLOBAL, INC.


                                          By:      /s/ ELIZABETH  M. MARKOWSKI
                                             -----------------------------------
                                                   Elizabeth M. Markowski
                                                   Senior Vice President

                               FOUNDERS:



                               /s/ GENE W. SCHNEIDER
                               -------------------------------------------------
                               GENE W. SCHNEIDER



                               G. SCHNEIDER HOLDINGS, CO.


                               By:      /s/ GENE W. SCHNEIDER
                                        ----------------------------------------
                                        Gene W. Schneider
                                        General Partner



                               THE GENE W. SCHNEIDER FAMILY TRUST


                               By:      /s/ GENE W. SCHNEIDER
                                        ----------------------------------------
                                        Tina M. Schneider Wildes, Trustee
                                        By Gene W. Schneider, Attorney-in-Fact


                               By:      /s/ GENE W. SCHNEIDER
                                        ----------------------------------------
                                        Carla G. Shankle, Trustee
                                        By Gene W. Schneider, Attorney-in-Fact


                               By:      /s/ GENE W. SCHNEIDER
                                        ----------------------------------------
                                        W. Dean Salter, Trustee
                                        By Gene W. Schneider, Attorney-in-Fact

                               THE MLS FAMILY PARTNERSHIP LLLP

                               By:      THE NICOLE SCHNEIDER TRUST
                                        General Partner


                               By:      /s/ GENE W. SCHNEIDER
                                        ----------------------------------------
                                        Gene W. Schneider
                                        Trustee


                               By:      /s/ GENE W. SCHNEIDER
                                        ----------------------------------------
                                        John F. Riordan, Trustee
                                        By Gene W. Schneider, Attorney-in-Fact



                               /s/ MARK L. SCHNEIDER
                               -------------------------------------------------
                               MARK L. SCHNEIDER

                               ROCHELLE LIMITED PARTNERSHIP

                               By:      CURTIS ROCHELLE TRUST
                                        General Partner


                               By:      /s/ CURTIS W. ROCHELLE
                                        ----------------------------------------
                                        Curtis W. Rochelle
                                        Trustee


                               MARIAN H. ROCHELLE REVOCABLE TRUST


                               By:      /s/ CURTIS W. ROCHELLE
                                        ----------------------------------------
                                        Marian H. Rochelle, Trustee
                                        By Curtis W. Rochelle, Attorney-in-Fact



                               /s/ CURTIS W. ROCHELLE
                               -------------------------------------------------
                               CURTIS W. ROCHELLE


                               /s/ CURTIS W. ROCHELLE
                               -------------------------------------------------
                               MARIAN H. ROCHELLE
                               BY CURTIS W. ROCHELLE, ATTORNEY-IN-FACT


                               /s/ CURTIS W. ROCHELLE
                               -------------------------------------------------
                               JIM ROCHELLE
                               BY CURTIS W. ROCHELLE, ATTORNEY-IN-FACT


                               /s/ CURTIS W. ROCHELLE
                               -------------------------------------------------
                               APRIL BRIMMER KUNZ
                               BY CURTIS W. ROCHELLE, ATTORNEY-IN-FACT


                               /s/ CURTIS W. ROCHELLE
                               -------------------------------------------------
                               KATHLEEN JAURE
                               BY CURTIS W. ROCHELLE, ATTORNEY-IN-FACT

                              /s/ ALBERT M. CAROLLO
                              --------------------------------------------------
                              ALBERT M. CAROLLO



                              CAROLLO COMPANY


                              By:      /s/ ALBERT M. CAROLLO
                                       -----------------------------------------
                                       Albert M. Carollo
                                       General Partner



                              ALBERT & CAROLYN COMPANY


                              By:      /s/ ALBERT M. CAROLLO
                                       -----------------------------------------
                                       Albert M. Carollo, Jr., Trustee
                                       By Albert M. Carollo, Attorney-in-Fact



                              JAMES R. CAROLLO LIVING TRUST


                              By:      /s/ ALBERT M. CAROLLO
                                       -----------------------------------------
                                       James R. Carollo, Trustee
                                       By Albert M. Carollo, Attorney-in-Fact



                              JOHN B. CAROLLO LIVING TRUST


                              By:      /s/ ALBERT M. CAROLLO
                                       -----------------------------------------
                                       John B. Carollo, Trustee
                                       By Albert M. Carollo, Attorney-in-Fact

                               THE FRIES FAMILY PARTNERSHIP LLLP

                               By:      THE AMBER L. FRIES TRUST
                                        General Partner


                               By:      /s/ MICHAEL T. FRIES
                                        ----------------------------------------
                                        William H. Hunscher, Jr., Trustee
                                        By Michael T. Fries, Attorney-in-Fact



                               /s/ MICHAEL T. FRIES
                               -------------------------------------------------
                               MICHAEL T. FRIES

                               /s/ TINA M. WILDES
                               -------------------------------------------------
                               TINA M. WILDES










Schedules, Exhibits and Legal Opinions Omitted